UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 31, 2026
Dear Shareholder,
You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Charles River Laboratories International, Inc. to be held at 8:00 a.m. on Tuesday, May 5, 2026, at the offices of Cooley LLP located at 500 Boylston Street, Boston, MA 02116.
At the Annual Meeting, twelve (12) persons are nominated for election to our Board of Directors. We will also seek shareholder approval of the Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan. In addition, we will hold a vote on an advisory resolution on our executive compensation, and ask shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026. Our Board of Directors recommends the approval of the proposals to elect each of the twelve directors, to approve the advisory vote on our executive compensation, to authorize the new equity incentive plan, and to ratify the selection of PricewaterhouseCoopers LLP. Such other business will be transacted as may properly come before the Annual Meeting.
Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, we urge you to complete, sign, date and return the enclosed proxy card promptly or use internet voting prior to the Annual Meeting in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.
Sincerely,

James C. Foster Chair, President and Chief Executive Officer
YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR SHARES PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2026.
This Proxy Statement and our Annual Report to Shareholders are available at www.criver.com/annual2026.
In addition, our Annual Report on Form 10-K for fiscal year 2025 can be found on the same website.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to Be Held on May 5, 2026

To the Shareholders of Charles River Laboratories International, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Charles River Laboratories International, Inc., a Delaware corporation, will be held on Tuesday, May 5, 2026, at the offices of Cooley LLP located at 500 Boylston Street, Boston, MA 02116 at 8:00 a.m., for the following purposes:
1.
To elect each of the twelve (12) persons named in this Proxy Statement to our Board of Directors to hold office until the next Annual Meeting of Shareholders.

2.
To approve an advisory vote on our executive compensation.

3.
To approve the Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan.

4.
To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2026.

5.
To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.
All shareholders are cordially invited to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders and those holding proxies from shareholders.
An admission ticket and government-issued picture identification will be required to enter the Annual Meeting. Any individual arriving without an admission ticket will not be admitted to the Annual Meeting unless it can be verified that the individual is a Charles River shareholder as of the record date for the Annual Meeting. Shareholders may obtain an Annual Meeting ticket by sending an email to the following address: GeneralCounsel@crl.com, or by writing to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887. If you are a registered holder, please so indicate in your request. If your shares are held by a bank, broker or nominee, you must enclose evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership as promptly as possible to ensure you receive your ticket in time for the Annual Meeting. Admission to the Annual Meeting will be on a first come, first served basis.
By Order of the Board of Directors

Matthew L. Daniel Corporate Secretary
March 31, 2026
Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage, prepaid return envelope is enclosed for your convenience. Alternatively, you may vote via internet by following the instructions on your proxy card or voting instruction card.

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PROXY SUMMARY
The following summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.
Annual Meeting of Shareholders
Time and Date:	8:00 a.m. on Tuesday, May 5, 2026
Place:	Cooley LLP, 500 Boylston Street, Boston, MA 02116
Record Date:	March 16, 2026
Voting Matters and Vote Recommendations
There are four items of business which we currently expect to be considered at our 2026 Annual Meeting. The following table lists those items of business and our Board’s vote recommendation.
Proposal	Board Vote Recommendation
Management Proposals
Election of Directors	FOR each director nominee
Advisory Vote to Approve Executive Officer Compensation	FOR
2026 Long-Term Incentive Plan	FOR
Ratification of Independent Registered Public Accounting Firm	FOR

Director Nominees
On January 8, 2026, the Board announced a leadership transition plan, pursuant to which Mr. Foster intends to step down and retire as Chief Executive Officer and Chair of the Board, and Ms. Girshick, our Chief Operating Officer, will be appointed as our Chief Executive Officer, each effective as of May 5, 2026. Following such date, Mr. Foster will remain a non-executive director of the Board. Ms. Girshick has been nominated by the Board to become a director of the Company, subject to her election at this Annual Meeting. The following table provides summary information about each of our director nominees.
		Director Since			Current Committee Memberships
Name	Age		Occupation	Independent	AC	CC	CGNC	NAMS	SPCAC
James C. Foster	75	1989	Chair, President and CEO of Charles River Laboratories International, Inc.*
Birgit Girshick	56	N/A	Corporate Executive Vice President & Chief Operating Officer of Charles River Laboratories International, Inc.*
Nancy C. Andrews	67	2020
Executive Vice President and Chief Scientific Officer at Boston Children’s Hospital. Professor in Residence at Harvard Medical School. Former Professor of Pediatrics and Pharmacology & Cancer Biology, Duke University School of Medicine. Former Dean of Duke University School of Medicine and Vice Chancellor of Academic Affairs of Duke University.

Steven Barg	64	2025	Global Co-Head of Engagement at Elliott Investment Management, L.P.
Abraham Ceesay	48	2025	Chief Executive Officer of Rapport Therapeutics
Mark Enyedy	62	2025	Former President and Chief Executive Officer of ImmunoGen, Inc.
Paul Graves	55	2025	Former Chief Executive Officer of Rio Tinto Lithium
Reshema Kemps- Polanco	53	2024	Executive Vice President and Chief Commercial Officer, Novartis US
George Llado, Sr.	60	2020	Former Senior Vice President and Chief Information Officer of Alexion Pharmaceuticals, Inc.
Martin W. Mackay	70	2017	Co-Founder and Non-Executive Chair of Rallybio Corporation. Former Chief of R&D, AstraZeneca and Former Chief of R&D, Alexion Pharmaceuticals, Inc.
Craig B. Thompson	73	2022
President Emeritus, Former President and Chief Executive Officer of Memorial Sloan Kettering Cancer Center. Member of the Sloan Kettering Institute and the Department of Medicine, Memorial Sloan Kettering Cancer Center.

Virginia M. Wilson	71	2019	Retired Senior Executive Vice President and Chief Financial Officer, TIAA
Key: AC—Audit Committee; CC—Compensation Committee; CGNC—Corporate Governance and Nominating Committee; NAMS—New Approach Methodologies and Science Committee; SPCAC—Strategic Planning and Capital Allocation Committee; —Chairperson; —Member.
*
In January 2026, the Board announced a leadership transition plan and unanimously appointed Ms. Girshick as Chief Executive Officer, concurrent with Mr. Foster’s planned retirement in May 2026. In connection with her appointment as Chief Executive Officer, Ms. Girshick is included as a director nominee at the 2026 Annual Meeting.

2026 Long-Term Incentive Plan
We are asking our shareholders to approve the Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan (the Plan) authorizing the issuance of up to 4,825,000 shares of our common stock. The Plan is designed to align with evolving governance standards and support the Company’s long-term business and talent management strategy. The Board of Directors believes that the Plan will help the Company continue to achieve our goals by keeping the incentive compensation program dynamic and competitive with that of other companies and ensuring that we may continue to attract and retain key employees who are expected to contribute to our success. However, because our current pool available under our 2018 Incentive Plan, which was last increased by shareholder approval at our 2020 Annual Shareholder Meeting, is not likely to be sufficient to satisfy our prospective equity compensation needs, approval of a new plan is necessary to ensure that we can continue to issue stock incentive awards without disruption.
In addition, there are several other reasons why we believe approving this 2026 Long-Term Incentive Plan is important:
•
The Plan will allow us to continue to grant equity awards, an important incentive tool for creating shareholder value.

•
Equity awards are critical as a recruiting and retention tool.

•
Equity awards are critical as a motivational tool.

•
We have demonstrated prudent equity compensation practices.

•
The Plan includes features designed to protect shareholder interests.

•
If the Plan is not approved, we would experience a serious disruption of our compensation programs and we would be compelled to increase the cash component of employee and director compensation.

Advisory Vote on Executive Compensation
Decisions about executive compensation are made by the Compensation Committee. The Compensation Committee recognizes the importance of establishing clear objectives for our executive compensation program in keeping with our philosophy that our executive compensation program should appropriately align executive compensation with both the short- and long-term performance of the Company.
Charles River shareholders provided strong majority support for our named executives’ compensation at our 2025 Annual Meeting of Shareholders (approximately 96% of shares voted in support of this matter). We attribute this level of support to several long-standing characteristics of our executive compensation program that we believe enhance the performance of the program:
What We Do

✓
Align our executive pay with performance, with a substantial proportion of executive compensation tied to “at risk” elements, including the majority of long-term equity incentive awards granted in performance share units, which are subject to company performance

✓
Maintain a clawback policy on the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws

✓ Set challenging performance objectives	✓ Prohibit hedging and pledging of company shares
✓ Appropriately balance short- and long-term incentives	✓ Retain an independent compensation consultant to advise the Compensation Committee
✓ Align executive compensation with shareholder returns through performance-based equity incentive awards	✓ Include caps on individual payouts in short- and long-term incentive plans
✓ Use appropriate peer groups methodology with revenue regression to size-adjust result to our revenue when evaluating the competitiveness of compensation	✓ Hold an annual “say-on-pay” advisory vote
✓ Maintain meaningful equity ownership guidelines	✓ Maintain a Compensation Committee composed entirely of independent directors
✓ Engage in substantial outreach efforts with our major shareholders to gather feedback, including with respect to executive compensation	✓ Conduct an annual risk assessment of our pay practices
What We Don’t Do
✘ No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✘ No excessive perquisites
✘ No “single trigger” equity vesting provisions in our current equity award plans	✘ No change-in-control tax gross-ups
Our financial performance in fiscal year 2025 demonstrated resilience and stability in a continuously evolving market, and which resulted in a 0.9% decrease in revenue, GAAP diluted loss per share of $(2.91), a decrease from GAAP diluted earnings per share of $0.20 in 2024, and a 0.4% decrease in non-GAAP diluted earnings per share, and $737.6 million in cash flow relating to operating activities. Please see Appendix A to this Proxy Statement for a reconciliation of our non-GAAP EPS to our GAAP EPS for 2025.
Accordingly, we are asking for shareholder approval of the compensation of our named executives as disclosed in this Proxy Statement.

Corporate Governance Snapshot
The below graphic highlights some of the key elements of our strong governance policies and practices:
✓ Majority voting standard	✓ Expectation of director attendance at 75%+ meetings
✓ Mandatory director retirement age	✓ Proxy access by-law
✓ Annual director and committee assessments	✓ Commitment to ESG principles
✓ Separate Chair and CEO roles	✓ Code of Business Conduct and Ethics
✓ Independent Board Committee chairs	✓ Information security risk oversight by Audit Committee
✓ Stock ownership requirements	✓ Corporate strategy and risk oversight by Board
✓ Political Contribution Policy	✓ Clawback Policy
Ratification of Auditors
We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026. Set forth below is a summary of PricewaterhouseCoopers’ fees for services for fiscal years 2025 and 2024.
	2025	2024
Audit fees	$7,327,588	$7,059,541
Audit related fees	3,464,971	1,407,000
Tax fees	1,237,099	873,360
All other fees	2,000	402,000
Total	$12,031,658	$9,741,901
Details regarding these fees can be found on page 96 of this Proxy Statement.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, Massachusetts 01887
(781) 222-6000

PROXY STATEMENT
For Annual Meeting of Shareholders
to Be Held May 5, 2026

GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Charles River Laboratories International, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at the offices of Cooley LLP located at 500 Boylston Street, Boston, MA 02116 on Tuesday, May 5, 2026, at 8:00 a.m., and any postponements or adjournments thereof (the Meeting). The Notice of Meeting, this Proxy Statement, the enclosed proxy card and our Annual Report to Shareholders for the year ended December 27, 2025 are being mailed to shareholders on or about March 31, 2026. Copies of these documents may also be obtained free of charge through our website at www.criver.com/annual2026.
When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Meeting in accordance with the directions noted thereon. If no direction is indicated on the proxy and it is signed, the shares represented thereby will be voted: “FOR” the election of the Board’s nominees as directors, the approval of the 2026 Long-Term Incentive Plan, the advisory vote on executive compensation, and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026. Proxies submitted via internet voting will be voted in accordance with the directions submitted thereby.
Any proxy given pursuant to this solicitation via mailing a proxy card may be subsequently changed or revoked by the person giving it at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary at 251 Ballardvale Street, Wilmington, Massachusetts 01887, or by delivering a duly executed proxy bearing a later date. Any shareholder who submitted their proxy via internet voting may subsequently change or revoke the proxy at any time before it is exercised by voting via the internet at a later time. Voting at the meeting will revoke any prior votes cast. Any shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentences. Shares represented by valid proxies in the form enclosed or submitted via internet voting, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Meeting. Votes of shareholders of record who are present at the Meeting in person or by proxy, abstentions and broker non-votes are counted as present or represented at the Meeting for purposes of determining whether a quorum exists.
If you hold your shares of common stock through a broker, bank or other representative, generally the broker or your representative may only vote the common stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. Brokers may not vote without specified instruction in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), or the approval of the 2026 Long-Term Incentive Plan, (Proposal 3), but may cast discretionary votes in the ratification of the independent registered public accounting firm (Proposal 4). If a broker or your representative cannot vote on a particular matter because it does not have discretionary voting authority, this is considered to be a “broker non-vote” on that matter.
The close of business on March 16, 2026 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Meeting. As of the close of business on March 16,

2026, we had 49,341,960 shares of common stock outstanding and entitled to vote. Holders of common stock at the close of business on the record date are entitled to one vote per share on all matters to be voted on by shareholders.
An admission ticket and government-issued picture identification will be required to enter the Meeting. Any individual arriving without an admission ticket will not be admitted to the Meeting unless it can be verified that the individual is a Charles River shareholder as of the record date for the meeting. You may obtain a Meeting ticket by sending an email to the following email address: GeneralCounsel@crl.com or by writing to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887. If you are a registered holder, please indicate that in your request. If your shares are held by a broker, bank or nominee, you must enclose with your request evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee (and, if you wish to vote in person at the Meeting, you will need to bring a legal proxy from your broker, bank or nominee giving you the right to vote these shares at the Meeting, since your broker, bank or a nominee is the record holder). Please submit your ticket request and proof of ownership as promptly as possible in order to ensure that you receive your ticket in time for the Meeting. Admission to the Meeting will be on a first come, first served basis.
The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be paid by the Company. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by our directors, officers or employees. No additional compensation will be paid for such solicitation. We have retained Sodali & Co to assist in the solicitation of proxies at a cost of approximately $16,000 plus reimbursement of expenses.
Votes Required
In accordance with our amended and restated By-laws, a nominee for election as director at the Meeting will be elected if the nominee receives the affirmative vote of a majority of the votes cast with respect to that nominee’s election. Our By-laws require an incumbent director who has been nominated for reelection and fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board. The Corporate Governance and Nominating Committee (or another committee designated by the Board) will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee’s recommendation, and will publicly disclose its decision within 90 days following certification of the election results. If a director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board.
The affirmative vote of a majority of the votes cast upon the matter is required to constitute the shareholders’ approval with respect to the advisory vote on executive compensation (Proposal 2), the approval of the 2026 Incentive Plan (Proposal 3), and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 4).
Broker non-votes (if applicable) and abstentions will have no effect on the voting on any matter that requires the affirmative vote of a majority of the votes cast on the matter.

PROPOSAL ONE—
ELECTION OF DIRECTORS
Under the By-laws, the number of members of our Board of Directors is fixed from time to time by the Board, but may be increased or decreased either by the shareholders or by the majority of directors then in office, subject to the By-laws. Directors serve in office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal.
The Board has voted to nominate each of Mr. James C. Foster, Ms. Birgit Girshick, Dr. Nancy C. Andrews, Mr. Steven Barg, Mr. Abraham Ceesay, Mr. Mark Enyedy, Mr. Paul Graves, Ms. Reshema Kemps-Polanco, Mr. George Llado, Sr., Dr. Martin W. Mackay, Dr. Craig B. Thompson, and Ms. Virginia M. Wilson for election at the Meeting. There are no family relationships between any of our directors or executive officers.
In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy may be voted for the election of such other person as the Board may recommend in that nominee’s place or the Board may reduce its size. Our Board has no reason to believe that any nominee will be unable or unwilling to serve.
On May 6, 2025, the Company entered into the Cooperation Agreement (the Cooperation Agreement) by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership and Elliott International, L.P., a Cayman Islands limited partnership (each, an Elliott Party, and collectively, the Elliott Parties). The Company initially agreed to, among other things, appoint Steven Barg, Mark Enyedy, Abraham Ceesay and Paul Graves as directors, pursuant to the Cooperation Agreement.
On January 8, 2026, the Board announced a leadership transition plan, pursuant to which Mr. Foster intends to step down and retire from his position as Chief Executive Officer and Chair of the Board, and Ms. Girshick, our Chief Operating Officer, will be appointed as our Chief Executive Officer, each effective as of May 5, 2026. Following such date, Mr. Foster will remain a non-executive director of the Board. Ms. Girshick has been nominated by the Board to become a director of the Company, subject to her election at this Annual Meeting.
The Board of Directors unanimously recommends a vote “FOR” each of the twelve nominees for election as directors.

 NOMINEES FOR DIRECTORS
The following table provides information as of the date of this Proxy Statement about each nominee. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business or scientific acumen and an ability to exercise sound judgment, as well as a commitment of service to Charles River and our Board.
Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
James C. Foster	75
Mr. Foster joined us in 1976 as General Counsel and over his tenure has held various staff and managerial positions. Mr. Foster was named President in 1991, Chief Executive Officer in 1992, and Chair in 2000. Mr. Foster has been a director since 1989. Concurrent with our Annual Meeting, Mr. Foster intends to retire as CEO and Chair of the Board.
Mr. Foster was selected to serve as a director on our Board due to his tenure as our Chief Executive Officer, his depth of knowledge of us and our operations, his acute business judgment, extensive familiarity with the businesses in which we compete, and his lengthy experience with us.

	56
Ms. Girshick joined us in 1989 and originally held positions of increasing responsibility in our RMS Germany and Avian Vaccine businesses. In 2004, Ms. Girshick was promoted to General Manager of the Avian Vaccine Services business. She was named Executive Director, RMS Process Improvement in 2009, and Corporate Vice President, Global Biopharmaceutical Services in 2010. In 2013, Ms. Girshick was promoted to Corporate Senior Vice President, Research Models and Biologics Testing Solutions. In 2016, Ms. Girshick was tasked with leading the integration of WIL Research into our then Safety Assessment business. Also, in 2016, Ms. Girshick assumed the role of Corporate Senior Vice President, Global Discovery Services. In February 2018, Ms. Girshick was appointed Corporate Executive Vice President, Global Discovery and Safety Assessment and in August 2018, additionally took on responsibility for our Biologics Solutions and Avian Vaccine Services business. In November 2021, Ms. Girshick was promoted to Chief Operating Officer of the Company, adding the Research Models and Services, Microbial Solutions and CDMO businesses as well as the Global Information Technologies group to her responsibilities. Since 2023, Ms. Girshick also has general oversight of the Corporate Sales and Marketing team and our Corporate and External Affairs function. Ms. Girshick will be appointed as our Chief Executive Officer, effective as of May 5, 2026.
Mr. Girshick is nominated to serve as a director on our Board due to her appointment to the role as Chief Executive Officer effective as of May 5, 2026, as well as her depth of knowledge of our operations and each of our businesses.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Nancy C. Andrews, M.D., Ph.D	67
Executive Vice President and Chief Scientific Officer at Boston Children’s Hospital since December 2021. Professor in Residence at Harvard Medical School since November 2023. Served as Professor of Pediatrics and Professor of Pharmacology & Cancer Biology at Duke University from 2007 to December 2021. From 2007 to 2017, Dr. Andrews served as Dean of the Duke University School of Medicine and Vice Chancellor for Academic Affairs at Duke University. From 2003 to 2007, she served as Dean for Basic Sciences and Graduate Studies and Professor of Pediatrics at Harvard University Medical School. From 1999 to 2003, she served as director of the Harvard-Massachusetts Institute of Technology M.D./Ph.D. Program, and the principal investigator of its MSTP grant. From 1993 to 2006, she was a biomedical research investigator of the Howard Hughes Medical Institute. She is a member of the Scientific Advisory Boards of Dyne Therapeutics (since 2018) and Cajal Therapeutics (since January 2026). She is an elected member of the American Academy of Arts and Sciences, the National Academy of Medicine and the National Academy of Sciences, and currently serves as Home Secretary for the National Academy of Sciences. Dr. Andrews previously served as Chair of the Boards of Directors of the American Academy of Arts and Sciences and the Burroughs Wellcome Fund. She is a former member of the Scientific Management Review Board at the National Institutes of Health. Dr. Andrews also serves on the boards of directors of Novartis International AG and Maze Therapeutics and on the MIT Corporation, MIT’s board of trustees. Dr. Andrews has been a director since February 2020.
Dr. Andrews was selected for the Board in recognition of her distinct perspective as an accomplished physician, scientific researcher, professor, and senior administrator at leading academic institutions and hospitals. She brings to the Board extensive scientific leadership and expertise in oncology, genetics, and pediatric research. Dr. Andrews’ training and experience are particularly suited to understanding and providing insights into the research and development process, which further enhances our position as the partner of choice for our clients’ early-stage drug development programs.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Steven Barg	64
Global Co-Head of Engagement at Elliott Investment Management L.P. Prior to joining Elliott in February 2020, Mr. Barg spent 30 years in investment banking, most recently as a Participating Managing Director at Goldman Sachs. Mr. Barg established and led what became the firm’s Global Activism and Shareholder Advisory practice; founded and led the M&A Capital Markets practice; and ran Asian Equity Capital Markets in Hong Kong. In addition, Mr. Barg served on both the Asian and Global Equity Commitments Committees and was Global Head of Diversity for the Investment Banking Division. Prior to joining Goldman Sachs, Mr. Barg served as a Managing Director in Equity Capital Markets at UBS and Credit Suisse, with postings in New York, Hong Kong, and London. Mr. Barg previously served on the boards of Cardinal Health and Catalent. Mr. Barg has been a director since May 2025.
Mr. Barg’s qualifications to serve as a director include his significant M&A and capital markets expertise, as well as public board experience in the CDMO/CRO space.

Abraham Ceesay	48
Chief Executive Officer of Rapport Therapeutics. Prior to joining Rapport, he served as President of Cerevel Therapeutics from May 2021 through February 2023. Earlier, he was the CEO of Tiburio Therapeutics, where he built a fully integrated organization and advanced a program to investigational new drug (IND) enablement for a rare neuroendocrine tumor. Prior to joining Tiburio, Mr. Ceesay held positions including Chief Operating Officer at scPharmaceuticals, Head of Commercial at Keryx Biopharmaceuticals, Vice President of Marketing at Ironwood Pharmaceuticals, and roles of increasing responsibility at Sanofi, formerly Genzyme. Mr. Ceesay serves on the boards of Rapport Therapeutics, Pacira Biosciences, and Life Science Cares, as well as on the Board of Trustees of Thayer Academy. Mr. Ceesay has been a director since May 2025.
Mr. Ceesay’s qualifications to serve as a director include his nearly two decades of executive and public company biopharmaceutical industry experience.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Mark Enyedy	62
Former President and Chief Executive Officer of ImmunoGen from 2016 until it was acquired by AbbVie in 2024. Mr. Enyedy joined ImmunoGen from Shire plc, where he served as Executive Vice President and Head of Corporate Development, leading the company’s strategy, M&A, and corporate planning functions and providing commercial oversight for the company’s pre-Phase 3 portfolio. Previously, Mr. Enyedy served as Chief Executive Officer and a director of Proteostasis Therapeutics, following 15 years at Genzyme Corporation in diverse roles, most recently as President of the transplant, oncology, and multiple sclerosis divisions. Before joining Genzyme, Mr. Enyedy was an Associate with the Boston law firm Palmer & Dodge. Mr. Enyedy currently serves on the boards of Astellas Pharma, BioMarin and Ergomed plc, and previously served on the boards of ImmunoGen, LogicBio Therapeutics, Akebia Therapeutics, Fate Therapeutics, and Keryx Biopharmaceuticals. He also served on the boards of The American Cancer Society of Eastern New England and The Biotechnology Innovation Organization. Mr. Enyedy has been a director since May 2025.
Mr. Enyedy’s qualifications to serve as a director include his more than three decades of combined general management, business development, and legal experience in the biotechnology industry. He brings significant M&A and capital markets experience, as well as public healthcare board experience.

Paul Graves	55
Former Chief Executive Officer of Rio Tinto Lithium (previously Arcadium Lithium until it was acquired by Rio Tinto in March 2025). Previously, Mr. Graves served as Chief Executive Officer of Livent Corporation and was an integral part of the merger with Allkem Limited that created Arcadium Lithium. Previously, Mr. Graves was the Executive Vice President and Chief Financial Officer of FMC Corporation. Before joining FMC, he was a partner at Goldman Sachs, serving in a variety of roles, including as Head of Natural Resources for Asia and Global Head of Chemical Investment Banking. Mr. Graves served on the board of Arcadium Lithium until its acquisition by Rio Tinto, and also previously served on the boards of Livent and Lydall, Inc. Mr. Graves has been a director since May 2025.
Mr. Graves’ qualifications to serve as a director include his significant executive leadership and public company board experience, as well as investment banking and M&A expertise. Mr. Graves qualifies as an “audit committee financial expert” under SEC guidelines.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Reshema Kemps-Polanco	53
Reshema Kemps-Polanco is Executive Vice President and Chief Commercial Officer of Novartis US, the U.S. operations of global biopharmaceutical company Novartis AG, responsible for end-to-end commercialization across four therapeutic areas. Ms. Kemps-Polanco returned to Novartis in 2021 as EVP & US Head, Novartis Oncology. Prior to rejoining Novartis, Ms. Kemps-Polanco held several leadership positions at Johnson & Johnson from 2014 until 2021, most recently as President, Janssen U.S. Cardiovascular & Metabolism and Janssen Pharmaceuticals Puerto Rico. Ms. Kemps-Polanco began her pharmaceutical industry career at Novartis in 2012 in sales and held management positions of increasing responsibility. Ms. Kemps-Polanco is a member of the Rutgers Cancer Institute Leadership Council, the Healthcare Businesswomen’s Association (HBA) Global Advisory Board, and the CEO Roundtable on Cancer. Ms. Kemps-Polanco has been a board member since January 2024.
Ms. Kemps-Polanco was selected for the Board in recognition of her distinct perspective due to her extensive healthcare business leadership knowledge, her deep industry experience at two of the top-10 global pharmaceutical companies, her demonstrated ability to oversee large commercial organizations across multiple therapeutic areas, including sales and marketing expertise, as well as her over 25 years of experience in the life-sciences sector.

George Llado, Sr.	60
Former Senior Vice President and Chief Information Officer (CIO) of Alexion Pharmaceuticals, Inc. As an industry veteran with over 30 years of pharmaceutical business and technology and cyber-security experience, Mr. Llado, through his time at Alexion, contributed to the development and implementation of innovative technology, enabling data-driven insights across Alexion’s R&D, Commercial, Manufacturing Operations and Supply Chain functions. Prior to joining Alexion, Mr. Llado served as Vice President and business line CIO for Merck and Co., where he led the planning and development of IT solutions for the company’s Manufacturing Division. Before that, he was Merck’s Vice President, IT and business line CIO for the Global Commercial Organization and various corporate G&A functions. He led the large-scale merger integration of Merck and Schering-Plough across the IT and Shared Business Services organizations. He also held several other positions of increasing responsibility at Merck, and previously worked at Citibank, N.A. Mr. Llado serves on the TraceLink Inc. and National Center for Women & Information Technology (NCWIT) Board. Mr. Llado has been a director since October 2020.
Mr. Llado was selected to the Board in recognition of his extensive experience as a senior executive at global companies in the pharmaceutical industry, as well as his technology and cyber-security expertise.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Martin W. Mackay, Ph.D.	70
Dr. Mackay is co-founder, former Chief Executive Officer (2018-2023), former Executive Chair (2023-2024), and current Non-Executive Chair of Rallybio Corporation. From May 2013 to June 2017, Dr. Mackay served as the Global Head of Research & Development at Alexion Pharmaceuticals, Inc. and, from July 2010 to January 2013, Dr. Mackay served as the President of R&D at AstraZeneca PLC, where he led the research and development organization and had overall accountability for delivering new products from its pipeline. Dr. Mackay previously served on the boards of Novo Nordisk and SpringWorks Therapeutics. From October 2020 through April 2022, Dr. Mackay served as a director of 5:01 Acquisition Corp. Dr. Mackay has been a director of the Company since July 2017.
Dr. Mackay’s extensive experience leading research and development organizations at both global pharmaceutical and biotechnology companies provides us with a unique combination of expertise.

Craig B. Thompson, M.D.	73
Former President and Chief Executive Officer of Memorial Sloan- Kettering Cancer Center from 2010 to September 2022. Dr. Thompson continues to oversee a research laboratory at the Sloan Kettering Institute focusing on cellular metabolism and its role in cancer. From 2006 to 2010, Dr. Thompson served as the Director of the Abramson Cancer Center at the University of Pennsylvania School of Medicine, and, from 1999 to 2011, he was a Professor of Medicine and Cancer Biology at the University of Pennsylvania. Dr. Thompson is currently a member of the Board of Directors of Regeneron Pharmaceuticals, Inc., and he previously served on the Board of Directors of Merck & Co. Inc. from 2009 to 2018. He is also a board member of the Howard Hughes Medical Institute, M.D. Anderson Cancer Center, Ohio State University Comprehensive Cancer Center, and a member of the Albert Lasker Medical Research Awards Prize Committee. Dr. Thompson is an elected member of the National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts and Sciences, and the Association of American Physicians. Dr. Thompson holds a number of patents related to immunotherapy and apoptosis and has founded three biotechnology companies, including Agios Pharmaceuticals. Dr. Thompson has been a director since December 2022.
Dr. Thompson was selected to the Board in recognition of his distinct perspective as a highly distinguished academic and educator in medicine as well as his extensive scientific and medical expertise relevant to life science industries, including the research and development activities of our clients. Dr. Thompson’s training and experience is particularly suited to understanding and providing insights into the contract research and drug development support activities we conduct. Dr. Thompson also provides the Board with current industry and medical insights.

Name and Age as of the 2026 Annual Meeting		Position, Principal Occupation, Business Experience and Directorships
Virginia M. Wilson	71
Retired Senior Executive Vice President and Chief Financial Officer of TIAA, where she was responsible for leading finance and actuarial functions. Prior to joining TIAA in 2010, Ms. Wilson served as Executive Vice President and Chief Financial Officer of Wyndham Worldwide Corporation, leading Wyndham’s finance and technology organizations following its spin-off from Cendant Corporation in 2006. Previously, she served as Cendant’s Executive Vice President and Chief Accounting Officer and also served as Senior Vice President and Corporate Controller of both MetLife, Inc. and Transamerica’s life insurance division. Ms. Wilson began her career at Deloitte and is a Certified Public Accountant. She is a current member of the board of directors of Carrier Global Corporation and a former member of the board of directors of Conduent Incorporated. Ms. Wilson has been a director since October 2019.
Ms. Wilson brings to the Board more than 30 years of financial management experience overseeing the accounting, actuarial, tax, and financial planning and reporting functions at large, multinational organizations. In addition, as a result of her background as a Certified Public Accountant and prior service as a public company Chief Financial Officer, Ms. Wilson qualifies as an “audit committee financial expert” under SEC guidelines.

Nominee Qualifications and Attributes
Our director nominees’ primary skills, qualifications and attributes are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to the Board.

	James C. Foster	Nancy C. Andrews	Steven Barg	Abraham Ceesay	Mark Enyedy	Birgit Girshick	Paul Graves	Reshema Kemps-Polanco	George Llado Sr.	Martin W. Mackay	Craig B. Thompson	Virginia M. Wilson
Public Company CEO or CFO	●		●	●	●		●			●		●
Industry*	●			●	●	●	●	●	●	●
Senior Business Management	●	●		●	●	●	●	●	●	●	●	●
Business Development / Corporate Strategy	●		●	●	●	●	●			●		●
Finance / Accounting			●			●	●					●
International Business Management	●		●	●	●	●	●	●	●	●		●
R&D / Scientific		●								●	●
Information Technology / Digital / Cyber						●			●			●
ESG					●	●	●		●		●
Human Capital Management	●	●		●		●			●	●
Risk Management	●	●		●	●	●			●	●	●	●
Military Veteran								●			●

*
Includes experience in any of the biotechnology, pharmaceutical, medical device, diagnostic device, or manufacturing industries.

Tenure and Age Distribution
In addition to the skills, qualifications and attributes noted above, we believe the composition of our director nominees will ensure a balance of deep knowledge of the Company along with fresh perspectives.
Tenure		Age
Newer Tenured (<5 years)	7	<60 years	4
Medium Tenured (6-10 years)	4	60-70 years	5
Longer Tenured (>10 years)	1	>70 years	3
Mr. Ceesay is a Strong and Qualified Choice for Director
Our Board recognizes that certain shareholders may have questions about the public company commitments of Mr. Ceesay, given he is the Chief Executive Officer of Rapport Therapeutics, Inc. and

currently serves on a total of three public company boards, including at the Company. Since joining our Board last May, Mr. Ceesay’s commitment and service to the Company has continued to be considerable and unwavering.
The Board believes that Mr. Ceesay is exceptionally qualified to continue to serve on the Board and that he brings a unique background that is critical to the overall experience of the Board. Mr. Ceesay’s strong operational and leadership experience, as well as his extensive industry experience, including his service on various boards in the pharmaceutical and biotechnology industry, provide him with a distinct perspective on our business and the products and services we provide to our clients. Mr. Ceesay also offers the Board his specialized expertise in areas such as:
•
senior business management, including business administration and vision and strategy-setting;

•
business development and corporate strategy, including experience at the executive level in the strategic and tactical aspect of consummating transactions;

•
international business management, including experience leading a global business;

•
human capital management, including overseeing the development, implementation, and administration of human resource programs, policies and procedures across many functions throughout a large organization; and

•
risk management, including experience developing, evaluating and communicating risk policies and processes.

Mr. Ceesay is a highly engaged member of our Board and has effectively managed his commitments throughout his tenure with the Company. He has attended each meeting of the Board and the respective committee on which he has served since joining the Board. Mr. Ceesay is consistently prepared, acts as a fully active participant in the Board’s meetings and deliberations and is available for consultation with the other directors and serves an important role in the strong oversight of management. Mr. Ceesay’s annual evaluation, conducted by the Corporate Governance and Nominating Committee of the Board, reflected his strong performance and contributions to the Company, including his invaluable insights into the biotechnology industry, as well as his observations and actionable suggestions from the perspective of a current chief executive of a public company. Mr. Ceesay currently serves on our newly-established New Approach Methodologies and Science Committee of the Board, further demonstrating the critical position he holds as leader and advisor to the Company on our most strategically important matters.
After thorough consideration and evaluation of Mr. Ceesay’s performance as a director, the Board unanimously recommends the election of Mr. Ceesay at the 2026 Annual Meeting. As with any director of the Company, in the event that Mr. Ceesay’s engagement as a director declines, the Corporate Governance and Nominating Committee will reevaluate its recommendation.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Board Leadership Structure and the Role of the Board of Directors in Risk Oversight
Our current Chair of the Board is Mr. James C. Foster, who has served as our President since 1991, our Chief Executive Officer (CEO) since 1992 and Chair of the Board since 2000. Our Board of Directors is currently composed of Mr. Foster and ten directors, each of whom, other than Mr. Foster and Mr. Ceesay, is independent. Dr. Martin Mackay serves as our Lead Independent Director. Assuming both Mr. Foster and Dr. Mackay are elected by shareholders to serve on our Board at the 2026 annual meeting, Dr. Mackay will become the Chair of the Board and Mr. Foster will remain on the Board as a director.
In his current role as Lead Director, Dr. Mackay has broad responsibility and authority, including to:
•
establish, with the Chair of the Board, the schedule and agendas for Board and committee meetings, including assuring there is sufficient time for discussion of all agenda items;

•
develop agendas for, and preside over, executive sessions of the Board’s independent directors;

•
assist the Board and the Corporate Governance and Nominating Committee in monitoring and implementing our Corporate Governance Guidelines;

•
serve as the principal liaison between the Chair and the independent directors;

•
interview all director candidates and make recommendations to the Corporate Governance and Nominating Committee;

•
be available, when appropriate, for consultation and direct communication with shareholders;

•
retain outside advisors and consultants who report directly to the Board for Board level issues; and

•
on an annual basis, in consultation with the independent directors, review the Lead Director’s responsibility and authority and recommend for approval any modifications or changes to the Board.

Dr. Mackay’s future appointment as the Chair of the Board was announced in January 2026 as part of a comprehensive leadership transition plan. The Company announced that, concurrent with our Annual Meeting, Mr. Foster intends to retire as CEO and Chair of the Board, and Ms. Birgit Girshick, our current Executive Vice President and Chief Operating Officer, will succeed him as our CEO.
Relatedly, the Board has determined that, concurrent with the date of our Annual Meeting, the roles of CEO and Chair of the Board will be separated. While our Corporate Governance Guidelines do not require that the Chair and CEO positions be separate, the Board believes that this is the appropriate governance structure as we undergo the leadership transition and will support the Board’s risk management processes well. Separation of the Chair and CEO roles will allow our successor CEO to focus on operating and managing the company while leveraging our independent Chair’s experience and perspectives. Dr. Mackay’s primary responsibilities as Chair will include:
•
presiding at meetings of our Board, executive sessions of our independent directors, and our annual meetings of shareholders;

•
reviewing and assisting in setting the agenda and schedule for Board meetings in collaboration with the CEO;

•
serving as advisor to the CEO and other senior executives and participating with the CEO in oversight of the Company’s strategic direction;

•
advising the committee chairs in fulfilling their responsibilities to the Board;

•
recommending to the Board the retention of any advisors who report directly to our Board;

•
serving as a liaison for shareholder communications with the Board;

•
leading the process of evaluating the CEO in conjunction with the Corporate Governance and Nominating Committee and the Compensation Committee; and

•
discharging such other responsibilities as the Board may assign from time to time.

The Board oversees our risk oversight process and performs this oversight role using several different levels of review. In connection with its reviews of the operations of our business units and corporate functions, particularly during the annual strategic planning sessions, the Board is informed of the primary risks associated with those units and functions. Principally, the Board satisfies its responsibility through receiving and evaluating regular reports from each committee chair regarding such committee’s consideration and actions, as well as through receiving and evaluating regular reports directly from officers responsible for oversight of our particular risks, including operational, financial, legal, regulatory, strategic and reputational risks. Such reporting enables the Board to understand our risk identification, management and mitigation strategies. The Company periodically reviews and evaluates its enterprise risk management (ERM) program, subsequently taking steps to further enhance the ERM program, the effect of which is to enhance the Board’s ability to implement its risk oversight responsibilities.
Areas of risk oversight that generally remain at the Board level and are not delegated to any Committee include risks related to our operational regulatory matters (such as quality control and data privacy) and significant business decisions. The Board satisfies its oversight responsibility through evaluating regular reports from our officers responsible for each of these risk areas, reports from Board committees and related discussions, as well as through periodic progress reports from officers on our critical ongoing initiatives. The Board also consults periodically with outside advisors when it determines necessary.
Each of the Board’s committees oversees the management of our risks that fall within the committee’s areas of responsibility. A description of each committee’s risk oversight focus is below. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The chair of the relevant committee reports on key risks to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Management Succession Planning
One of the Board’s primary responsibilities is succession planning, not only for the Board but also for senior management, including the Chief Executive Officer. The Board is focused on ensuring that the Company has long-term and emergency succession plans in place for key senior executive positions. On January 8, 2026, the Board announced a leadership transition plan, pursuant to which Mr. Foster, our current Chairman of the Board, President and Chief Executive Officer, who has served and led Charles River for over three decades, intends to step down and retire as Chief Executive Officer and Chairman of the Board, and Ms. Birgit Girshick, our Chief Operating Officer, will be appointed as our Chief Executive Officer, each effective as of May 5, 2026. This appointment was the result of a comprehensive, Board-led succession process designed to ensure long-term continuity, stability, and strategic alignment and reflect the Board’s confidence in Ms. Girshick as the right leader to guide Charles River through its next phase of growth.
Audit Committee and Financial Experts
The Audit Committee met six times in 2025. The current members of the Audit Committee are: Ms. Wilson (Chair) and Messrs. Graves and Llado. The Board has unanimously determined that Ms. Wilson and Mr. Graves each qualify as “audit committee financial experts” under SEC rules and NYSE standards for financial literacy and expertise. In addition, the Board has determined that each of the members of the Audit Committee is “independent” under the rules of the NYSE and the SEC. The principal responsibilities of the Audit Committee include:
•
engagement of our independent registered public accounting firm;

•
selecting the lead engagement partner at our independent registered public accounting firm;

•
reviewing the plans and results of the audit engagement with our independent registered public accounting firm;

•
approving services performed by, and the independence of, our independent registered public accounting firm;

•
considering the range of audit and non-audit fees;

•
discussing with our independent registered public accounting firm the adequacy of our internal control over financial reporting;

•
reviewing annual and quarterly financial statements and earnings releases;

•
administering our Related Persons Transaction Policy and approving transactions with related persons in accordance with this policy; and

•
oversight of our finance policies, systems and practices.

A copy of the Audit Committee Charter is available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption.
As part of its charter and as required by the NYSE, the Audit Committee discusses our policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps that have been taken to monitor and control these exposures. The Audit Committee assumes primary oversight responsibility for our risk management framework as it applies to our financial reporting and disclosures, system of internal controls, and operations, including the identification of the primary risks to our business and interim updates of those risks (such as risk exposures related to environmental, social, and governance (ESG) matters), and periodically monitors and evaluates the risks associated with particular business units and functions through participation and monitoring of the development of the annual external and internal audit plans. The Audit Committee is responsible for oversight of our risks relating to accounting matters, financial reporting (including tax, legal and related regulatory compliance), financial policies, cash management, and information security (including risks related to the utilization of artificial intelligence tools). The head of our Internal Audit department, who functionally reports to the Audit Committee, assists us in identifying and evaluating risk management controls and methodologies to address identified risks. At each of its regularly scheduled meetings, the Audit Committee meets in executive session with representatives from our independent registered public accounting firm. The Audit Committee also has direct interaction with our Chief Financial Officer, Chief Accounting Officer, General Counsel and other members of management. In addition to the items mentioned above, the Audit Committee also receives regular reports, including quarterly reports from the Company’s management Disclosure Committee, regarding issues such as the status of material litigation, allegations of accounting and auditing concerns or fraud and related person transactions.
Compensation Committee
The Compensation Committee met four times during 2025. The current members of the Compensation Committee are: Ms. Kemps-Polanco (Chair), Mr. Barg, Dr. Thompson, and Ms. Wilson. The Board has determined that each of the members of the Compensation Committee is “independent” under the rules of the NYSE and the SEC. The responsibilities of the Compensation Committee include:
•
review and approval of our compensation and benefits designs and programs generally for competitiveness and/or material changes as it relates to the total compensation packages of our executive officers and senior vice presidents, including the review and recommendation of any incentive-compensation and equity-based plans that are subject to Board approval;

•
review and approval of the compensation of our Chief Executive Officer and each of our executive officers (and is consulted with regard to senior vice presidents), including any long-term incentive component of each executive officer’s compensation;

•
review and approval of the terms and conditions of employment, including compensation, as a result of any succession changes as determined by the board;

•
review and assessment of risks arising from our employee compensation policies and practices; and

•
administering the clawback policy, in collaboration with the Corporate Governance and Nominating Committee.

The Compensation Committee is responsible for oversight of risks arising from our employee compensation policies and practices. As part of its charter and as required by the SEC, the Compensation Committee prepares the Compensation Committee Report to be included in our annual report on Form 10-K or annual proxy statement. The Compensation Committee also reviews and discusses our Compensation Discussion and Analysis which is included in this Proxy Statement on pages 43-60.
As discussed below under “Compensation Discussion and Analysis—Compensation Elements—Compensation Setting Process”, other than Mr. Foster and Ms. Victoria Creamer, Corporate Executive Vice President and Chief People Officer, none of our executive officers plays a significant, ongoing role in assisting the Compensation Committee in setting executive compensation. The Compensation Committee also administers our equity incentive plans other than with respect to grants to our non- employee directors. A copy of the Compensation Committee Charter is available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption.
To assist it in satisfying its oversight responsibilities, the Compensation Committee has retained an independent compensation consultant, and meets both regularly and periodically as needed with management to understand the financial, human resources, and shareholder implications of compensation decisions being made. Between formal Compensation Committee meetings, the Compensation Committee Chair also interacts regularly with management and the Compensation Committee’s outside consultants. In addition, at the direction of the Compensation Committee, the Human Resources, Legal and Internal Audit functions annually conduct a review of our overall compensation programs.
The Compensation Committee engaged Pay Governance, LLC (Pay Governance) as its independent compensation consultant to advise the Compensation Committee on matters related to 2025 executive compensation. Pay Governance generally assists the Compensation Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for our senior executives, compensation program design and market practices generally, guidance on how to appropriately compensate officers, regularly attending Compensation Committee meetings and other topics as the Compensation Committee deems appropriate. The Compensation Committee has authorized Pay Governance to interact with management on behalf of the Compensation Committee, as needed, in connection with advising the Compensation Committee. With respect to fiscal year 2025 compensation determinations, Pay Governance specifically assisted in the following:
•
evaluating and recommending adjustments to our peer groups;

•
benchmarking and analyzing executive compensation levels and recommending pay strategies (but not necessarily specific pay levels) for 2025, including providing executive compensation insights and market trends;

•
performing initial and ongoing calculations related to PSU grants to our corporate officers, including tracking and reviewing calculations of Total Shareholder Return relative to peers;

•
assisting with the calculations of compensation information to be included in our Proxy Statement, including requirements for pay versus performance disclosure;

•
providing assistance in reviewing the Compensation Discussion & Analysis;

•
providing analyses related to the Company’s long-term incentive structure and design compared to market practice, which includes the proposal for the 2026 Long-Term Incentive Plan;

•
providing advice with respect to the Committee’s analysis of director compensation, including competitive market data; and

•
providing assistance in understanding the executive compensation market trends and the perspective of institutional shareholders and proxy advisors.

For more information on the input Pay Governance provided to our fiscal year 2025 compensation determinations, please see “Compensation Discussion and Analysis—Compensation Elements—Compensation Setting Process” on page 50 of this Proxy Statement.
Except as described above, in 2025 we did not receive any other services from Pay Governance, nor have we utilized the services of any other compensation consultant in matters affecting senior executive or director compensation. Any significant Pay Governance fees outside of the normal scope of work are approved for payment by the Compensation Committee chair.

Pay Governance provided the Compensation Committee with a letter addressing the independence factors under NYSE listing rules, and in compliance with SEC and the NYSE disclosure requirements regarding the independence of compensation consultants, the Compensation Committee took that information into account in concluding that there was no conflict of interest. Based upon this and other relevant factors, the Compensation Committee has assessed the independence of Pay Governance and concluded that Pay Governance’s work for the Compensation Committee does not raise any conflict of interest.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee met two times during 2025. The current members of the Corporate Governance and Nominating Committee are: Dr. Andrews (Chair), Mr. Enyedy, and Mr. Llado. The Board has determined that each of the members of the Corporate Governance and Nominating Committee is “independent” under the rules of the NYSE. The responsibilities of the Corporate Governance and Nominating Committee include:
•
to make recommendations to the Board on all matters relating to the Board and Board Committee nominees, including oversight of searches for and identification of qualified candidates for membership on the Board, criteria for Board and Board Committee membership, review of Board and Board Committee composition, review of the service of all directors on boards of other public companies, rotation of committee members and chairs, and any other factors set forth in our Corporate Governance Guidelines;

•
to review and approve director compensation (including equity-based compensation) and director orientation and continuing education; and

•
to develop and oversee compliance with our Corporate Governance Guidelines and Code of Business Conduct and Ethics (the Code), including oversight of our program relating to corporate responsibility and sustainability (including ESG matters) and oversight of our engagement efforts with shareholders and other key stakeholders.

The Corporate Governance and Nominating Committee is responsible for oversight of risks relating to Board succession planning, ethics practices, matters addressed in our Corporate Governance Guidelines, and other corporate governance issues, particularly to the extent that any of these could affect our operations and strategic decisions.
A copy of the Corporate Governance and Nominating Committee Charter, the Corporate Governance Guidelines, and the Code is available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption. The Corporate Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines and the Code and recommends any changes to the Board for approval.
Board Evaluations
The Corporate Governance and Nominating Committee conducts a multi-part evaluation process each year, which most recently consisted of: (1) a full Board evaluation, (2) evaluations of each committee, (3) director self-assessments, and (4) peer-to-peer director evaluations. The purpose of this process is to determine whether the Board and the committees are functioning effectively. For 2025, the Board and committee evaluations were conducted by a combination of written questionnaires and one-on-one interviews conducted by the Lead Director (in consultation with the chair of the Corporate Governance and Nominating Committee). The performance criteria for each committee is based on the responsibilities of the committee as set forth in its respective charter. The performance assessment also addresses factors such as each director’s meeting attendance, core competencies, independence, and level of commitment. Upon completion of this evaluation process for the most recent year, the Corporate Governance and Nominating Committee reported its conclusions to the full Board. On a regular basis, the Corporate Governance and Nominating Committee reviews the evaluation process to determine if changes or enhancements should be made. Following the most recent evaluation process, the Board identified important areas of focus during the upcoming year. We intend to utilize an external facilitator in conjunction with our board and committee evaluation process periodically.

Director Candidates
The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for directors. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected. For the purposes of succession planning, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, executive officers, professional search firms, shareholders or other persons. Messrs. Barg, Ceesay, Enyedy, and Graves were initially appointed to the Board pursuant to the Cooperation Agreement with the Elliott Parties. All candidates complete a nominee questionnaire that solicits information regarding the nominee’s background, board experience, industry experience, independence, financial expertise and other relevant information, and are interviewed by at least one member of the Corporate Governance and Nominating Committee. These candidates are discussed at regular or special meetings of the Corporate Governance and Nominating Committee and may be considered at any point during the year. As described below, the Corporate Governance and Nominating Committee considers any director candidates recommended by shareholders as well as properly submitted shareholder nominations for candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate instead, such materials are forwarded to the Corporate Governance and Nominating Committee. Such nominations must be in accordance with our By-laws. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties. The Corporate Governance and Nominating Committee evaluates all candidates based on the minimum qualifications described below under “—Board Nomination Process” as well as the criteria set forth in our Corporate Governance Guidelines. In evaluating nominations, the Corporate Governance and Nominating Committee seeks to recommend to shareholders a group that can best oversee our success and represent shareholder interests through the exercise of sound judgment using its diversity of experience in various areas. Whether the nominee is recommended by a shareholder or the Board, there is no difference in the manner in which the Corporate Governance and Nominating Committee evaluates nominees.
New Approach Methodologies and Science Committee
The New Approach Methodologies and Science (NAMS) Committee met one time in 2025. The current members of the NAMS Committee are: Dr. Thompson (Chair), Dr. Andrews, Mr. Ceesay, Mr. Llado, and Dr. Mackay. The NAMS Committee was created in 2025 as a combination of the former Responsible Animal Use Committee and the former Science and Technology Committee and is responsible for:
•
reviewing, evaluating, and advising the Board and Company Management regarding the Company’s impact on responsible animal utilization and the utilization of new approach methodologies to, among other things, reduce the impact of animals in research and ensure effective governance and oversight of responsible animal utilization practices and operating standards of care to foster the continuous improvement of such practices;

•
identifying and discussing significant emerging trends and issues in research and development and science and technology, including but not limited to technologies to advance alternatives that reduce the impact on animals while protecting patient safety and supporting efforts by global regulatory bodies;

•
reviewing, evaluating, and advising the Board on progress in developing, investing in, and/or acquiring the scientific and technological resources and expertise required to achieve the Company’s long-term strategic goals and objectives, including the objective to appropriately reduce the impact of animals in Company operations, including assessing the risks and benefits associated with the underlying methods and technologies;

•
reviewing, evaluating, and making recommendations to the Board and Company management on the Company’s internal and external stakeholder messaging regarding the Company’s commitment to new approach methodologies;

•
reviewing and making recommendations to the Board on internal and external investments in science and technology;

•
reviewing the Company’s approaches to acquiring and/or gaining access to a range of distinct science and technology resources; and

•
reviewing, evaluating, and advising the Board regarding the Company’s assessment of the risks and benefits associated with technologies in which we are currently or potentially investing, or those that represent a significant portion of our research and development efforts.

Responsible Animal Use Committee
The Responsible Animal Use Committee was combined with the Science and Technology Committee in May 2025 to form the NAMS Committee.
The Responsible Animal Use Committee met one time in 2025. During 2025, the members of the Responsible Animal Use Committee were: Drs. Mackay (Chair), Andrews, and Thompson, Mr. Foster, and Dr. Deborah Kochevar. The Responsible Animal Use Committee was created in 2023 to assist and advise with respect to the Company’s impact on responsible animal utilization, and was responsible for reviewing, evaluating, and advising the Board and Company management regarding:
•
the Company’s impact on responsible animal utilization, including the Company’s progress in developing, investing in and/or acquiring the scientific and technological resources and expertise required to appropriately reduce the impact of animals in Company operations;

•
the Company’s efforts to ensure effective governance and oversight of responsible animal utilization practices and operating standards of care; and

•
the Company’s stakeholder messaging on these matters.

Science and Technology Committee
The Science and Technology Committee was combined with the Responsible Animal Use Committee in May 2025 to form the NAMS Committee.
The Science and Technology Committee met one time during 2025. In 2025, the members of the Science and Technology Committee were: Drs. Andrews (Chair), Kochevar, Mackay and Thompson, and Mr. Llado. The Science and Technology Committee was responsible for:
•
identifying and discussing significant emerging trends and issues in research and development and science and technology;

•
reviewing, evaluating, and advising the board regarding our technology and scientific programs and initiatives;

•
reviewing, evaluating, and advising the Board on progress in developing and/or acquiring the scientific and technological resources and expertise required to achieve our long-term strategic goals and objectives;

•
reviewing and making recommendations to the Board on our internal and external investments in science and technology;

•
reviewing our approaches to acquiring and/or gaining access to a range of distinct science and technology resources; and

•
reviewing, evaluating, and advising the Board regarding the Company’s assessment of the risks and benefits associated with technologies in which we are currently or potentially investing, or those that represent a significant portion of our research and development efforts.

Strategic Planning and Capital Allocation Committee
The Strategic Planning and Capital Allocation Committee met four times during 2025. The current members of the Strategic Planning and Capital Allocation Committee are: Messrs. Graves (Chair), Barg, Enyedy, Foster, and Ms. Kemps-Polanco. The Strategic Planning and Capital Allocation Committee is responsible for reviewing our capital structure, financial strategies, major acquisitions and investment policies to support prudent and effective capital allocation. The Strategic Planning and Capital Allocation Committee is responsible for review of:
•
matters pertaining to our portfolio of business;

•
major acquisitions and capital investment projects;

•
our capital structure and material financial strategies;

•
our derivatives and hedging strategies (in coordination with the Audit Committee);

•
our investment policies and practices, including requirements for major acquisitions and divestitures, collaborations and joint ventures;

•
matters pertaining to our long-term business objectives and strategic plan development, including making recommendations for the Board for approval, including a review of monetization and divestiture opportunities and other potential strategic opportunities that may be available;

•
conducting a comprehensive assessment of potential acquisition targets, with particular emphasis on opportunities and initiatives that enhance the Company’s long-term sustainability; and

•
our dividend and share repurchase policies and programs and other strategies to return capital to shareholders (subject to consideration and implementation, if any).

Board Nomination Process
The Corporate Governance and Nominating Committee adopted criteria regarding the qualifications required for Board nominees, which can be found in our Corporate Governance Guidelines. These criteria are designed to assure that the Board is composed of successful individuals who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well together. The primary consideration in the selection and retention of directors is their respective ability to fairly represent the interests of our stakeholders. Having a range of business background, area of expertise, skills, educational background, demographic characteristics, industry, and geography are also considered, as well as other factors that can provide the Board with a range of informative viewpoints and perspectives. The criteria for director nominees include: the candidate’s professional experience and personal accomplishments; the candidate’s independence from us and management; the ability of the candidate to attend Board and committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings; the candidate’s ability to function as a member of a collaborative group; and the candidate’s understanding of the Board’s governance role. In addition, the Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to shareholders a group that can best oversee the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of backgrounds and experiences in various areas. In determining whether to recommend a director for reelection, the director’s past attendance at meetings and participation in and contributions to the activities of the Board is also taken into consideration.
The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders, using the same process it follows for other candidates. Shareholders may submit director recommendations to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. If nominations are being made instead, then pursuant to our By-laws, nominations for directors at the Annual Meeting of Shareholders must meet the requirements under our By-Laws, and must be received not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s meeting. For information about submitting shareholder proposals, including director nomination proposals, please see the section of this Proxy Statement entitled “Shareholder Proposals for 2027 Annual Meeting”.
Meeting Attendance
All Board members are expected to attend our Annual Meetings of Shareholders, unless an emergency prevents them from doing so. Each of the eleven members of the Board serving at that time attended the 2025 Annual Meeting of Shareholders. During 2025, there were seven meetings of the Board. Each director attended 75% or more of the aggregate number of Board meetings and the committee meetings of the Board on which he or she served during 2025.
Other Board Service
Our Corporate Governance Guidelines provide that directors generally may not serve on more than five boards of directors of other publicly traded companies (in addition to our Board or the board of directors of a director’s employer). Members of the Audit Committee generally may not serve on more than three publicly traded company audit committees simultaneously (including that of our company). In addition, service on boards and/or committees of other organizations must be consistent with our conflict of interest policies.
Contacting the Board of Directors
In order to provide shareholders and other interested parties with a direct and open line of communication to the Board, we adopted the following procedures for communications to directors. Shareholders and other interested parties may contact the Lead Director, any other directors or the independent members of the Board as a group through our Lead Director, Dr. Mackay, by writing to the Lead Director, c/o Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, Massachusetts 01887, or by email at CRLLeadDirector@crl.com. All communications received in this manner will be kept confidential, if requested, and relevant information will be forwarded by the Corporate Secretary to the Lead Director or to other directors if the communication is so directed. These methods of communicating to our Board will remain in place following the Annual Meeting and the elimination of the Lead Director position, and the Corporate Secretary will continue to ensure communications are received by the Chair and other members of the Board. Items that are unrelated to a director’s duties and responsibilities as a board member may be excluded by the Corporate Secretary, including solicitations and advertisements, junk mail, product related communications, job referral materials such as resumes, surveys and material that is determined to be illegal or otherwise inappropriate. Any communication so excluded will be made available to any independent director upon request.
2025 DIRECTOR COMPENSATION
We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. Linking a portion of their compensation to stock aligns the interests of directors with the interests of shareholders. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, as well as the skill levels required by us of members of the Board.
The following table sets forth all of the compensation awarded to, earned by, or paid to our directors for the year ended December 27, 2025. Please note that Mr. Foster received no compensation for his role as director, and the entirety of his compensation is reported in the Summary Compensation Table located on page 61 of this Proxy Statement.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Martin Mackay	110,000	127,691	128,168	—	365,859
Virginia M. Wilson	90,000	127,691	128,168	—	345,859
Paul Graves	90,000	127,748	127,960	—	345,708
Nancy C. Andrews	85,000	127,691	128,168	—	340,859
Reshema Kemps-Polanco(1)	85,000	127,691	128,168	—	340,859
Craig B. Thompson	85,000	127,691	128,168	—	340,859
George Llado, Sr	70,000	127,691	128,168	—	325,859
Steven Barg	65,000	127,748	127,960	—	320,708
Abraham Ceesay	65,000	127,748	127,960	—	320,708

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark Enyedy	65,000	127,748	127,960	—	320,708
George E. Massaro(5)	28,750	—	—	—	28,750
Richard F. Wallman(5)	26,250	—	—	—	26,250
Robert Bertolini(5)	22,500	—	—	—	22,500
Deborah T. Kochevar(5)	21,250	—	—	—	21,250

(1)
Reflects the aggregate dollar amount of all fees paid for services as a director, including annual retainer fees, committee, and/or committee chair fees. A description of the applicable fees can be found in the narrative below this table. For the following directors, each elected to receive all of their cash retainers in the form of an equivalent value of RSUs instead of cash: Mr. Barg, Ms. Kemps-Polanco, Mr. Llado, and Dr. Mackay.

(2)
Amounts reflect (a) the grant date fair value of the RSUs granted to directors in fiscal year 2025 as part of their annual equity grant in May 2025, and (b) RSUs granted to Mr. Barg, Mr. Ceesay, Mr. Enyedy, and Mr. Graves in connection with their joining the Board in May 2025, in all instances computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. See Item 8 “Financial Statements and Supplementary Data—Note 1 to our Consolidated Financial Statements” and Item 8 “Financial Statements and Supplementary Data—Note 15 to our Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, for a discussion of the assumptions used by us in the Black-Scholes valuation model. As of December 27, 2025, each then current director held the aggregate number of unvested RSUs as follows: Dr. Andrews—946, Mr. Barg—1,427, Mr. Ceesay—946, Mr. Enyedy—946, Mr. Graves—946, Ms. Kemps-Polanco—1,576, Mr. Llado—1,465, Dr. Mackay—1,761, Dr. Thompson—946, and Ms. Wilson—946.

(3)
Amounts reflect the grant date fair value of directors’ stock options granted in fiscal year 2024 as part of their annual equity grant in May 2025, in all instances computed in accordance with FASB ASC Topic 718, and calculated using the Black-Scholes valuation model utilizing our assumptions. See Notes 1 and 15 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, for a discussion of the assumptions used by us in the Black-Scholes valuation model. As of December 27, 2025, each then current director held the aggregate number of option awards as follows: Dr. Andrews—10,901, Mr. Barg—2,082, Mr. Ceesay—2,082, Mr. Enyedy—2,082, Mr. Graves—2,082, Ms. Kemps-Polanco—3,786, Mr. Llado—8,780, Dr. Mackay—10,258, Dr. Thompson—5,648, and Ms. Wilson—10,328.

(4)
None of our directors received perquisites or other personal benefits equal to or exceeding $10,000 in the aggregate.

(5)
Each of Mr. Massaro, Dr. Kochevar, Mr. Bertolini, and Mr. Wallman’s terms as directors ended on May 20, 2025, as they chose not to stand for re-election to the Board at the 2025 Annual Meeting.

In 2025, we paid each non-employee director an annual base cash fee of $65,000 for service as our director. Members of the Audit Committee are paid an additional annual cash fee of $5,000 in recognition of the additional meetings the Audit Committee holds. Additional cash fees are paid to the Lead Director ($45,000), Chair of the Audit Committee ($25,000), Chair of the Compensation Committee ($20,000), Chair of the Corporate Governance and Nominating Committee ($20,000), Chair of the New Approach Methodologies and Science Committee ($20,000), Chair of the Strategic Planning and Capital Allocation Committee ($20,000), Chair of the Responsible Animal Use Committee ($20,000) and Chair of the Science and Technology Committee ($20,000) for their added responsibilities. Beginning in May 2026, the amount paid to each non-employee director will be increased to an annual base cash fee of $75,000 for service as our director, and the Chair of the Board will receive an additional annual fee of $175,000 for added responsibilities. No additional fees are paid for attending meetings of the Board or any committee of the Board. We reimburse expenses incurred by directors in attending meetings of the Board of Directors and of its respective committees.
The Board believes there is a greater opportunity for alignment of the Board’s compensation structure with the interests of the Company’s shareholders in creating sustained, long-term value by affording the Company’s independent directors the opportunity to receive all or a significant percentage of their compensation in the form of RSUs, with the ability to defer receipt of those RSUs for an extended period of time. Accordingly, (1) directors are permitted to elect in advance to receive their annual cash fees in the form of equivalent value RSUs; and (2) we have established the Charles River Laboratories International, Inc. Non-Employee Directors Deferral Plan, which allows directors, if they so choose, to defer receipt of all or a portion of their RSUs for up to a period of five years or may elect to defer them upon retirement from the Board.

Our non-employee director equity compensation policy for each unaffiliated non-employee director provides for (1) equity having an intended value of approximately $255,500 on the first day of the month following his or her initial election or appointment to the Board; provided, however, that the value of the equity award will be paid pro rata based on the number of months that have elapsed during the Board term, and (2) equity having an intended value of approximately $255,500 on an annual basis following our annual meeting of shareholders. In fiscal 2025, non-employee director equity grants were issued half in restricted stock or RSUs and half in the form of stock options (utilizing Black-Scholes pricing models). Beginning in 2026, non-employee director equity grants will be issued 100% in the form of RSUs.
Under our shareholder-approved Amended and Restated 2018 Incentive Plan, in a single year, no non- employee director may receive equity awards with a grant date fair value that, when combined with any cash or other compensation granted in the same year, exceeds an aggregate amount of $800,000 (excluding the aggregate grant date fair value of any initial award made to such non-employee director upon his or her initial election or appointment to the Board, which will not exceed $600,000).
Director Stock Ownership Requirement
In order to further align the interests of directors and shareholders, the Board has mandated that, to the extent permissible, directors have a significant financial stake in the Company. Accordingly, as set forth in the Corporate Governance Guidelines, we require that each director own a minimum number of shares of vested Company stock with a value equivalent to five (5) times the annual cash retainer that such director is eligible to receive during his or her then current term as a member of the Board. Newly elected directors have five (5) years from election to comply with the new requirement, and in the interim the prior requirement is applicable. Board members who are subject to third party restrictions on their stock holdings (e.g., certain academic institutions) shall be permitted to own stock in an amount that is appropriate for them in light of such other restrictions. As of the date of this Proxy Statement, all of our directors who have served at least three years on the Board are in compliance with the prior holding requirement.
OUR COMMITMENT TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE PRINCIPLES
We remain committed to environmental, social and governance (ESG) principles. As a company, we recognize that the way in which we do business influences the results we seek to achieve. Accordingly, we strive to promote and support business practices that are environmentally sustainable, socially conscious and aligned with strong corporate governance practices. In addition to the below, more details regarding our commitment to ESG principles can be found in our Corporate Citizenship Report, which is published biennially and available on our website at www.criver.com under the “Investor Relations—Corporate Citizenship” caption. Information contained or accessible through website links is not incorporated in, and does not constitute a part of, this Proxy Statement.
ESG Oversight
Execution of the Company’s ESG strategy is overseen by the Company’s senior management team with centralized responsibility and oversight of all ESG governance functions under an ESG Governance Council, comprised of a cross-functional senior leadership steering committee. The ESG Governance Council is responsible for integrating our ESG strategy with overall business strategy, including visibility, oversight, risk identification and management, disclosures, and metrics. In 2025, the ESG Governance Council was led by Ms. Birgit Girshick, our Chief Operating Officer (COO), who reports regularly to the CEO, Board, and Board Committees, the Council met twice in 2025 to discuss relevant ESG priorities.
Our full Board generally oversees the Company’s ESG goals and objectives and supports the implementation of the Company’s ESG priorities. Specific ESG topics are overseen by the Board committee responsible for the subject matter. For example, the Corporate Governance and Nominating Governance Committee has oversight responsibility for the corporate governance aspects of ESG, such as oversight of our program relating to corporate responsibility/corporate governance and sustainability, including ESG matters; and the Audit Committee generally oversees risk exposures related to ESG. ESG-related matters are regularly part of the Board’s agenda.

Environment, Health, Safety and Sustainability (EHS&S)
Our vision is to embed working safely and sustainably into everything we do and every decision we make. Our approach to EHS&S continuously evolves with our global footprint and is guided by our Global Policy on Safety & Sustainability, which was updated in 2024, and integrates a “working safely and sustainably” mindset into our culture, strategy, business processes, employee performance goals, and total rewards program. We rely upon our EHS&S Strategic Plan to provide a roadmap to help us to achieve world-class EHS&S performance. The EHS&S Strategic Plan consists of eight strategic priorities, as well as two cornerstones: (1) integrating our EHS&S strategy into our broader business strategy and (2) integrating the vision of working safely and sustainably into our culture. EHS&S programs and initiatives are tied to our EHS&S Strategic Plan, with the aim of moving toward world-class EHS&S performance.
Governance. The Global EHS&S Group provides leadership, guidance, technical expertise, and oversight while facilitating the integration of EHS&S into our business processes, by aligning EHS&S initiatives to business goals and continually monitoring and evaluating our EHS&S performance.
Team EHS&S. We utilize a collaborative management approach where the Global EHS&S Group solicits feedback and suggestions from our site-based EHS&S leaders, and have developed forums to share tools, resources, and best practices to advance our EHS&S efforts.
Responsible Supply Chain Management. We are dedicated to sustainable and responsible supply chain management and we encourage the development and participation of all capable material and service suppliers. We consider our suppliers, contractors, consultants, and agents as part of the Charles River team, and we rely on them to help us accomplish both our business and EHS&S objectives.
Leverage Technology. We believe that optimizing processes and leveraging technology is a key component to operating more efficiently. We currently use resource tracking software to manage our energy and GHG emissions data. We also utilize an EHS&S Management Information System software solution that allows us to more efficiently manage our Incidents, Permits and Licenses, Audits and Inspections, and Occupational Health.
Metrics. We focus on select key performance indicators—both leading and lagging—to track, measure, and manage our EHS&S performance. As part of integrating working safely and sustainably into how we do business, EHS&S performance is included in our quarterly business reviews. For example, from a baseline of 2018, we have committed to a 50% reduction in GHG emissions from global Charles River facilities (Scope 1 and 2 emissions) by 2030, as well as a 15% reduction in value chain GHG emissions (Scope 3) by 2030. Our Greenhouse Gas (GHG) emission reduction goals were approved by the Science Based Targets Initiative (SBTi) in 2021 and are in line with the Paris Climate Agreement and the United Nations Sustainable Development Goals.
Performance Assurance. We have two focus areas for EHS&S performance assurance: (1) maintaining our globally consistent operating framework that includes Global EHS&S Business Guidelines and (2) maintaining our EHS&S assessment program that assesses our facilities’ EHS&S programs against this framework and applicable regulatory standards.
Communications. We inform employees of goals, progress, and achievements via Company newsletters, the Company intranet site, town hall meetings, CEO videos, Earth Day communications, and other messaging throughout the year. More detailed Team EHS&S communications include sharing best practices with EHS&S team members during quarterly Global EHS&S Council meetings and via our EHS&S intranet site.
Sustainable Design. Sustainable Design has become an integral component of our business strategy and informs the way we design and build both new facilities and those that we are retrofitting or remodeling. Global engineering teams, project managers, and key external architectural and engineering partners are trained in and support the incorporation of Sustainable Design projects, including energy efficiency, fossil fuel reduction, water conservation, waste minimization, and safety. We also launched a project management program in 2025 to identify and implement sustainable projects within our operations.

Human Capital Management
We bring together world-class scientists and talent from around the globe to serve our clients and create healthier lives. Charles River’s efforts to attract talent, develop our people, and foster a sense of belonging are an integral part of our people strategy. Operating in over 120 sites and in over 20 countries worldwide, we believe in treating our employees and prospective talent with dignity, decency, and respect as outlined in our Human Rights Statement (available on our website at www.criver.com.
Our People Strategy is built on Three Pillars that enable our exceptional employee experience and distinctive culture:
•
Connect to our Purpose—Connecting our people to each other, to their roles, and to the organization based on the positive impact we are having on human and animal health, within our communities and with each other.

•
Energize, Grow and Develop—Ensuring our colleagues are provided with opportunities for continuous learning and development, growing their skills, and reaching their goals.

•
Make a Difference—Creating an environment where every person can contribute fully to deliver on business commitments at the highest standards, with a focus on quality, appreciation and recognition.

Our values—Care, Lead, Own, Collaborate—serve as the foundation for our distinctive culture. Our CRL DNA are the behaviors based on these values that steer us to make decisions, grow future leaders, care for our people, and pave the way for continued success.
Belonging, Community and Social Impact
As a global organization, we know that building teams with varying backgrounds and perspectives strengthens our business, increases our ability to innovate, and deepens our impact on healthcare.
We are focused on creating an environment where every employee feels valued, recognized, and supported. We do this by celebrating our differences; hosting monthly sessions on belonging; and offering eleven distinct Employee Resource Groups that are open to all employees and have attracted more than 4,000 members.
At Charles River, we seek the best talent from a broad pool of candidates and provide opportunities for our people to grow, develop their talents, and contribute fully. We routinely benchmark our systems and processes to ensure we treat all of our employees fairly and without discrimination.
We believe in connecting our people with the communities we serve, we do this through both our time and philanthropic giving, building long-term partnerships, and investing in Science, Technology, Engineering, and Math (STEM) Education for the future generation of scientists. Our goal is to create positive, lasting social impact in the communities where we live and work.
We aim to be best in class, and we do so by engaging our people, enhancing career development, prioritizing employee well-being, investing in our total compensation package, and regularly analyzing data and feedback from our people. In addition to pay equity audits in countries where they are legally required, we conduct a biennial pay assessment on a global scale and take corrective action where appropriate as part of our continuing efforts to be competitive in the marketplace.
Community Involvement
At Charles River, we are proud to make a positive difference in our local communities across our three priority Community Areas of Focus:
•
Thriving Communities—Increasing access to basic human services

•
Science, Technology, Engineering, and Math (STEM) Education—Inspiring the next generation of scientists and difference-makers

•
Health Outcomes—Championing disease education and awareness

We believe that a healthier future belongs to us all, and we invest and serve our communities through both our time and philanthropic giving.
Corporate Governance
We are committed to operating our business with integrity and accountability. We meet independence standards established by the NYSE and the SEC. Each current member of our Board, other than Mr. Foster (who is also our Chief Executive Officer) and Mr. Ceesay, is independent and has no significant financial, business or personal ties to us or management, and all of our required Board committees are composed of independent directors.
Our Board adheres to our Corporate Governance Guidelines and the Code, which have been communicated to employees and posted on our website. We are diligent in complying with established accounting principles and are committed to providing financial information that is transparent, timely and accurate. We have established global processes through which employees, either directly or anonymously, can notify management (and the Audit Committee of the Board) of alleged accounting and auditing concerns or violations, including fraud. Our internal Disclosure Committee meets regularly and operates pursuant to formal disclosure procedures and guidelines to support our public reporting. Copies of our Corporate Governance Guidelines and our Related Person Transactions Policy are available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption.
Reports and documents on our corporate website are not incorporated by reference into this Proxy Statement. Some of these reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

Corporate Governance Snapshot
Below is a summary of some of the key elements of our strong governance policies and practices:

✓
Majority voting standard
in uncontested director elections with a mandatory resignation policy that requires incumbent director nominees to submit a resignation that becomes effective upon the failure to receive a majority vote and the Board’s acceptance of the resignation

✓ Expectation of director attendance with all directors attending over 75% of Board and respective Committee meetings in 2025
✓ Mandatory director retirement age of 75 with grandfather provision permitting any director who was a member of the Board as of December 17, 2019, to retire at age 78		✓ Proxy Access provision in our by-laws by which eligible shareholders may nominate director candidates for inclusion in our proxy statement and proxy card
✓ Annual director and committee assessments to ensure that the Board and its Committees are performing effectively and in the best interests of the Company and its shareholders
✓
Commitment to ESG principles
through which we strive to promote and support business practices that are environmentally sustainable, socially conscious and aligned with strong corporate governance practices, including Board oversight of ESG risk

✓
Lead Independent Director
to provide independent oversight and is responsible for ensuring that the Board is acting in conformity with good corporate governance practices and in our long-term best interests

✓
Code of Business Conduct and Ethics
that outlines the laws and policies that apply to our business, as well as an individual’s responsibilities for maintaining a positive and ethical work environment and our resources for issues involving legal compliance or ethical business conduct

✓ Independent Board Committee Chairs to provide independent oversight of each Committee		✓ Information security risk oversight by Board (Audit Committee)
✓ Corporate strategy and risk oversight by Board, which oversees the process and performs this oversight role using several different levels of review
✓
Political Contribution Policy
that, among other things, prohibits the use of Company resources: to fund or support political parties, officials or candidates without prior approval from CEO, CFO, and General Counsel; and for employees’ personal political activities

✓ Stock Ownership Requirements require our employees at the vice president level and higher, including our executive officers, and directors to hold shares as follows:
✓
Clawback Policy
on the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

Position	Stock Ownership Requirement
Director	5x cash retainer
CEO	6x base salary
Executive Vice President	3x base salary
Senior Vice President	2x base salary
Vice President	1x base salary

Code of Business Conduct and Ethics
All of our employees and officers, including our Chief Executive Officer and Chief Financial Officer, and members of our Board, are required to abide by our global Code. Our Code outlines the key laws and policies that apply to our business, as well as an individual’s responsibilities for maintaining a positive and ethical work environment, and our resources for issues involving legal compliance or ethical business conduct. The Code is the foundation of our comprehensive Legal Compliance program, a global function that helps promote compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct and an abiding belief in the importance of the integrity of our employees. Our Code, together with related policies and procedures, covers areas of legal and professional conduct, including employment policies, conflicts of interest, intellectual property, data privacy and the protection of confidential information, as well as adherence to all laws and regulations applicable to the conduct of our business.
Employees are required to report any conduct that they believe to be an actual or apparent violation of the Code. Consistent with the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
The full text of our Code is available on our website at www.criver.com, under the “Investors—Corporate Governance” caption. We will disclose any future material amendments to the Code and any waivers granted to any director or officer within the period required following the date of such amendment or waiver on our website.
Director Qualification Standards; Director Independence
Our Board has adopted a formal set of Director Qualification Standards (Standards) with respect to the determination of director independence. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to employment or affiliation with us or our independent registered public accounting firm. In accordance with these Standards, we must determine that the director has no material relationship with us other than as a director. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with us, and limit the scope of commercial relationships of all directors with us. Directors may not be given personal loans or extensions of credit by us, and all directors are required to deal at arm’s length with us and our subsidiaries and to disclose any circumstance that might be perceived as a conflict of interest. The full text of our Standards is available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption, within our Corporate Governance Guidelines.
The Board has determined that nine of the twelve directors standing for reelection to the Board are independent under these Standards. In addition, the Board determined that each of Robert Bertolini, Deborah T. Kochevar, George E. Massaro, and Richard F. Wallman were independent for the period of their service on the Board during the year ended December 27, 2025. The Board has determined that: Mr. Foster does not qualify as an independent director due to his employment as our Chief Executive Officer; Ms. Girshick does not qualify as an independent director due to her current employment as of Chief Operating Officer and future employment as our Chief Executive Officer; and Mr. Ceesay does not qualify as an independent director as a result of his serving as an executive officer of a Company client.
In the course of the Board’s determination of the independence of each director nominee other than Mr. Foster and Ms. Girshick, it considered any transactions, relationships and arrangements as required by the Standards. In particular, the Board evaluated, for each of our non-employee directors, the annual amount of sales to and/or purchases from any organization of which he or she serves as an executive officer.
In all such evaluations as to the independent non-employee director nominees, we determined that the applicable amounts were below the greater of (1) $1 million or (2) two percent (2%) of the consolidated gross annual revenue of each of those organizations in the most recently completed fiscal year.
In addition, with respect to all of our non-employee director nominees, the Board considered the amount of our discretionary charitable contributions to organizations of which he or she serves as an officer, director or trustee, and determined that our contributions constituted less than the greater of (1) $1 million or (2) two percent (2%) of such organization’s total annual gross revenue in each of the organization’s last three completed fiscal years.
In conducting this analysis, the Board considered all relevant facts and circumstances, utilizing information derived from our records and responses to questionnaires completed by the incumbent directors and director nominees in connection with the preparation of this Proxy Statement. For information about the entities our non- employee directors serve or have served as either (1) an executive officer or (2) an officer, director or trustee of a charitable institution (other than any such charitable institution with which the Company has no transactions, relationships, or arrangements), you are directed to their biographies adjacent to their pictures above in this Proxy Statement.
The independent members of the Board typically meet in executive session following each regularly scheduled meeting of the full Board and, as they determine necessary, following meetings of our Board committees. Our current Lead Director, Dr. Mackay, leads executive sessions of the Board.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth the number of outstanding shares of common stock beneficially owned and the percentage of total shares outstanding as of March 16, 2026 by:
•
each person known to us to be the beneficial owner of more than 5% of the then-outstanding common stock;

•
each director and named executive; and

•
all of our directors and executive officers as a group.

The numbers of shares of stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by May 15, 2026 (60 days after March 16, 2026) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
Name	Number of Shares Beneficially Owned as of March 16, 2026	Percentage of Shares Outstanding
5% Shareholders
The Vanguard Group, Inc.	5,980,236(1)	12.1%
BlackRock, Inc.	3,524,401(2)	7.1%
Invesco, Ltd.	2,696,150(3)	5.5%
Named Executives
James C. Foster	361,012(4)	*
Michael Knell	11,480(5)	*
Birgit Girshick	76,303(6)	*
Victoria Creamer	30,808(7)	*
Joseph W. LaPlume	28,218(8)	*
Flavia H. Pease	7,007(9)	*
Non-Employee Directors
Nancy C. Andrews	14,865(10)	*
Steven Barg	3,509(11)	*
Abraham Ceesay	3,028(12)	*
Mark Enyedy	3,028(13)	*
Paul Graves	3,028(14)	*
Reshema Kemps-Polanco	6,376(15)	*
George Llado, Sr.	13,594(16)	*
Martin Mackay	24,550(17)	*
Craig Thompson	8,061(18)	*
Virginia M. Wilson	15,239(19)	*
All current executive officers and directors as a group (17 persons)	660,726(20)	1.3%

*
Less than 1%.

(1)
The information reported is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. Vanguard has sole voting power with respect to 0 shares, sole dispositive power with respect to 5,767,280 shares, shared voting power with respect to 62,914 shares and shared dispositive power with respect to 212,956 of the shares reported in the table. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)
The information reported is based on a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. BlackRock has sole voting power with respect to 3,347,541 shares and sole dispositive power with respect to 3,524,401 of the shares reported in the table. The address of BlackRock is 50 Hudson Yards New York, NY 10001.

(3)
The information reported is based on a Schedule 13G filed with the SEC on February 12, 2026 by Invesco, Ltd. Invesco has sole voting power with respect to 2,686,062 shares and sole dispositive power with respect to 2,696,150 of the shares reported in the table. The address of Invesco is 331 Spring Street NW, Suite 2500, Atlanta, GA 30309.

(4)
Includes 85,935 shares of common stock subject to options held by Mr. Foster that are exercisable within 60 days of March 16, 2026.

(5)
Includes 3,576 shares of common stock subject to options held by Mr. Knell that are exercisable within 60 days of March 16, 2026.

(6)
Includes 21,886 shares of common stock subject to options held by Ms. Girshick that are exercisable within 60 days March 16, 2026.

(7)
Includes 13,843 shares of common stock subject to options held by Ms. Creamer that are exercisable within 60 days of March 16, 2026.

(8)
Includes 17,344 shares of common stock subject to options held by Mr. LaPlume that are exercisable within 60 days of March 16, 2026.

(9)
Ms. Pease separated from the Company in September 2025.

(10)
Includes 10,901 shares of common stock subject to options held by Dr. Andrews that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Dr. Andrews that vest within 60 days of March 16, 2026.

(11)
Includes 2,082 shares of common stock subject to options held by Mr. Barg that are exercisable within 60 days of March 16, 2026 and 1,427 RSUs held by Mr. Barg that vest within 60 days of March 16, 2026.

(12)
Includes 2,082 shares of common stock subject to options held by Mr. Ceesay that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Mr. Ceesay that vest within 60 days of March 16, 2026.

(13)
Includes 2,082 shares of common stock subject to options held by Mr. Enyedy that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Mr. Enyedy that vest within 60 days of March 16, 2026.

(14)
Includes 2,082 shares of common stock subject to options held by Mr. Graves that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Mr. Graves that vest within 60 days of March 16, 2026.

(15)
Includes 3,786 shares of common stock subject to options held by Ms. Kemps-Polanco that are exercisable within 60 days of March 16, 2026 and 1,576 RSUs held by Ms. Kemps-Polanco that vest within 60 days of March 16, 2026.

(16)
Includes 8,780 shares of common stock subject to options held by Mr. Llado that are exercisable within 60 days of March 16, 2026 and 1,465 RSUs held by Mr. Llado that vest within 60 days of March 16, 2026.

(17)
Includes 10,258 shares of common stock subject to options held by Dr. Mackay that are exercisable within 60 days of March 16, 2026 and 1,761 RSUs held by Dr. Mackay that vest within 60 days of March 16, 2026.

(18)
Includes 5,648 shares of common stock subject to options held by Dr. Thompson that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Mr. Thompson that vest within 60 days of March 16, 2026.

(19)
Includes 10,328 shares of common stock subject to options held by Ms. Wilson that are exercisable within 60 days of March 16, 2026 and 946 RSUs held by Ms. Wilson that vest within 60 days of March 16, 2026.

(20)
Includes 218,365 shares of common stock subject to options exercisable within 60 days of March 16, 2026. None of the shares reflected have been pledged as security.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders:
2018 Incentive Plan	687,061	$228.26	1,557,655
Equity compensation plans not approved by security holders	—	—	—
Total	687,061(1)	—	1,557,655(2)

(1)
None of the options outstanding under any of our equity compensation plans include rights to any dividend equivalents (i.e., a right to receive from us a payment equal to dividend payments received by holders of our common stock or our other equity instruments).

(2)
The 2018 Incentive Plan utilizes a fungible pool concept where each share issued in connection with awards that do not have option-like features (full-value awards) is counted as 2.3 units and each share issued that is subject to options, stock appreciation rights, and other awards that expire no more than seven years from the date of grant is counted as 1.0 unit against the overall reserved and available shares.

The following table provides additional information regarding the aggregate issuances under our existing equity compensation plans as of December 27, 2025:
Category	Number of securities outstanding	Weighted average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted stock/units outstanding(1)	703,105	$—	—
Total number of options outstanding(2)	687,061	$228.26	6.23
Total number of performance share units outstanding(3)	547,298	$—	—

(1)
For purposes of this table, only unvested restricted stock units as of December 27, 2025 are included. This number does not incorporate the 2.3 fungible ratio.

(2)
For purposes of this table, only options outstanding as of December 27, 2025 are included.

(3)
For purposes of this table, reflects target payouts of outstanding 2024 performance share units (PSUs) and projected maximum payouts of outstanding 2025 PSUs, taking into account the impact of non-GAAP EPS performance on both grants. This number does not incorporate the 2.3 fungible ratio.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Officers, directors, and such beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 27, 2025, our officers, directors, and such beneficial owners complied with all applicable Section 16(a) filing requirements, except that, on January 20, 2026, a Form 4 for Mr. LaPlume reporting a sale of 400 shares in 2025 was filed late due to an administrative oversight.
PROPOSAL TWO—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In 2023, our shareholders approved the Board of Directors’ recommendation that we conduct an advisory vote on executive compensation on an annual basis. Accordingly, Proposal Two requests shareholder approval of the 2025 compensation of our named executives as disclosed in this Proxy Statement. Following the vote on this proposal, the next say-on-pay vote will occur in connection with the Company’s 2027 annual meeting.
In fiscal year 2025, demand from biopharmaceutical clients stabilized and began to show early signs of improvement as clients continued to navigate a challenging and evolving environment. Demand from larger biopharmaceutical clients began to improve early in the year following the prior year’s constrained budgetary spending as a result of restructuring initiatives and reprioritization of their drug development programs. Meanwhile, small and mid-sized biotechnology clients experienced a gradual improvement in funding over the course of fiscal year 2025, particularly in the second half of the year, that led to an improvement in DSA demand trends as we exited the year.
Despite the dynamic market environment, many of our pharmaceutical and biotechnology clients continued to benefit from the long-term value of strategic outsourcing to improve their operating efficiency and to access capabilities that they do not maintain internally. Many of our large biopharmaceutical clients have continued to rely on relationships with outsourced partners like Charles River to enhance their drug discovery and early-stage development efforts, and biotechnology companies to assist them in bringing new drugs to market. Because of a continued cautious view with regard to early-stage R&D spending, revenue from both large biopharmaceutical clients and small and mid-sized biotechnology clients declined in fiscal year 2025. However, our ability to continue to deliver our leading suite of research, non-clinical development, and bioanalytical solutions has endeavored our clients to continue to choose to partner with us for our flexible and efficient outsourcing solutions, broad scientific capabilities, and global scale.
For the past decade, we have continued to take many important steps to position the Company to meet shifting and dynamic client demand environment and to maintain responsiveness to clients’ needs. These have included acquisitions and scientific partnerships in each of our business segments—Research Models and Solutions, Discovery and Safety Assessment, and Manufacturing Solutions.
Simultaneously, we implemented a variety of initiatives targeted at strengthening the business, enhancing client service, and continuing to return value to shareholders. Our actions in 2025 continue to advance our achievement of these initiatives. We are actively positioning the Company to leverage our leadership position in non-clinical drug development and be able to capitalize on opportunities both in the marketplace and when the demand environment improves. These actions included:
•
In fiscal 2025, we announced that as part of our Board of Directors’ comprehensive strategic review of our business and growth prospects, we will focus on strategic initiatives to strengthen our leading scientific portfolio within our core markets through strategic acquisitions, partnerships, internal investments, and divestments of certain non-core assets.

•
Strategic expansion of our portfolio to provide clients with the critical capabilities they require to discover, develop, and test new drugs to further differentiate ourselves from the competition. In recent years, we have enhanced our scientific capabilities in areas that offer significant growth potential. By doing so, we have strengthened our comprehensive, non-clinical portfolio that enables clients to work seamlessly with the Company from the discovery of new molecules to IND-enabling safety assessment programs and beyond. The greater complexity of scientific research is encouraging the biopharmaceutical industry to rely on the Company’s high-science capabilities when choosing an outsourcing partner. In recent years, we have expanded our portfolio and enhanced our scientific capabilities through both strategic acquisitions and technology partnerships.
•
Responding and adapting to the current market environment to bring additional value to our clients, including enhanced commercial efforts through optimizing our salesforce to accelerate revenue growth by adjusting go-to-market strategies, focusing on selling across our entire portfolio, and leveraging technology to enhance sales insights and identify earlier selling opportunities.

•
Continued focus on operating efficiencies through further optimizing our infrastructure, utilizing automation to reduce manual processes; investing in our digital enterprise to enhance our real-time access to data and connectivity with clients, and generating greater savings from our procurement activities. In addition, in 2023, we launched Apollo™, our cloud-based platform to provide real- time access to scientific data and self-service tools for clients. Our digital strategy is helping us to better connect with our clients. We also focus on driving operational excellence in order to expedite our decision-making processes by more closely aligning critical support functions with the operations they support, and also leverage our streamlining efforts to reduce our clients’ research and development timelines to help accelerate their speed to market.

•
Restructuring initiatives to manage costs and generate efficiency by reducing staffing levels to align with the level of demand, as well as evaluating our global footprint to optimize, consolidate, and simplify operations. We have also engaged in global footprint optimization efforts to maximize capacity and enhance our capabilities, including looking at new markets to serve as well as new locations which give us financial, operational, and scientific advantages. We have taken a client-centric approach to these actions with a goal of serving our clients more efficiently and seamlessly in order to capture synergies and savings that extend beyond the facility costs, including harmonization and centralization of processes, tools and tasks, continuing to better leverage technology, adoption of a global businesses service model to streamline our operations, as well as other projects such as generating greater procurement savings.

•
Routine evaluation of strategic fit and fundamental performance of our businesses. As part of this ongoing assessment, we may determine certain capital could be better deployed in other long-term growth opportunities. Most recently, we announced the planned divestitures of the contract development and manufacturing products and services (CDMO) and Cell Solutions businesses and certain European sites within the Discovery Services business.

•
Focusing on commercial enhancements to promote a client-centric focus and gain additional market share. Our goal is to enhance the client experience and reinforce our role as a flexible and responsive partner to our clients, including through leveraging technology such as our Apollo™ cloud-based platform to provide real-time access to scientific data and self-service tools for clients.

•
Ensuring Charles River maintains a leading position in providing existing and enabling the availability of novel new NAMs that will be of greatest benefit to our biopharmaceutical client base.

•
Continuing efforts to look for additional opportunities outside of the biomedical research and biopharmaceutical therapeutics development support market segments where we can leverage our channels and capabilities in sizable and/or rapidly growing adjacent markets.

•
Significant progress to better secure our supply chain and successfully mitigating NHP supply challenges, through enhanced safeguards, better use of our international and supplier diversification efforts, including the acquisition of certain assets of K.F. (Cambodia) Ltd., a Cambodia-based provider of NHPs for regulatory required biomedical, pharmaceutical, and toxicological research purposes, in January 2026, and the acquisition of a 90% controlling interest in fiscal 2023 of Noveprim Group, an NHP supplier based in Mauritius

•
In fiscal year 2025, we repurchased 2.1 million shares of common stock for $350.0 million under the prior stock repurchase program. On October 29, 2025, our Board of Directors approved a new stock repurchase authorization of $1.0 billion to balance our capital allocation strategy with a goal to return additional value to shareholders in future years.

We believe these actions contributed significantly to our financial performance in fiscal year 2025, which demonstrated stability in a continuously evolving market, and which resulted in:
•
a 0.9% decrease in revenue;

•
cash flow relating to operating activities of $737.6 million (an increase of 0.4% from 2024); and

•
GAAP diluted loss per share of $(2.91), a decrease from GAAP diluted earnings per share of $0.20 in 2024, and a 0.4% decrease in non-GAAP diluted earnings per share.

Please see Appendix A to this Proxy Statement for a reconciliation of our non-GAAP EPS to our GAAP EPS for 2025.
We have discussed in detail in our 2025 financial results in the section of our Annual Report on Form 10-K entitled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation”.
Pursuant to Section 14A of the Securities Exchange Act, we are asking our shareholders to approve an advisory resolution on our executive compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal and required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), provides our shareholders with the opportunity to express their views, on an advisory (non-binding) basis, on our executive compensation for our named executives for fiscal year 2025 as described in the CD&A beginning on page 43 of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narratives found on pages 61-80 of this Proxy Statement. The advisory vote is not a vote on our general compensation policies, the compensation of our Board of Directors, or our compensation policies as they relate to risk management.
Charles River shareholders provided strong majority support for our named executives’ compensation at our 2025 annual meeting of shareholders (approximately 96% of shares voted in support of this matter). We attribute this level of support to several long-standing characteristics of our executive compensation program that we believe enhance the performance orientation of the program:
•
Base Salaries. We have kept base salary increases in line with market rates, averaging 3.2%, and in general annualized merit increases for our executives (excluding promotional increases) are consistent with the average annualized merit increases allotted to our North American workforce.

•
Annual Cash Incentive Awards. Our Compensation Program includes an annual cash bonus element that closely links a significant portion of executive pay to the achievement of short-term performance targets that are critical to meeting our stated financial objectives for the year. These targets are typically tied to specific financial metrics derived from our fiscal year operating plan. For fiscal year 2025, we exceeded our Revenue and Operating Income goals, which resulted in a bonus payout of 139% of target in 2025. This is discussed in more detail on pages 53-54.

•
Long-Term Equity Incentive Awards, including Performance Share Units: In the past our named executives received three types of equity awards (performance share units, restricted stock units, and options). However, in February 2025, the Compensation Committee decided to eliminate the use of options as a long-term equity incentive award for our named executives for 2025 grants. This change ensures our named executives’ equity retains its intended value despite market volatility, thereby being more retentive, while also strengthening alignment with the equity compensation framework for our broader employee population. Accordingly, in fiscal 2025, our named executives received two types of equity awards:

•
Performance Share Units (PSUs), which vest on a “cliff basis” after three years, if service and performance requirements are met and which are paid out in shares based upon two separate performance metrics: (1) first fiscal year non-GAAP earnings per share (EPS) and (2) three-year relative Total Shareholder Return (rTSR). PSUs are intended to comprise approximately 60% of the intended value of long-term equity incentive awards provided to executive officers in any fiscal year (with the exception of Mr. Foster, for whom the percentage is 80%). The performance period for the 2023 PSUs concluded at the end of fiscal year 2025. We achieved above-target performance for 2023 EPS and below-target performance for our rTSR ranking for the whole performance period. The overall result was a payout at 87.3% of target. The design of our PSUs is discussed in more detail on pages 56-57.
•
Time-based restricted stock/RSUs, which vest over four years (except in limited circumstances when special awards are granted). Restricted stock/RSUs are intended to comprise approximately 40% of the intended value of long-term equity incentive awards provided to officers in any fiscal year (with the exception of Mr. Foster, who received 20% RSUs).

•
No 280G Excise Tax Gross-Ups. For the limited number of our executives with whom we have change- in-control agreements (which includes each of our named executives), these agreements do not allow for any “gross-up” payment by the Company of any of the excise taxes imposed by Section 4999 of the Internal Revenue Code due to “golden parachute” payments.

•
Clawback Policy. We maintain our Financial Statement Compensation Recoupment Policy (also known as the Clawback Policy) that complies with NYSE listing standards and Section 10D of the Securities Exchange Act of 1934. This policy applies to all of our executive officers. Under this Clawback Policy, in the event of a restatement of Charles River’s financial statements resulting from material noncompliance with financial reporting requirements under the U.S. Federal securities laws, Charles River will recover erroneously awarded compensation from applicable executive officers, subject to specified criteria.

•
Inclusion of “double-trigger” vesting in our recent equity compensation plans. Our 2018 Incentive Plan, as amended (and our proposed 2026 Long-Term Incentive Plan, which is the subject of Proposal 3), includes “double-trigger” vesting provisions that provide for accelerated vesting only upon both the occurrence of a change of control and a qualifying termination of employment within a reasonable period following the change in control.

•
Perquisites. We offer no significant perquisites or cash equivalents.

•
Stock Ownership. The stock ownership guideline for the CEO is 6 times base salary, for executive vice presidents is 3 times base salary, and for senior vice presidents is 2 times base salary.

We believe that all of these aspects of our Program are appropriate in light of, and consistent with, economic and market environments, our financial performance, the corporate actions taken, and executive compensation trends. Furthermore, our focus on near term financial and operational objectives properly align management’s incentives with the interests of our shareholders.
Notwithstanding the strong majority vote of approval for our executive compensation program in 2025, we have embraced the idea of continuing outreach with our shareholders, particularly for corporate governance and executive compensation issues. In the winter of 2025, we reached out to our largest 25 shareholders (which included shareholders holding more than 70% of our outstanding stock) and inquired whether it would be helpful to meet and/or speak with us to discuss our corporate governance and executive compensation practices. We received positive responses from, and held one-on-one conversations with, a significant subset of these shareholders, with the remainder indicating that they were satisfied with our corporate governance and executive compensation practices or otherwise not responding to our inquiries. In these one-on-one meetings, shareholders offered their perspectives on relevant issues, and in each case, we were informed that the shareholders were very satisfied with our financial performance, corporate governance profile, and changes to our executive compensation program. In the few areas where the shareholders indicated they might see opportunities for enhancement, management shared the information to our Board of Directors for future consideration. None of our shareholders advocated for any substantial changes to our executive compensation program.
Throughout the year, we continue to engage with shareholders in additional one-on-one meetings to provide forums for them to share their feedback. This is part of our ongoing efforts to connect with our shareholders and be responsive to their perspectives on important financial, strategic and governance matters.
We urge shareholders to read the CD&A beginning on page 43 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and how they are designed to achieve our compensation objectives. The CD&A includes data that demonstrates our pay-for-performance alignment, as well as the Summary Compensation Table and other related compensation tables and narratives. Furthermore, for a detailed discussion of our 2025 financial performance and the actions we have taken during recent years, please also see the sections entitled “Our Strategy” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 18, 2026.
Advisory Vote and Board Recommendation
We request shareholder approval of the 2025 compensation of our named executives as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executives and the compensation philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executives, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table, and the other related tables and disclosure within the Executive Compensation section of this Proxy Statement.”
This advisory resolution is non-binding on the Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee value the opinions of our shareholders and will carefully review and consider the voting results when making future decisions regarding our executive compensation program.
The Board of Directors recommends a vote “FOR” the approval of the advisory resolution on executive compensation.

COMPENSATION DISCUSSION AND ANALYSIS
The purpose of our compensation program is to motivate, recruit and retain the strongest possible management team, and simultaneously align management’s interest with those of our shareholders. With these considerations in mind, the Compensation Committee (referred to in this section of the Proxy Statement as the Committee) has overseen the development, implementation and administration of our Executive Compensation Program (the Compensation Program or Program), described below, for members of senior management including the Chief Executive Officer and the other four executives who are identified in the Summary Compensation Table below (our named executives). Our philosophy behind the Compensation Program is that it should appropriately align executive compensation with both the short- and long-term performance of the Company and our commitment to our shareholders. Our named executives for fiscal year 2025 are: James C. Foster (Chair, President and Chief Executive Officer), Michael Knell (Interim Chief Financial Officer, Corporate Senior Vice President, and Chief Accounting Officer), Victoria Creamer (Corporate Executive Vice President and Chief People Officer), Birgit Girshick (Corporate Executive Vice President, Chief Operating Officer), Joseph LaPlume (Corporate Executive Vice President, Corporate Development & Strategy), and Flavia H. Pease (former Corporate Executive Vice President and Chief Financial Officer).
Executive Summary
The following provides a detailed discussion of the structure of our Compensation Program and how it is affected by the achievement of our established business plan in light of the business conditions we operate in. The Committee’s role is to ensure that the Compensation Program consistently operates in a manner that appropriately considers the operating performance of the Company, in light of the business conditions in the period, including the return to our shareholders. The Committee believes the detailed discussion that follows demonstrates that in 2025:
•
we delivered resilient financial results, while facing challenging demand trends and supply chain issues; and

•
our pay-for-performance oriented compensation program aligned our long-term performance and compensation with our financial results and shareholder returns.

We believe that the intended design of our 2025 Compensation Program is best understood by also evaluating it in the context of both the historical and current business environment in which we operate.
In fiscal year 2025, demand from biopharmaceutical clients stabilized and began to show early signs of improvement as clients continued to navigate a challenging and evolving environment. Demand from larger biopharmaceutical clients began to improve early in the year following the prior year’s constrained budgetary spending as a result of restructuring initiatives and reprioritization of their drug development programs. Meanwhile, small and mid-sized biotechnology clients experienced a gradual improvement in funding over the course of fiscal year 2025, particularly in the second half of the year, that led to an improvement in DSA demand trends as we exited the year.
Despite the dynamic market environment, many of our pharmaceutical and biotechnology clients continued to benefit from the long-term value of strategic outsourcing to improve their operating efficiency and to access capabilities that they do not maintain internally. Many of our large biopharmaceutical clients have continued to rely on relationships with outsourced partners like Charles River to enhance their drug discovery and early-stage development efforts, and biotechnology companies to assist them in bringing new drugs to market. Because of a continued cautious view with regard to early-stage R&D spending, revenue from both large biopharmaceutical clients and small and mid-sized biotechnology clients declined in fiscal year 2025. However, our ability to continue to deliver our leading suite of research, non-clinical development, and bioanalytical solutions has endeavored our clients to continue to choose to partner with us for our flexible and efficient outsourcing solutions, broad scientific capabilities, and global scale.
Our financial performance in fiscal year 2025 demonstrated the resiliency and stability of the Company in a continuously evolving market.
Talent Management, Belonging, and Engagement. Sustaining our company culture is a vital part of our strategy. Our culture is built on trust, belonging, accountability, respect, well-being, and safety. We strive to maintain an environment where every person has the ability to deliver on business commitments, while having purpose, being energized, continuously learning, and delivering quality outcomes that make a difference. This includes:
•
reinforcing competitive pay by making appropriate adjustments to hiring rates and pay of current employees to ensure attraction and retention;

•
expanding our emotional and behavioral resources through traditional services and internal employee resource groups that are open to all employees;

•
conducting regular talent reviews to identify and develop global leadership and key talent pipelines to deliver on short-term and long-term business strategy; and

•
creating a global learning strategy that includes technical training, mentoring and coaching approaches, tuition reimbursement, sabbaticals, and on-the-job training to ensure access to skill building and career advancement for all.

During the past decade, we implemented a variety of initiatives targeted at strengthening the business, enhancing client service, and continuing to return value to shareholders. Our actions in 2025 continue to advance our achievement of these initiatives. We are actively positioning the Company to leverage our leadership position in non-clinical drug development and be able to capitalize on opportunities both in the marketplace and when the demand environment improves. These actions included:
•
In fiscal 2025, we announced that as part of our Board of Directors’ comprehensive strategic review of our business and growth prospects, we will focus on strategic initiatives to strengthen our leading scientific portfolio within our core markets through strategic acquisitions, partnerships, internal investments, and divestments of certain non-core assets.

•
Strategic expansion of our portfolio to provide clients with the critical capabilities they require to discover, develop, and test new drugs to further differentiate ourselves from the competition. In recent years, we have enhanced our scientific capabilities in areas that offer significant growth potential. By doing so, we have strengthened our comprehensive, non-clinical portfolio that enables clients to work seamlessly with the Company from the discovery of new molecules to IND-enabling safety assessment programs and beyond. The greater complexity of scientific research is encouraging the biopharmaceutical industry to rely on the Company’s high-science capabilities when choosing an outsourcing partner. In recent years, we have expanded our portfolio and enhanced our scientific capabilities through both strategic acquisitions and technology partnerships.

•
Responding and adapting to the current market environment to bring additional value to our clients, including enhanced commercial efforts through optimizing our salesforce to accelerate revenue growth by adjusting go-to-market strategies, focusing on selling across our entire portfolio, and leveraging technology to enhance sales insights and identify earlier selling opportunities.

•
Continued focus on operating efficiencies through further optimizing our infrastructure, utilizing automation to reduce manual processes; investing in our digital enterprise to enhance our real-time access to data and connectivity with clients, and generating greater savings from our procurement activities. In addition, in 2023, we launched Apollo™, our cloud-based platform to provide real- time access to scientific data and self-service tools for clients. Our digital strategy is helping us to better connect with our clients. We also focus on driving operational excellence in order to expedite our decision-making processes by more closely aligning critical support functions with the operations they support, and also leverage our streamlining efforts to reduce our clients’ research and development timelines to help accelerate their speed to market.

•
Restructuring initiatives to manage costs and generate efficiency by reducing staffing levels to align with the level of demand, as well as evaluating our global footprint to optimize, consolidate, and simplify operations. We have also engaged in global footprint optimization efforts to maximize capacity and enhance our capabilities, including looking at new markets to serve as well as new locations which give us financial, operational, and scientific advantages. We have taken a client-centric approach to these actions with a goal of serving our clients more efficiently and seamlessly in order to capture synergies and savings that extend beyond the facility costs, including harmonization and centralization of processes, tools and tasks, continuing to better leverage technology, adoption of a global businesses service model to streamline our operations, as well as other projects such as generating greater procurement savings.
•
Routine evaluation of strategic fit and fundamental performance of our businesses. As part of this ongoing assessment, we may determine certain capital could be better deployed in other long-term growth opportunities. Most recently, we announced the planned divestitures of the contract development and manufacturing products and services (“CDMO”) and Cell Solutions businesses and certain European sites within the Discovery Services business.

•
Focusing on commercial enhancements to promote a client-centric focus and gain additional market share. Our goal is to enhance the client experience and reinforce our role as a flexible and responsive partner to our clients, including through leveraging technology such as our Apollo™ cloud-based platform to provide real-time access to scientific data and self-service tools for clients.

•
Ensuring Charles River maintains a leading position in providing existing and enabling the availability of novel new NAMs that will be of greatest benefit to our biopharmaceutical client base.

•
Continuing efforts to look for additional opportunities outside of the biomedical research and biopharmaceutical therapeutics development support market segments where we can leverage our channels and capabilities in sizable and/or rapidly growing adjacent markets.

•
Significant progress to better secure our supply chain and successfully mitigating NHP supply challenges, through enhanced safeguards, better use of our international and supplier diversification efforts, including the acquisition of certain assets of K.F. (Cambodia) Ltd., a Cambodia-based provider of NHPs for regulatory required biomedical, pharmaceutical, and toxicological research purposes, in January 2026, and the acquisition of a 90% controlling interest in fiscal 2023 of Noveprim Group, an NHP supplier based in Mauritius

•
In fiscal year 2025, we repurchased 2.1 million shares of common stock for $350.0 million under the prior stock repurchase program. On October 29, 2025, our Board of Directors approved a new stock repurchase authorization of $1.0 billion to balance our capital allocation strategy with a goal to return additional value to shareholders in future years.

We believe these actions contributed significantly to our financial performance in fiscal year 2025, which demonstrated stability in a continuously evolving market, and which resulted in:
•
a 0.9% decrease in revenue;

•
cash flow relating to operating activities of $737.6 million (an increase of 0.4% from 2024); and

•
GAAP diluted loss per share of $(2.91), a decrease from GAAP diluted earnings per share of $0.20 in 2024, and a 0.4% decrease in non-GAAP diluted earnings per share.

Elements of Our Compensation Program/2025 Advisory Vote on Executive Compensation
Charles River shareholders provided strong majority support for our named executives’ compensation at our 2025 annual meeting of shareholders (96% of shares voted in support of this matter). We attribute this level of support to several long-standing characteristics of our executive compensation program that we believe enhance the performance orientation of the program:
•
Base Salaries: We have kept base salary increases in line with market rates, averaging 3.2% and, in general annualized merit increases for our executives (excluding promotional increases) are consistent with the average annualized merit increases allotted to our North American workforce.

•
Annual Cash Incentive Awards: Our Compensation Program includes an annual cash bonus element that closely links a significant portion of executive pay to the achievement of short-term performance targets that are critical to meeting our stated financial objectives for the year. These targets are typically tied to specific financial metrics derived from our fiscal year operating plan. For fiscal year 2025, we exceeded our Revenue and Operating Income goals, which resulted in a bonus payout of 139% of target in 2025.

•
Long-Term Equity Incentive Awards, including Performance Share Units: In the past our named executives received three types of equity awards (performance share units, restricted stock units, and stock options). However, in February 2025, the Compensation Committee decided to eliminate the use of options as a long-term equity incentive award for our named executives for 2025 grants. This change ensures our named executives’ equity retains its intended value despite market volatility, thereby being more retentive, while also strengthening alignment with the equity compensation framework for our broader employee population. Accordingly, in fiscal 2025, our named executives typically receive two types of equity awards:
•
Performance Share Units (PSUs), which vest on a “cliff basis” after three years, if service and performance requirements are met and which are paid out in shares based upon two separate performance metrics: (1) first fiscal year non-GAAP earnings per share (EPS) and (2) three-year rTSR. PSUs are intended to comprise approximately 60% of the intended value of long-term equity incentive awards provided to executive officers in any fiscal year (with the exception of Mr. Foster, for whom the percentage is 80%). The performance period for the 2023 PSUs concluded at the end of fiscal year 2025. We achieved above-target performance for 2023 EPS and below-target performance for our rTSR ranking for the whole performance period. The overall result was a payout at 87.3% of target. The design of our PSUs is discussed in more detail on pages 56-57.

•
Time-based restricted stock/RSUs, which vest over four years (except in limited circumstances when special awards are granted). Restricted stock/RSUs are intended to comprise approximately 40% of the intended value of long-term equity incentive awards provided to officers in any fiscal year (with the exception of Mr. Foster, who received 20% RSUs).

•
No 280G Excise Tax Gross-Ups. For the limited number of our executives with whom we have change in control agreements (which includes each of our named executives), these agreements do not allow for any “gross-up” payment by the Company of any of the excise taxes imposed by Section 4999 of the Internal Revenue Code due to “golden parachute” payments.

•
Clawback Policy. We maintain a Financial Statement Compensation Recoupment Policy (also known as a Clawback Policy) that complies with NYSE listing standards and Section 10D of the Securities Exchange Act of 1934. This policy applies to all of our executive officers. Under this Clawback Policy, in the event of a restatement of Charles River’s financial statements resulting from material noncompliance with financial reporting requirements under the U.S. Federal securities laws, Charles River will recover erroneously awarded compensation from applicable executive officers, subject to specified criteria.

•
Inclusion of “double-trigger” vesting in our recent equity compensation plans. Our 2018 Incentive Plan, as amended (and our proposed 2026 Long-Term Incentive Plan, which is the subject of Proposal 3), includes “double-trigger” vesting provisions that provide for accelerated vesting only upon both the occurrence of a change of control and a qualifying termination of employment within a reasonable period following the change in control.

•
Perquisites: We offer no significant perquisites or cash equivalents.

•
Stock Ownership: Stock ownership guideline for the CEO is 6 times base salary, for executive vice presidents is 3 times base salary, and for senior vice presidents is 2 times base salary.

We believe that all of these aspects of our Program are appropriate in light of, and consistent with, economic and market environments, our financial performance, the corporate actions taken, and executive compensation trends. Furthermore, our focus on near-term financial and operational objectives properly align management’s incentives with the interests of our shareholders. For example, our pay mix maintains a continued focus on variable, or “at risk,” compensation. On average, approximately 84% of 2025 target annual compensation for our named executives was based on long-term equity incentives, that reflects a rTSR performance metric that appropriately modifies the value ultimately realized as discussed on pages 56-57 of this Proxy Statement, and performance-based bonuses (89.4% for our CEO). Furthermore, annual base salary for our named executives remains a relatively small portion (15.9%) of our named executives’ core intended compensation (10.6% for our CEO).

Furthermore, as seen in the graph below, the alignment between executive pay and our performance is demonstrated by the close correlation from 2016 to 2025 between (1) the total compensation paid (consistent with the Summary Compensation Table) to our CEO in those years and (2) our non-GAAP earnings per share from continuing operations during that period. As illustrated, compensation generally increased with strong performance and decreased when performance declined.

CEO Total Compensation ($ in Millions)
Non-GAAP EPS from Continuing Operations
$20.0
$15.0
$10.0
$5.0
$0.0
$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
GAAP EPS from Continuing Operations
$3.22
$2.54
$4.59
$5.07
$7.20
$7.60
$9.48
$9.22
$0.20
$(2.91)
BASE
OTHER
EQUITY
EICP
NON-GAAP EPS

For purposes of this graph, “Other” refers to the total average amounts set forth in the following columns in the Summary Compensation Table on pages 61-62 of the Proxy Statement: (1) Change In Pension Value and Non-qualified Deferred Compensation Earnings; and (2) All Other Compensation. Information with respect to 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, and 2024 compensation is set forth in our 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024, and 2025 Proxy Statements, respectively.
Please see Appendix A to this Proxy Statement for reconciliation of our GAAP EPS to non-GAAP EPS for 2016-2025.

As previously stated, and with the quantified alignment between executive pay and our performance, we maintain existing compensation practices that represent strong corporate governance, including the following:
What We Do

✓
Align our executive pay with performance, with a substantial proportion of executive compensation tied to “at risk” elements, including the majority of long-term equity incentive awards granted in performance share units, which are subject to company performance

✓
Maintain a clawback policy on the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws

✓ Set challenging performance objectives	✓ Prohibit hedging and pledging of company shares
✓ Appropriately balance short- and long-term incentives	✓ Retain an independent compensation consultant to advise the Compensation Committee
✓ Align executive compensation with shareholder returns through performance-based equity incentive awards	✓ Include caps on individual payouts in short- and long-term incentive plans
✓ Use appropriate peer groups methodology with revenue regression to size-adjust result to our revenue when evaluating the competitiveness of compensation	✓ Hold an annual “say-on-pay” advisory vote
✓ Maintain meaningful equity ownership guidelines	✓ Maintain a Compensation Committee composed entirely of independent directors
✓ Engage in substantial outreach efforts with our major shareholders to gather feedback, including with respect to executive compensation	✓ Conduct an annual risk assessment of our pay practices
What We Don’t Do
✘ No contracts with multi-year guaranteed salary increases or non-performance bonus arrangements	✘ No excessive perquisites
✘ No “single trigger” equity vesting provisions in our current equity award plans	✘ No change-in-control tax gross-ups
With respect to the Program, the Committee is committed to remaining flexible in responding to changing market conditions, our business strategy and financial performance, executive compensation standards, and the views of our investors. In addition to changes to the Program, in light of periodic discussions with shareholders and observation of general governance trends, we have made and may in the future make modifications to our corporate governance structure.
Following further shareholder outreach in the winter of 2025 and into the first few months of 2026, our shareholders generally supported our executive compensation program. Notwithstanding this positive reception, the Board and Committee will continue to explore ways in which Charles River’s executive compensation programs could be improved.
We remain committed to ongoing engagement with our shareholders on various corporate governance topics that are of interest to them. We conduct these efforts through meetings and telephone calls throughout the year with our senior management, and provide shareholders with the opportunity to cast an annual say-on-pay advisory vote on executive compensation. We continue to support and maintain that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2023 Annual Meeting. The Committee is always open to the input of our shareholders in making future compensation decisions for the named executives. At the same time, we believe that it is important to maintain consistency in our compensation philosophy and approach. While the Committee and our management team understand the impact that immediate economic conditions and our operating performance may have on our stock price, it is important to us that the elements of the Program continue to incentivize management to achieve important short- and long-term operating goals that are intended to strengthen the Company and translate ultimately into stock price appreciation for our shareholders.
Objectives of the Compensation Program
The Committee reviews and monitors the Compensation Program and compensation policies by reference to specific objectives which are established in accordance with its charter. The Committee recognizes the importance of establishing clear objectives for the Program and evaluating the relative effectiveness of current and proposed compensation policies and practices in advancing those objectives. In keeping with our philosophy that the Program should appropriately align executive compensation with both the short- and long-term performance of the Company, the Committee has determined that the Compensation Program should achieve the following objectives:
•
attract and retain superior talent;

•
support the achievement of desired levels of Company performance;

•
align the interests of executives with the interests of shareholders;

•
differentially reward individual and team performance; and

•
promote accountability.

To achieve these broader objectives, the current design of the Compensation Program has also been crafted to accomplish the following:
•
effectively balance fixed and at-risk compensation through a continuum of compensation elements;

•
differentially reward individuals based on performance, and contribution to the success of high performing business units, through both short- and long-term elements;

•
promote the achievement of desired levels of Company performance through short-term bonus and long-term equity elements by closely aligning them with our business performance; and

•
accommodate ongoing acquisitions where the motivation and retention of talent is key to integration and business performance.

Compensation Elements
Our Compensation Program for fiscal year 2025 consisted of the following core and supplemental elements:
Core Elements	Supplemental Elements
• Base Salary • Annual Cash Incentive Awards (EICP Plan) • Long-Term Equity Incentive Awards	• Deferred Compensation Plan • Termination and Change in Control Agreements • Retirement Plan
The core elements of compensation are typically those which the Committee evaluates on an annual basis, while the supplemental elements are programs or arrangements that we have included for strategic reasons and are evaluated on a less frequent basis by the Committee.
Annual base salary represents a relatively small portion of our named executives’ target core compensation (approximately 15.9%). Approximately 84% of 2025 targeted annual compensation for our named executives was based on variable or “at risk” compensation elements, reflecting the Committee’s focus on ensuring that senior management is appropriately rewarded for actual performance achievements. The following table shows the 2025 total core compensation mix, based on targeted (not actual) compensation.
2025 Targeted Compensation Mix for Named Executives(1)
	Core Compensation Element	Foster	Knell	Girshick	LaPlume	Creamer	Pease	Average
“Fixed” Compensation	Base Salary	10.6%	25.6%	14.0%	17.8%	18.3%	18.8%	15.9%
“At-Risk” Compensation Elements	Annual Cash Incentive Awards	10.6%	12.8%	11.2%	12.4%	12.8%	13.2%	12.0%
	Long-Term Equity Incentive Awards	78.8%	61.5%	74.8%	69.8%	68.9%	68.0%	72.1%

(1)
Due to rounding, the columns may add to more or less than 100%.

Compensation Setting Process
As described above on pages 20-22 of this Proxy Statement, the Committee engaged Pay Governance as its independent compensation consultant to advise the Committee on matters related to 2025 executive compensation. Pay Governance generally assists the Committee in fulfilling its responsibilities under its charter, including advising on proposed compensation packages for our senior executives, compensation program design and market practices generally, guidance on how to appropriately compensate officers, regularly attending Committee meetings and other topics as the Committee deems appropriate. The Committee has authorized Pay Governance to interact with management on behalf of the Committee, as needed, in connection with advising the Committee. With respect to fiscal year 2025 compensation determinations, Pay Governance specifically assisted in the following:
•
evaluating and recommending adjustments to our peer groups;

•
benchmarking and analyzing executive compensation levels and recommending pay strategies (but not necessarily specific pay levels) for 2025, including providing executive compensation insights and market trends;

•
performing initial and ongoing calculations related to PSU grants to our corporate officers, including tracking and reviewing calculations of Total Shareholder Return relative to peers;

•
assisting with the calculations of compensation information to be included in our Proxy Statement, including requirements for pay versus performance disclosure;

•
providing assistance in reviewing the Compensation Discussion & Analysis;

•
providing analyses related to the Company’s long-term incentive structure and design compared to market practice, which includes the proposal for the 2026 Long-Term Incentive Plan;

•
providing advice with respect to the Committee’s analysis of director compensation, including competitive market data; and

•
providing assistance in understanding the executive compensation market trends and the perspective of institutional shareholders and proxy advisors.

Pay Governance is directly accountable to the Committee, which has sole authority to engage, dismiss, and approve the terms of engagement of the compensation consultant. During 2025, Pay Governance did not provide any other services to the Company.
Only two of the senior executives of the Company (one named executive) are regularly involved in assisting the Committee in setting compensation parameters. In her role as our Corporate Executive Vice President & Chief People Officer, Ms. Victoria Creamer assists the Committee by providing data to the Committee’s consultants, developing or modifying compensation plans and programs based on the Committee’s direction, making recommendations to the Committee, and supporting the Committee’s efforts to obtain the information and data required to make well-reasoned decisions regarding the compensation elements which comprise the Program. In his capacity as Chair, President and Chief Executive Officer, Mr. Foster regularly participates in strategic discussions with the Committee regarding the design and scope of the Program to help ensure that the compensation elements, policies, and practices underlying the Program are properly aligned with the Company’s short-term financial and long-term strategic objectives. Mr. Foster also provides recommendations to the Committee regarding modifications that would allow the Program to function more effectively in the context of our evolving business organization, and assists the Committee in evaluating the individual performance of each executive officer (other than himself) to ensure that their respective levels of compensation take such performance into account. As a matter of process, Mr. Foster and Ms. Creamer frequently collaborate to analyze internal and externally provided compensation data and information, and to provide recommendations to the Compensation Committee.
Total Compensation Strategy and Peer Group
The Committee strives in its methodology to provide total core compensation to our named executives that reflects an appropriate market benchmark and a select peer group of companies which are similar to the Company (the peer group). The peer group is primarily comprised of companies operating in the area of life sciences and drug discovery and development, with a particular focus on ensuring that the peer group takes into account the presence of companies, both domestically and internationally, who compete directly with the Company for scientific and management talent. We draw upon data for comparable companies from public disclosures for the companies in the peer group and from reputable ongoing compensation surveys of similarly sized companies in the industries listed above. Each year, the Committee reviews and approves the peer group as well as a target Total Compensation Strategy. The Committee does not target a specific competitive percentile for the named executives, but rather relies on a variety of factors in making pay decisions beyond market data, such as each executive’s experience, performance ratings, internal equity, and strategic value of the executive’s position to the Company.
Fiscal Year 2025 Compensation Analysis Methodology
For fiscal year 2025, in conjunction with the changes to the peer group described below, the Committee (with the assistance of Pay Governance) continued to utilize a regression model to analyze the competitiveness of current executive compensation for each executive position. Accordingly, our target Total Compensation Strategy utilizes a methodology whereby target Total Direct Compensation is evaluated against the size appropriate benchmark data that factors in our Company’s relative size compared to the size of peer group companies and that is established for each position by reference to the peer group. Total Direct Compensation in 2025 for our named executives generally approximated the range of competitive market data suggested by the executive’s associated market benchmark and took into account the various qualitative factors listed above.
The peer group identified by Pay Governance and approved by the Compensation Committee consists of industry comparators, both larger and smaller in revenue size than Charles River; accordingly, Pay Governance has developed a method of adjusting proxy compensation data for the peer group using common statistical regression methods to result in an appropriate correlation between the proxy data and Charles River’s corporate revenue, such that the regressed proxy revenue is commensurate to Charles River’s revenue. This size adjusted peer group proxy data is then blended with size appropriate, custom compensation survey data (with proxy data weighted 75% and survey data weighted 25% for the named executive benchmarks) to derive a “market composite benchmark” for evaluating our executive compensation. The Committee adopted this “market composite benchmark” methodology and a peer group that is relatively large in number of component companies, in part, due to industry consolidation presenting a challenge to maintaining a consistent group of peer companies year over year.

For evaluating 2025 compensation decisions, the proxy peer group consisted of the following 37 companies:
Abbott Laboratories (ABT)	Fortrea Holdings, Inc.* (FTRE)	Myriad Genetics, Inc. (MYGN)
Agilent Technologies, Inc.* (A)	Gilead Sciences, Inc. (GILD)	Revvity* (RVTY)
Amgen Inc.(AMGN)	Hologic Inc.* (HOLX)	Pfizer Inc. (PFE)
Avantor, Inc.* (AVTR)	Icon plc* (ICLR)	Quest Diagnostics Incorporated* (DGX)
Baxter International Inc.* (BAX)	IDEXX Laboratories Inc.* (IDXX)	Regeneron Pharmaceuticals, Inc.* (REGN)
Becton, Dickinson and Company* (BDX)	Illumina, Inc.* (ILMN)	STERIS plc (STE)
Bio-Rad Laboratories, Inc.* (BIO)	IQVIA Holdings Inc.* (IQV)	Teleflex Incorporated* (TFX)
Biogen Inc.* (BIIB)	Jazz Pharmaceuticals Public Company Limited* (JAZZ)	Thermo Fisher Scientific Inc. (TMO)
Boston Scientific Corporation* (BSX)	Laboratory Corporation of America Holdings* (LH)	Vertex Pharmaceuticals Incorporated* (VERX)
Bristol-Myers Squibb Company (BMY)	Medpace Holdings, Inc.* (MEDP)	Waters Corporation* (WAT)
Bruker Corporation* (BRKR)	Medtronic, Inc.(MDT)	West Pharmaceutical Services* (WST)
Catalent, Inc.* (CTLT)	Merck & Co., Inc.(MRK)
Eli Lilly and Company (LLY)	Mettler Toledo International Inc.* (MTD)
Custom compensation survey data included information from 25 peer group companies (noted with *), as well as from Alkermes plc (ALKS); Biomarin Pharmaceutical Inc. (BMRN); DexCom Inc. (DXCM); Exelixis Inc. (EXEL); Incyte Corporation (INCY); Insulet Corporation (PODD); Moderna, Inc. (MRNA); Perrigo Company plc (PRGO); Syneos Health; The Cooper Companies Inc. (COO); and United Therapeutics Corporation (UTHR).
For evaluating 2026 compensation levels, the proxy peer group is expected to remove Catalent, Inc. as it was acquired and taken private, and add Cooper Companies, a global medical device company.
Annual Base Salary
Our compensation philosophy embraces the premise that establishing base salaries at a reasonable level helps to promote retention and acts as an appropriate balance to other forms of variable or “at risk” compensation. We pay base salaries within a range designed to approximate the market benchmark of executives with similar responsibilities in the peer group and surveys. Actual base salaries are determined after considering the competitive data, overall competitive position as compared to our compensation philosophy, prior base salary and other compensation, the performance of the individual, any promotions or significant changes in responsibility, the Company’s overall salary annual increase budget, and internal equity considerations. None of these considerations is given specific weight.
In setting base salaries for our named executives, the Committee historically has taken into account the lengthy tenure of executive officers, as well as their continued long-time superior performance, which has resulted in base salaries generally gravitating towards the top of the range approximating the targeted market benchmark.
Base salaries for our named executives for 2025 (approved by the Committee on May 20, 2025 but effective on June 29, 2025) were as follows:
Name	2025 Salary
James C. Foster	$1,570,263
Michael G. Knell(1)	$500,000
Birgit Girshick	$775,000
Joseph W. LaPlume	$579,251
Victoria Creamer	$562,576
Flavia H. Pease	$670,314

(1)
This does not include a $10,000 monthly cash payment, beginning on October 1, 2025, paid during Mr. Knell’s term of service as interim Chief Financial Officer. In addition, Mr. Knell, who was appointed CFO on September 14, 2025, received a salary increase effective September 28, 2025.

Annual Cash Incentive Awards
Our Compensation Program includes an annual cash bonus element that closely links a significant portion of executive pay to the achievement of short-term performance targets that are critical to meeting our stated financial objectives for the year. These targets are typically tied to specific financial metrics derived from our fiscal year operating plan. However, where appropriate, the Committee also approves non-financial goals that are designed to focus individuals on attaining objectives which include near-term, non-financial objectives that are also critical to the achievement of long-term strategic goals and ultimately promote the positive long-term financial performance of the Company. Our annual cash incentive awards are structured to appropriately reduce or eliminate the amount of such awards if performance falls short of the established performance targets, and to appropriately increase the amount of such awards if performance exceeds established targets, subject to a maximum incentive award opportunity. It is intended that the target award, when aggregated with the base salary, will provide a competitive level of cash compensation when each named executive achieves the performance objectives established for him or her by the Committee. Actual bonus awards are determined according to each named executive’s performance in relation to his or her approved objectives, which are primarily based upon corporate and/or business unit performance.
To implement our annual cash incentive awards, the Committee administers the Executive Incentive Compensation Plan (EICP), which applies to executive officers and other key employees of the Company. We have designed the EICP to reward executives for their contributions to the success of the Company based on predetermined corporate/business unit, functional, and/or individual objectives. The Committee annually establishes performance objectives and corresponding performance ranges for the named executives. These performance objectives and ranges are generally developed through our annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results to align the performance expectations of this plan with the overall business objectives of the Company.
Target award percentages for the named executives are 50% of base salary for Senior Vice Presidents, 70% of base salary for Corporate Executive Vice Presidents, 80% for the Chief Operating Officer, and 100% of base salary for the Chief Executive Officer. The participant’s total target award opportunity percentage is divided among a variety of weighted performance objectives which may change from year to year and historically have included a mixture of non-GAAP operating income (OI), revenue, non-GAAP earnings per share (EPS), non-GAAP free cash flow (FCF) and other key Company performance metrics. The Committee believes that these financial metrics are very good measurements for assessing how the Company is performing from a financial standpoint.
Avoiding duplication of performance metrics in different compensation elements allows our executives to be accountable for a variety of performance metrics while mitigating the risk of doubly rewarding or penalizing executives for similar results.
At the end of each fiscal year, we compare the Company’s (and applicable business units’ in years when business unit performance is relevant) final performance for the fiscal year against the Company’s (or business units’) targeted performance approved by the Board of Directors, except where an adjustment to the targeted performance is warranted due to an unanticipated intervening event which would have an unintended and significant impact on the payout. These measurements determine the EICP payout levels. To determine a participant’s actual EICP award amount, the performance objective’s payment level is multiplied by the participant’s target award percentage.
Starting in 2023, the Committee approved to align leadership with the broader employee experience by ensuring consistency in compensation philosophy and implementation, while maintaining a pay for performance approach to funding that motivates and ties to shareholder interests. Specifically, the Committee approved targets based on the following principles:
•
Align all executives and employees on each of the Company’s short-term incentive plans (including the EICP) to have 50% of their metrics on global Company-wide metrics (revenue and OI) in order to reinforce our commitment to be unified as a Company, with the remaining 50% aligned to the business segment metrics (revenue and OI) for the business areas they support.

•
All executives and employees share a common payout scale, allowing for equal payout opportunities. The Committee approved minimum and maximum performance levels for 2025 EICP payouts to be set based on a minimum performance level set at 85% of target performance objectives for revenue and OI, and maximum performance levels set at 109% of target performance objectives for revenue and OI. The maximum payout achievable for 2025 was 200% of target.
On December 5, 2024, the Committee approved performance metrics for senior leadership that included OI and revenue, neutralized for the impacts of fluctuating foreign exchange rates. The approved performance metrics were, in general, aligned to the business segments under their leadership of the Company.
The Committee has the discretion to employ its judgment in determining individual awards, and in fact approves the entire EICP award for each named executive. In addition to the quantitative factors, final individual EICP awards for the named executives incorporate both (1) the Chief Executive Officer’s recommendations (other than for himself), and (2) the Committee’s assessment of each named executive’s overall individual performance and contribution. In addition, the Committee, in its sole discretion, may modify or change the EICP at any time. For 2025, the Committee did not make discretionary adjustments to EICP payouts for the named executives. With respect to the 2025 fiscal year, the target amounts were adjusted to neutralize the impacts of fluctuating foreign exchange rates. With respect to the 2025 fiscal year, the following table shows the fiscal year 2025 target EICP cash bonus, performance goals, goal attainment levels, and cash bonuses actually paid (in February 2026) for each of our named executives:
Named Executive	Target % (of base salary)	Target EICP Award Amount	Actual EICP Award Amount
James C. Foster	100%	$1,570,263	$2,182,666
Michael G. Knell	50%	$250,000	$347,500
Birgit Girshick	80%	$620,000	$861,800
Joseph W. LaPlume	70%	$405,476	$563,612
Victoria Creamer	70%	$393,803	$547,386
Flavia H. Pease	70%	$469,220	N/A
Performance Goal	Weighting	Target	Actual	Payout %
1. CRL Revenue(1)	50%	$3,855.7 million	$3,934.7 million	139.0%
2. CRL OI(2)	50%	$748.6 million	$793.9 million

(1)
For purposes of this 2025 EICP performance goal, revenue was based on the Company’s net revenue, which was adjusted to neutralize for the actual impacts of fluctuating foreign exchange rates.

(2)
For purposes of this 2025 EICP performance goal, consistent with the way the Company reports its non-GAAP financial results in its earnings releases, OI excluded the following items: the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, inclusive of the acceleration of amortization related to certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment; other charges and adjustments related to our acquisitions and divestitures; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; an intangible asset impairment charge in RMS Cell Solutions and Manufacturing CDMO Gene Therapy; goodwill impairment charge within the Biologics Solutions reporting unit; certain legal costs in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; and an inventory charge incurred within Discovery Safety Assessment segment associated with the Cambodia-sourced non-human primates. The Committee determined that it was appropriate to exclude these items as they are outside our normal core

For historical comparative purposes, the percentages of targeted vs. actual annual cash incentive awards for our current named executives for fiscal years 2020-2025 (for fiscal years in which the listed individuals were considered named executives for purposes of proxy statement disclosure) are shown in the table below (including actual cash award magnitude for fiscal year 2025):
Name	Actual % of Cash Incentive Award vs. Target− 2020	Actual % of Cash Incentive Award vs. Target− 2021	Actual % of Cash Incentive Award vs. Target− 2022	Actual % of Cash Incentive Award vs. Target− 2023	Actual % of Cash Incentive Award vs. Target− 2024	2025 Cash Incentive− Award	Actual % of Cash Incentive Award vs. Target− 2025
James C. Foster	108.0%	137.2%	73.0%	76.35%	40.45%	$2,182,666	139.00%
Michael G. Knell	—	—	—	—	—	$347,500	139.00%
Birgit Girshick	108.0%	127.4%	73.0%	76.35%	40.45%	$861,800	139.00%
Joseph W. LaPlume	108.0%	137.2%	73.0%	76.35%	40.45%	$563,612	139.00%
Victoria Creamer	—	—	—	—	40.45%	$547,386	139.00%
Flavia H. Pease	—	—	55.2%	73.52%	40.45%	—	—
As we continue to emphasize the importance of making progress toward our ESG goals, beginning in 2023, our CEO, with concurrence of the Compensation Committee, is eligible to make adjustments of up to 5% to cash bonus payouts for leaders, based on progress toward those goals. As we continue to track toward the Company’s long term ESG goals, no payout adjustments were made with respect to fiscal 2025.
Long-Term Equity Incentive Awards
Long-term incentive (LTI) compensation, in the form of performance share units (PSUs), stock options, and restricted stock grants or RSUs, allows individuals to share in any appreciation in the value of our common stock. As noted above, on February 11 2025, the Committee determined not to include options among the long-term equity incentive awards for our officers for 2025 grants. We design the amounts and types of long-term equity awards to reward performance and create incentives to meet long-term objectives. Because the Committee particularly values long-term shareholder value creation, we target long-term equity incentives to provide total compensation opportunities that, if achieved, would result in market competitive pay levels for our executives. The Committee reviews and approves long-term equity incentive awards to named executives on an annual basis. The Committee approved Long-Term Equity Incentive Awards for executives for fiscal 2025 to be delivered in the form of 60% PSUs and 40% RSUs and for the CEO to receive 80% PSUs and 20% RSUs. The Committee believes that LTI awards align the recipient’s interests with those of the shareholders.
The Committee typically targets the second quarter of our fiscal year, shortly after our annual meeting of shareholders, for granting annual stock awards to eligible recipients, absent an extraordinary event. The Committee believes this aligns timing of equity grants with the planning of annual salary increases (also in the second quarter of our fiscal year), allowing our managers to take a holistic view of total compensation.
The Committee seeks to structure equity grants so that they are awarded during an open window period as designated by our Insider Trading Policy, or, if Committee approval is provided during a non-window period, are typically made effective on the first business day following our press release with respect to financial results for the prior quarter. This policy is intended to ensure that options are awarded at a time when the exercise price fully reflects all recently disclosed information. In the case of new hires eligible to receive equity grants, grants are generally made on the first business day of the month following the date that the individual commences employment.
All grants to executive officers are made by the Committee itself and not pursuant to any delegated authority.

We have never had any programs, policies, or practices which are intended to time stock option grants with the release of material, non-public information in a manner that would provide advantageous option exercise prices to grant recipients. Option exercise prices are, in all cases, equal to the closing price of our common stock on the date of grant.
At the beginning of fiscal year 2025, as requested by the Committee, Company management, in consultation with the independent compensation consultant, recommended to the Committee target values of long-term equity awards that are intended to be granted in a combination of RSUs, and PSUs. In May 2025, when the annual awards were actually granted, the value of the approved long-term equity award is converted into a combination of RSUs, and PSUs using the current appropriate pricing models, the Monte Carlo method for PSUs, and the closing stock price on the date of the grant for RSUs. We use this method to align the actual granted values with the values intended during the planning process.
In determining award levels for annual equity awards to named executives, the Committee takes into account the values of awards made to similarly situated individuals in the peer group, the individual market benchmark for each executive’s position, our overall performance, the individual performance of the named executive in the immediately preceding year, and other similar factors. An absolute target value of long-term equity awards (determined in dollars) is approved by the Committee. This value is then allocated between the types of LTI awards the Company is awarding during that particular year. These determinations are typically evaluated during the first month of the fiscal year and approved at the Committee’s meeting in February.
The intended value of the May 2025 grant was apportioned to the named executives as follows: approximately 60% in the form of PSUs and approximately 40% in the form of time-vested RSUs, with the exception of the Chief Executive Officer, who received approximately 80% in the form of PSUs and approximately 20% in the form of time-vested RSUs, thereby further reinforcing the linkage between compensation and performance.
With our more recent equity grants, we have generally included a full career retirement provision for equity awards that provides for the continued vesting of unvested equity grants for North American employees who retire after meeting the following specified criteria:
•
the employee has attained age 55;

•
the employee has a minimum of 10 years of service with the Company;

•
the numerical sum of the employee’s age and years of service is equal to at least 70; and

•
the employee has given notice of his or her intent to retire specifying the exact intended date of retirement and remained employed by the Company until the earlier of (a) the one-year anniversary of the date of such notice or (b) the date on which the employee experienced a termination of employment due to death or disability, or is terminated by the Company without cause.

The material features of the PSUs granted to our named executives in 2025 are as follows:
•
measurement is based on a three-year performance period running from the beginning of the fiscal year in which the award is made to the end of the third fiscal year after (and including) the year in which the award is made. For PSUs awarded in May 2025, the performance period is December 29, 2024 through December 25, 2027.

•
the initial PSU award (the Target Award) represents a target number of shares of the Company’s common stock, with the final number of shares to be determined and paid out after the conclusion of the three-year performance period based upon two performance metrics:

•
non-GAAP EPS for the fiscal year in which the award is made; and

•
rTSR at the end of the PSU award’s three-year performance period.

•
target performance levels for each of the two performance metrics are as follows:

•
non-GAAP EPS: the Company’s target non-GAAP EPS for the first fiscal year of the performance period.

•
rTSR: the Company’s TSR falling exactly at the 55th percentile as compared to the TSR of the TSR comparator group) over the full three-year performance period. For this purpose, TSR refers to share price appreciation plus any dividends accrued during the reference period of time. For the 2025 PSU awards, the TSR comparator group included the companies that make up the S&P500 Health Care group.

The payout schedule for the 2025 PSU grants made in May 2025 is as follows:
•
At the end of the first fiscal year of the performance period, actual non-GAAP EPS will be measured against the target non-GAAP EPS for that fiscal year. The Base Award is calculated from the Target Award along a slope, ranging between a high of 150% (if non-GAAP EPS is 110% or higher than target non-GAAP EPS), or a low of zero (if non-GAAP EPS is less than 90% of target non- GAAP EPS);

•
At the end of the third fiscal year of the performance period, rTSR performance is measured by comparing the Company’s three-year TSR to the TSR of the selected peer group. This adjusts the Base Award up to +/−35% to establish the Final Award.

•
Under all circumstances, a non-GAAP EPS performance of below 90% of target in the fiscal year in which the award was granted will result in the PSU award being reduced to zero without the possibility of any upward adjustment.

•
The absolute maximum number of shares that can be awarded at the end of three years (taking into account all possible adjustments) is 200% of the original target number of shares.

For the 2025 grant, at the end of the fiscal year 2025, actual non-GAAP EPS was compared to target 2025 non-GAAP EPS and the Base Award was calculated. The table below shows this calculation, as well as the adjusted minimum and maximum Final Award amounts that may result based on rTSR at the end of the three-year performance period.
2025 PSU Grant Base Award Calculation				Future Final Award Levels (as % of Target Award)
				rTSR ≤30th percentile	rTSR = 55th percentile	rTSR ≥75th percentile
Target Non-GAAP EPS	Actual Non-GAAP EPS	Actual Non-GAAP EPS as % of Target	Base Award (as % of Target Award)	Minimum (Base Award × 65%)	Target (Base Award × 100%)	Maximum (Base Award × 135%)
$9.56	$10.28	107.5%	137.5%	89.4%	137.5%	185.6%
In January 2026, the Committee finalized the payout for the PSUs that were awarded in 2023 to our then executive officers. The chart below shows this calculation, as well as the adjusted Final Award Percentage amounts that resulted based on rTSR at the end of the three-year performance period.
2023 PSU Grant Base Award Calculation				Final Award Levels
				rTSR = 10th percentile
Target Non-GAAP EPS	Actual Non-GAAP EPS	Actual Non-GAAP EPS as % of Target	Base Award (as % of Target Award)	rTSR Adjustment	Final Award (as % of Target Award)
$10.40	$10.67	102.5%	112.5%	77.6%	87.3%
The 2023 PSUs resulted in a granting of a final award that is 87.3% of the number of shares of stock issued as compared to target. Furthermore, the realized value of these PSUs was less than the intended value on the date of the original grant, due to a 3.6% decrease in share price over the measurement period, aligning with the 39th percentile ranking in rTSR during the measurement period.
Our 2024 PSUs had a first-year performance that was below the target level. While final award levels will not be determined until the end of fiscal year 2026, if such final awards were determined as of the end of fiscal year 2024, the payout percentage would have been below target due to both the first year (fiscal year 2024) non-GAAP EPS performance and the rTSR ranking at that time.

Benefits and Perquisites
The named executives are eligible for certain benefits, such as medical, dental, basic life insurance, and employer contributions to the Company’s defined contribution plans, which are generally available to all of our employees. In addition, the Company utilizes leased aircraft for business purposes on infrequent occasions where it is determined that such use is a prudent, economical, and efficient method of transportation.
Mr. Foster is permitted to utilize the Company leased aircraft for non-business purposes, including allowing family members to accompany him on business travel. Mr. Foster reimburses the Company for the full incremental costs and/or Standard Industry Fare Level (whichever is higher) of such usage. We believe this benefit increases the level of safety and security for Mr. Foster, enables him to make more efficient use of his travel time, and entails no incremental cost to the Company for any accompanying family members and/or non-business travel.
Supplemental Elements of the Compensation Program
We have a number of supplemental elements in the Compensation Program which are considered by the Committee, but do not factor directly into the annual determination of executive compensation. These elements have features and roles in the Program which led to their initial implementation and they continue to be important to the Program generally.
Post-Termination Benefits and Agreements
As described in more detail in this Proxy Statement under “Executive Compensation and Related Information—Potential Payments upon Termination or Change in Control,” the Compensation Program includes both (1) an Executive Separation Plan and (2) Change in Control Agreements. Historically, Company policy has been to provide eligibility under both the Executive Separation Plan to officers with the position of corporate vice president or higher, and a Change in Control Agreement to officers with the position of corporate executive vice president or higher. Both of these compensatory elements operate similarly: upon specified events which result in either the termination of the officer and/or a change in control of the Company, particular benefits will accrue to the officer (although payments made under the Change in Control Agreements will generally reduce or offset payments and benefits to which the officer may be entitled under the Executive Separation Plan). Each of the named executives is eligible to receive benefits under the Executive Separation Plan and each, with the exception of Mr. Knell, has a Change in Control Agreement.
The Company views these compensatory elements as serving three important purposes:
•
there is a critical recruitment and retention aspect;

•
these policies protect the benefits of executive officers who have provided long and meritorious service to the Company, particularly if there is an unexpected employment termination by the Company due to ongoing changes in our employment needs; and

•
these elements avoid personal distractions and encourage employees to remain focused on our business in the event of a rumored or actual takeover.

The Committee periodically conducts formal and informal market checks and believes that both the levels of payment to be made under these programs and the applicable triggers are appropriate and consistent with current general market practices.
Deferred Compensation Plan Contributions
As described in more detail in this Proxy Statement under “Executive Compensation and Related Information—2025 Non-qualified Deferred Compensation”, the named executives in the United States receive a compensatory element in connection with our Deferred Compensation Plan. For Mr. Foster, who was a participant in the Company’s now discontinued Executive Supplemental Life Insurance Retirement Plan (ESLIRP), the Company credits to his accounts the present value of the annual Company accrual as it would have been calculated under the ESLIRP. These credits can vary significantly year-to-year as the ESLIRP formula is dependent on the average of the highest five consecutive years of compensation.

For Messrs. Knell and LaPlume and Mmes. Girshick, Pease and Creamer, the Company currently provides an annual contribution to their Deferred Compensation Plan account equal to 10% of the sum of their base salary plus the lesser of (1) their target annual bonus or (2) actual annual bonus.
We provide a Deferred Compensation Plan because the Company wishes to permit our executive employees to defer the obligation to pay taxes on certain elements of their compensation while also potentially receiving earnings on deferred amounts. The Deferred Compensation Plan was implemented to motivate and ensure the retention of employees by providing them greater flexibility in structuring the timing of their compensation payments. The employer contributions to the Deferred Compensation Plan ultimately have their origins in the legacy ESLIRP program, which was a long-standing element of our executive compensation package.
Other Factors Underlying the Ongoing Implementation of the Compensation Program
Stock Ownership Guidelines
Our stock ownership guidelines operate as a related feature to the Compensation Program. The Board of Directors believes that senior management should have a meaningful economic stake in the Company in order to align the interests of management and our shareholders. Therefore, the Board has adopted stock ownership guidelines for senior management which are designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management stock ownership at levels high enough to assure our shareholders of management’s commitment to creating corporate value.
Under these guidelines, members of our senior management are required to maintain an ownership position, expressed as a multiple of salary, as follows:
CEO	6 times base salary
Executive Vice President	3 times base salary
Senior Vice President	2 times base salary
Vice President	1 time base salary
Members of senior management have four years from the time they attain the executive level listed above to comply with the ownership requirements. Stock options are not counted toward the holding requirement. Only vested full value shares (i.e. restricted stock (units) and PSUs) count towards the holding requirement. The Committee periodically reviews stock ownership levels of members of our executive management to ensure compliance. As of the date of this Proxy Statement, our current named executives were in compliance with the holding requirements (and, as demonstrated in the Beneficial Ownership table on pages 35-36 of this Proxy Statement, in many cases, far exceed the required holding).
Clawback Policy
We maintain a Financial Statement Compensation Recoupment Policy (also known as a clawback) policy that complies with NYSE listing standards and Section 10D of the Securities Exchange Act of 1934. This policy applies to all of our executive officers. Under this Clawback Policy, in the event of a restatement of Charles River’s financial statements resulting from material noncompliance with financial reporting requirements under the U.S. Federal securities laws, Charles River will recover erroneously awarded compensation from applicable executive officers, subject to specified criteria. The action permitted to be taken by the Board under the Clawback Policy is in addition to any and all other rights of the Board and/or the Company under applicable law and contract.
Insider Trading Policy, Derivatives Trading; Hedging; and Pledging
We grant equity incentives for the reasons discussed above, including aligning the interests of our employees with those of shareholders.
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees of the Company. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations and any applicable listing standards.

It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K.
Our Insider Trading Policy prohibits employees (including our named executives) and directors from trading in our derivative securities, such as puts or calls on our common stock, or to pledge our stock, since such activities may diminish the alignment we are trying to foster, as well as expose the Company to potential embarrassment. The Insider Trading Policy also prohibits all employees (including our named executives) and directors from engaging in hedging transactions, such as purchasing prepaid variable forwards, equity swaps, collars and exchange funds. Our Insider Trading Policy also prohibits the purchase or sale of Charles River securities while in possession of material, non-public information, or otherwise using such information for one’s personal benefit. Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options prior to their scheduled expiration dates.
Resignation of Ms. Pease and Appointment of Mr. Knell as Interim CFO
On September 12, 2025, Ms. Pease informed the Company of her intention to resign from her position as our Corporate Executive Vice President, Chief Financial Officer effective on September 29, 2025. Because Ms. Pease’s departure was due to her voluntary resignation, no payments were made to in connection with her separation from service.
In connection with Ms. Pease’s departure from the position of Chief Financial Officer, Mr. Knell, Corporate Senior Vice President and Chief Accounting Officer, was appointed by the Board to act as our interim Chief Financial Officer, effective upon the departure of Ms. Pease, until a permanent successor is named. In this role, Mr. Knell serves as our principal financial officer. On September 15, 2025, in connection with Mr. Knell’s appointment as interim Chief Financial Officer and interim principal financial officer of the Company, the Compensation Committee approved the following changes to Mr. Knell’s compensation package: (1) an increase in annual base salary to $500,000, effective September 28, 2025; (2) a $10,000 monthly cash payment to be paid during Mr. Knell’s term of service as interim Chief Financial Officer, effective October 1, 2025; and (3) a one-time grant of restricted stock units of the Company’s common stock with a grant value of $500,000, granted on November 6, 2025 (the first business day following the press release with respect to financial results for the third fiscal quarter of 2025), with 50% to vest on the first anniversary of the grant date and the remaining 50% to vest on the second anniversary of the grant date. Mr. Knell’s tenure as interim Chief Financial Officer is expected to conclude on April 6, 2026 in conjunction the appointment of Mr. Glenn Coleman as our Corporate Executive Vice President and Chief Financial Officer. Mr. Knell will continue in his current role as Corporate Senior Vice President and Chief Accounting Officer.
REPORT OF COMPENSATION COMMITTEE
The Compensation Committee, composed of independent directors, has reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management and, based on the review and discussions, recommended to Board of Directors that the CD&A be included in this Proxy Statement.
The foregoing report has been furnished by the Compensation Committee.
THE COMPENSATION COMMITTEE
Ms. Reshema Kemps-Polanco (Chair)
Mr. Steven Barg
Dr. Craig Thompson
Ms. Virginia M. Wilson

EXECUTIVE COMPENSATION AND RELATED INFORMATION
2025 Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our current named executives (our principal executive officer, our principal financial officer, and our three other highest paid executive officers) for the fiscal years ended December 27, 2025, December 28, 2024, and December 30, 2023.
Name and Principle Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
James C. Foster Chair, President, Chief Executive Officer and Director	2025	1,545,636	11,601,089	—		2,182,666	—	105,829	15,435,220
	2024	1,512,578	8,951,630	2,275,004	—	616,671	—	117,726	13,473,609
	2023	1,461,866	9,138,724	2,294,372	—	1,130,074	—	71,887	14,096,924
Michael G. Knell Senior Vice President, Chief Accounting Officer & Interim Chief Financial Officer	2025	448,118	1,195,459	—	30,000(5)	347,500	—	86,607	2,107,684

Birgit Girshick Corporate Executive Vice President, Chief Operating Officer	2025	760,960	4,123,624	—		861,800	—	152,008	5,898,392
	2024	742,485	3,155,595	798,237	—	242,352	—	117,806	5,056,475
	2023	704,811	2,964,471	744,677	—	442,830	—	132,882	4,989,672
Joseph LaPlume Corporate Executive Vice President Corporate Development and Strategy	2025	570,167	2,260,459	—		563,612	—	119,107	3,513,345
	2024	557,975	1,735,512	439,021	—	159,238	—	89,213	2,980,959
	2023	539,000	1,702,429	427,670	—	291,810	—	97,547	3,058,456
Victoria Creamer Corporate Executive Vice President, Chief People Officer	2025	553,753	2,106,458	—		547,386	—	124,790	3,332,387
	2024	541,904	1,617,119	409,094	—	154,654	—	83,861	2,806,632
Flavia H. Pease Corporate Executive Vice President, Chief Financial Officer	2025	507,692	2,409,546	—		—	—	35,457	2,952,695
	2024	645,190	1,775,048	448,997	—	184,271	—	100,740	3,154,246
	2023	621,915	1,722,601	432,719	600,000	324,223	—	109,867	3,811,326

(1)
These amounts represent the aggregate grant date fair value of RSUs and PSUs granted in fiscal year 2025, fiscal year 2024, and fiscal year 2023, respectively, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The grant date fair value of PSUs is determined consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, based on the probable outcome of the performance conditions, computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data—Note 1 to our Consolidated Financial Statements” and Item 8 “Financial Statements and Supplementary Data—Note 15 to our Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025. The maximum potential value of the PSUs awarded in 2025, based on the grant date fair value (assuming the highest level of performance achievement) is as follows: Mr. Foster, $18,522,128; Mr. Knell, $831,047; Ms. Creamer, $2,516,998; Ms. Girshick, $4,927,297; Mr. LaPlume, $2,701,034; and Ms. Pease, $2,879,041.

(2)
These amounts represent the aggregate grant date fair value of stock option awards granted in fiscal year 2024 and fiscal year 2023, respectively, computed in accordance with FASB ASC Topic 718. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Item 8 “Financial Statements and Supplementary Data—Note 1 to our Consolidated Financial Statements” and Item 8 “Financial Statements and Supplementary Data—Note 15 to our Consolidated Financial Statements”, included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025.

(3)
Reflects payments under our EICP plan for the respective fiscal year, which are paid the following February.

(4)
For fiscal year 2025, the amounts in this column include the following: (a) 2025 employer contributions under our defined contribution plans (the U.S. 401(k) Plan (Mr. Foster, $14,000; Mr. Knell, $14,000; Ms. Creamer, $14,000; Ms. Girshick, $14,000; and Mr. LaPlume, $14,000)); (b) miscellaneous personal benefits and perquisites, which (1) in the case of each of Mses. Knell, LaPlume and Pease, aggregates to an amount less than $10,000; (2) in the case of Mr. Foster, includes $60,003 representing the value of pre-retirement life insurance benefit provided under the Deferred Compensation Plan; (3) includes group term life insurance amounts of $29,664 for Mr. Foster, $12,642, for Ms. Girshick, and $10,062 for Ms. Creamer; (4) in the case of Ms. Girshick, includes $10,778 representing home security expenses. On a limited number of occasions during 2025, some of the named executives used tickets purchased by us to attend certain events; however, there was no incremental cost to us attributable to the named executives’ use of these tickets. Includes amounts credited to the named executives’ Deferred Compensation Plan account balances (net of FICA taxes), representing the accrued values. For fiscal year 2025 amounts credited are as follows: Mr. Knell $65,291; Ms. Girshick, $108,463; Mr. LaPlume, $91,085; Ms. Creamer, $92,898; and Ms. Pease, $25,688.
(5)
Mr. Knell received a $10,000 monthly cash payment beginning October 1, 2025, to be paid during his term of service as interim Chief Financial Officer.

2025 Grants of Plan Based Awards
The following table sets forth the information regarding grants of plan-based awards made to our named executives during 2025. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized.
Name	Type of Award(*)	Grant Date	Date of Board or Compensation Committee Action to Approve Grant(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James C. Foster	EICP	2/11/2025	2/11/2025	$157,026	$1,570,263	$3,140,526
	RSU	5/30/2025	2/11/2025							17,253			$2,340,024
	PSU	5/30/2025	2/11/2025				22,962	70,652	141,304				$9,261,064
Michael G. Knell	EICP	2/11/2025	2/11/2025	$25,000	$250,000	$500,000
	RSU	5/30/2025	2/11/2025							2,064			$279,940
	RSU	11/6/2025	9/19/2025							2,926			$499,995
	PSU	5/30/2025	2/11/2025				1,030	3,170	6,340				$415,524
Birgit Girshick	EICP	2/11/2025	2/11/2025	$62,000	$620,000	$1,240,000
	RSU	5/30/2025	2/11/2025							12,239			$1,659,976
	PSU	5/30/2025	2/11/2025				6,108	18,795	37,590				$2,463,649
Joseph LaPlume	EICP	2/11/2025	2/11/2025	$40,548	$405,476	$810,952
	RSU	5/30/2025	2/11/2025							6,709			$909,942
	PSU	5/30/2025	2/11/2025				3,348	10,303	20,606				$1,350,517
Victoria Creamer	EICP	2/11/2025	2/11/2025	$39,380	$393,803	$787,606
	RSU	5/30/2025	2/11/2025							6,252			$847,959
	PSU	5/30/2025	2/11/2025				3,120	9,601	19,202				$1,258,499
Flavia H. Pease	EICP	2/11/2025	2/11/2025	$46,922	$469,220	$938,439.60
	RSU	5/30/2025	2/11/2025							7,152			$970,026
	PSU	5/30/2025	2/11/2025				3,569	10,982	21,964				$1,439,521

(*)
Types of Award:

EICP—Executive Incentive Compensation Plan
RSU—Restricted Stock Unit
PSU—Performance Share Unit
(1)
See the section of the Proxy Statement entitled “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Awards” for a discussion regarding our equity award grant date practices.

(2)
Reflects the threshold amount payable (10% of target for the least weighted goal), the target amount payable (100% of target for all goals), and maximum amount payable (200% of target for all goals) under the EICP plan for fiscal year 2025. Threshold amounts reflect minimum award opportunity under the EICP plan for the smallest weighted EICP goal for the respective named executive, although if minimum performance levels (85% of Operating Income or Revenue target) are not achieved, there may be no payout. Under certain discretionary circumstances, additional amounts can be paid under the EICP plan. The potential payouts are performance driven and therefore completely variable. Actual amounts paid to the named executives under the EICP plan with respect to fiscal year 2025 are set forth in the Summary Compensation Table above.

(3)
Reflects the number of PSUs payable at threshold (32.5%), target (100%), and maximum (200%) levels, with fractional shares rounded down. For purposes of this table, threshold payout is considered to be the smallest non-zero payout possible given both EPS and relative TSR performance for the May 31, 2024 grants, over the course of the plan. See the description of how the threshold, target, and maximum amounts payable are determined under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Equity Incentive Awards” set forth on pages 55-57 of this Proxy Statement.

(4)
Reflects RSUs granted on May 30, 2025.

(5)
The grant date fair value of restricted stock is determined from the market value of the stock on the date of grant. The grant date fair value of PSUs is determined consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, based on the probable outcome of the performance conditions, computed in accordance with FASB ASC Topic 718.

Description of Certain Awards Granted in 2025
All awards of stock options, RSUs and PSUs to our named executives were granted pursuant to our Amended and Restated 2018 Incentive Plan. The vesting provisions of our PSUs are set forth above on pages 55-57 of this Proxy Statement. RSUs generally vest in installments on or about the anniversary date in each of the four years following the date of grant, subject to continued employment. The installments are generally equivalent in amount.
In connection with Mr. Knell’s appointment as interim Chief Financial Officer and interim principal financial officer of the Company, the Compensation Committee of the Company’s Board of Directors approved a one-time grant to Mr. Knell of RSUs with a grant value of $500,000, which was granted on November 6, 2025 (the first business day following the press release with respect to financial results for the third fiscal quarter of 2025), with 50% to vest on the first anniversary of the grant date and the remaining 50% to vest on the second anniversary of the grant date.
Equity awards granted to our named executives in 2025 also include full career retirement vesting provisions, as described further on page 56 of this Proxy Statement. All grants of non-equity incentive plan awards have been made pursuant to our EICP plan.
Employment Related Agreements and Arrangements
As described in the Compensation Discussion and Analysis, until 2018 we generally and historically had not entered into employment agreements with any of our U.S.-based corporate executive officers. The named executives, however, are beneficiaries of certain separation and change-in-control agreements, as well as defined benefit and deferred compensation arrangements, as further described below in this Proxy Statement.
On February 12, 2018, we entered into an employment agreement with James C. Foster, our Chair, President and Chief Executive Officer, which was subsequently amended and restated on May 18, 2021, on May 20, 2025, and again on January 6, 2026. The purpose of the agreement is to benefit from Mr. Foster’s decades of experience and unique skill set by promoting the retention of Mr. Foster. This agreement, as amended, provides for the following material compensation terms:
•
Mr. Foster will remain employed as the Chair and Chief Executive Officer of the Company through May 5, 2026.

•
The employment agreement memorializes Mr. Foster’s current compensation arrangements, including his base salary and target annual cash bonus.

•
The agreement also provides that the vesting schedule and all other terms of the outstanding equity awards held by Mr. Foster as of May 18, 2021 will remain the same.

•
Mr. Foster is permitted to terminate his employment at any time, with or without notice, in the manner specified in the employment agreement but with the corresponding economic consequence of losing the post-retirement vesting benefits in his existing equity awards.

•
If Mr. Foster provides notice of the termination of his employment or the Company provides notice of the termination of his employment without cause, then the Company may elect to suspend Mr. Foster’s active duties and responsibilities and, during the balance of a specified notice period, Mr. Foster will be entitled to receive only his base salary, any previously earned bonus, and the continued vesting of any previously granted equity awards. If the Company does not exercise its election right, then, during the balance of such notice period, Mr. Foster may continue to actively perform his duties under the employment agreement and will be entitled to his ordinary compensation.

•
In addition, if Mr. Foster provides notice of the termination of his employment any equity awards granted to him on or after May 18, 2021 will continue to be outstanding and become exercisable in the same manner as if his employment had continued. If the Company provides notice of the termination of Mr. Foster’s employment without cause, Mr. Foster will be entitled to receive such extended equity vesting for any equity awards granted to him on or after May 18, 2021, as well as the severance payable to Mr. Foster under the Company’s existing Corporate Executive Separation Plan.

•
Upon the expiration of the employment term, Mr. Foster will be eligible for such extended equity vesting for any equity awards granted to him on or after May 18, 2021 but will not be entitled to any severance payments or other benefits under the Company’s Corporate Executive Separation Plan.

•
Mr. Foster will be subject to post-termination non-competition and non-solicitation covenants for a period of at least one year and a perpetual confidentiality covenant.

The Company agreed to reimburse Mr. Foster for the cost of his attorneys’ fees incurred in the negotiation of the employment agreement.
In connection with the announcement of Ms. Girshick’s appointment as our Chief Executive Officer, effective May 5, 2026, the Company entered into a letter agreement with Ms. Girshick. The letter agreement provides for the following material compensation terms:
•
Ms. Girshick’s base salary is $1,200,000.

•
Effective May 1, 2026, Ms. Girshick’s target annual cash incentive amount will increase to 100% of her base salary.

•
Ms. Girshick will receive an initial equity grant with respect to shares having a target fair market value of $9,000,000, which grant will be comprised 80% of performance share units and 20% of restricted stock units, which grant will be made as part of, and at the same time as, the annual grants made to our other management-level employees, which are expected to be made in May 2026.

•
Because Ms. Girshick has met the minimum requirements of age and tenure to receive “retirement” treatment of her equity awards, any involuntary termination of Ms. Girshick’s employment without cause shall be deemed to be a retirement for purposes of our equity incentive plan award agreements.

•
Prior to May 5, 2026, the Company intends to enter into an amended and restated Change in Control Agreement, such that if Ms. Girshick were to be terminated before the first anniversary of a change in control by the Company without cause or by Ms. Girshick for “good reason” (as defined in the Change in Control Agreement), Ms. Girshick would be entitled to receive (1) a lump sum cash severance payment equal to three times the sum of (x) her then annual base salary, and (y) her target bonus for the fiscal year in which the termination occurs; (2) continuation of group medical benefits and certain other perquisites for a period of three years; and (3) outplacement services.

Outstanding Equity Awards at Fiscal 2025 Year End
The following table sets forth the information regarding each outstanding unexercised or unvested equity award held by our named executives as of December 27, 2025.
Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James C. Foster	28,733	—	179.66	5/29/2030	17,253(6)	3,513,746	183,136	37,297,478
	18,869	—	337.99	5/28/2031
	18,031	6,011(3)	244.41	5/27/2032
	14,088	14,088(4)	194.12	5/26/2033
	6,214	18,644(5)	208.44	5/31/2034
Michael G. Knell	404.00	—	179.66	5/29/2030	6,698(7)	1,364,115	8,197	1,669,401
	1,006	—	337.99	5/28/2031
	995.00	332(3)	244.41	5/27/2032
	803.00	804(4)	194.12	5/26/2033
	368.00	1,104(5)	208.44	5/31/2034
Birgit Girshick	6,500	—	179.66	5/29/2030	17,638(9)	3,592,155	48,598	9,897,469
	3,659	—	337.99	5/28/2031
	4,975	1,659(3)	244.41	5/27/2032
	4,572	4,573(4)	194.12	5/26/2033
	2,180	6,542(5)	208.44	5/31/2034
Joseph LaPlume	6,685	—	179.66	5/29/2030	16,574(10)	3,375,461	26,660	5,429,576
	3,476	—	337.99	5/28/2031
	3,358	1,120(3)	244.41	5/27/2032
	2,626	2,626(4)	194.12	5/26/2033
	1,199	3,598(5)	208.44	5/31/2034
Victoria Creamer	4,179	—	179.66	5/29/2030	9,107(8)	1,854,732	24,843	5,059,525
	3,110	—	337.99	5/28/2031
	3,027	1,009(3)	244.41	5/27/2032
	2,410	2,410(4)	194.12	5/26/2033
	1,117	3,353(5)	208.44	5/31/2034
Flavia H. Pease	4,649	—	245.88	12/29/2025
	3,317	—	244.41	12/29/2025
	1,226	—	208.44	12/29/2025

(1)
Calculated based on the closing price ($203.66) of our stock on December 26, 2025, the last trading day of the fiscal year 2025, rounded to the nearest whole cent.

(2)
Represents outstanding PSUs held on December 27, 2025 that remain subject to performance and forfeiture provisions. The number represents the larger of the number of underlying PSUs (1) assuming threshold PSUs are achieved, or (2) if first fiscal year performance of the three-year award has exceeded the threshold, the next highest performance measure (target or maximum). In this chart, 2024 performance exceeded threshold levels, and 2025 performance exceeded target levels, and thus the number of PSUs for 2024 is the target number and 2025 is the maximum number of such shares that can be delivered in the future. The one-time PSU grant made to Mr. LaPlume in December 2021 has not yet met the threshold performance level, and thus the PSUs for this grant are the minimum number of such shares that can be delivered in the future. 2024 PSUs granted in 2024 vest on December 26, 2026, and 2025 PSUs granted in 2025 vest on December 25, 2027 and will be paid out in the first calendar quarter of 2027 and 2028, respectively, as unrestricted shares of Charles River common stock after final TSR performance is assessed and payout amounts are approved by the Compensation Committee. PSUs granted in 2023 are not included in this number since they are considered fully vested as of the end of fiscal year 2025, notwithstanding the fact that final payment amounts were approved by the Compensation Committee in the first calendar quarter of 2026.
(3)
The unexercisable stock options vest on 5/27/2026.

(4)
One half of the unexercisable stock options vest on each of the following dates: 5/26/2026 and 5/26/2027.

(5)
One third of the unexercisable stock options vest on each of the following dates: 5/31/2026, 5/31/2027 and 5/31/2028.

(6)
The stock awards vest as follows: 4,313 shares on 5/30/2026; 4,313 shares on 5/30/2027; 4,313 shares on 5/30/2028; 4,314 shares on 5/30/2029.

(7)
The stock awards vest as follows: 123 shares on 5/27/2026; 167 shares on 5/26/2026; 168 shares on 5/26/2027; 764 shares on 6/1/ 2027; 162 shares on 5/31/2026; 162 shares on 5/31/2027; 162 shares on 5/31/2028; 516 shares on 5/30/2026; 516 shares on 5/30/2027; 516 shares on 5/30/2028; 516 shares on 5/30/2029; 1,463 shares on 11/6/2026; and 1,463 shares on 11/6/2027.

(8)
The stock awards vest as follows: 374 shares on 5/27/2026; 502 shares on 5/26/2026; 503 shares on 5/26/2027; 492 shares on 5/31/2026; 492 shares on 5/31/2027; 492 shares on 5/31/2028; 1,563 shares on 5/30/2026; 1,563 shares on 5/30/2027; 1,563 shares on 5/30/2028; and 1,563 shares on 5/30/2029.

(9)
The stock awards vest as follows: 614 shares on 5/27/2026; 953 shares on 5/26/2026; 953 shares on 5/26/2027; 960 shares on 5/31/2026; 959 shares on 5/31/2027; 960 shares on 5/31/2028; 3,059 shares on 5/30/2026; 3,060 shares on 5/30/2027; 3,060 shares on 5/30/2028; and 3,060 shares on 5/30/2029.

(10)
The stock awards vest as follows: 6,771 shares on 12/25/2026; 415 shares on 5/27/2026; 547 shares on 5/26/2026; 548 shares on 5/26/2027; 528 shares on 5/31/2026; 528 shares on 5/31/2027; 528 shares on 5/31/2028; 1,677 shares on 5/30/2026; 1,677 shares on 5/30/2027; 1,677 shares on 5/30/2028; and 1,678 shares on 5/30/2029.

We have not engaged in any option re-pricings or other material modifications to any of our named executives’ outstanding equity awards during fiscal years 2023, 2024, or 2025.
2025 Option Exercises and Stock Vested
The following table shows information regarding stock option exercises and vesting of restricted stock awards, RSUs, and PSUs with respect to the named executives during the fiscal year ended December 27, 2025.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James C. Foster	—	—	39,031	8,262,082
Michael G. Knell	—	—	2,967	529,833
Birgit Girshick	—	—	12,322	2,396,325
Joseph LaPlume	—	—	7,225	1,396,761
Victoria Creamer	—	—	6,624	1,280,843
Flavia H. Pease	2,657	10,208	4,095	507,871

(1)
The value realized on the exercise of stock options and the immediate sale of shares acquired upon exercise is based on the difference between the exercise price and the intraday price of our common stock at the time of exercise. In other circumstances, such as when the underlying shares are held following the exercise of the stock option, the value realized is based on the difference between the exercise price and the closing price of our common stock on the date of exercise.

(2)
The value realized on vesting of restricted stock and RSUs is based on the closing price of our common stock on the trading date immediately preceding the date of vesting. The value realized on vesting and payout of PSUs granted on May 26, 2023 is based on the closing price of our common stock on the last trading date of the fiscal year, December 26, 2025 ($203.66).

2025 Non-Qualified Deferred Compensation
We maintain the Charles River Laboratories Deferred Compensation Plan (Deferred Compensation Plan) for certain eligible employees, including our named executives. Under the Deferred Compensation Plan, participants may elect to defer bonus and salary amounts, and may select the investment returns to be applied to deferred amounts from among a menu of referenced mutual funds as well as an interest crediting rate.
Participants must specify the distribution date for deferred amounts at the time of deferral, in accordance with applicable IRS regulations. Generally, amounts may be paid in a lump sum or installments upon retirement or termination of employment, or later if the employee terminates employment after age 55 and before age 65. Amounts may also be distributed during employment, subject to a minimum deferral requirement of three years.
In addition to the Deferred Compensation Plan, certain of our officers and key employees also participate, or in the past participated, in our amended and restated Executive Supplemental Life Insurance Retirement Plan (ESLIRP), which is a non-funded, non-qualified arrangement. Annual benefits under this plan equal a percentage of the average of the highest five consecutive years of compensation, offset by amounts payable under our Social Security and the U.S. Pension Plan we had in place at that time. The age-based percentages are 46% at age 59, and up to 55% at age 62 and over. The normal retirement age is 62. Eligible spouses (married one year or longer at the executive’s retirement date) receive survivor benefits at a rate of 100% of the benefit paid to the executives during the first 15 years following retirement and at the rate of 50% thereafter. Executive officer participants vest as to 50% of the total benefit after five years of service, with a 10% incremental increase in vesting percentage for each year thereafter. In connection with the establishment of the Deferred Compensation Plan in 2006, current active employees who agreed to convert their accrued ESLIRP benefit to a comparable deferred compensation benefit discontinued their direct participation in the ESLIRP. Instead, the present values of the accrued benefits of ESLIRP participants were credited to their Deferred Compensation Plan accounts, and future ESLIRP accruals will now be converted to present values and credited to their Deferred Compensation Plan accounts annually. Mr. Foster was a participant in the ESLIRP.
In addition, we provide, or provided in the past, certain active employees, all of the named officers other than Mr. Foster, an annual contribution into their Deferred Compensation Plan account of 10% of (A) the employee’s base salary plus (B) the lesser of (1) their target annual bonus or (2) actual annual bonus. The credited amounts for Messrs. Knell and LaPlume, and for Mmes. Girshick, Pease and Creamer vest in one quarter increments annually over a four-year period. Once a participant in the Deferred Compensation Plan reaches age 60, all contributions vest immediately because they are non-forfeitable. The named executives become eligible for the employer contribution after they have served one full calendar year in the eligible position.
Separately, the Deferred Compensation Plan provides certain senior executives, including the named executives, with a pre-retirement life insurance death benefit equal to four times the sum of (1) their base annual salary plus (2) their target bonus amounts (on a net basis taking into account all other company provided life insurance). For total life insurance amounts potentially payable to the named executive upon their termination of employment due to death, see the section of this Proxy Statement entitled “Executive Compensation and Related Information—Potential Payments upon Termination or Change in Control”.
The following table sets forth, for each of our named executives, information regarding their participation in our Deferred Compensation Plan during fiscal year 2025.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last FYE ($)(2)
James C. Foster	—	—	6,152,332	—	46,959,520
Michael G. Knell	—	73,773	65,676	—	586,059
Birgit Girshick	—	137,597	245,861	—	2,109,909
Joseph LaPlume	—	96,884	126,220	—	1,183,914
Victoria Creamer	55,375	94,063	70,429	—	836,116
Flavia H. Pease	430,855	—	360,642	—	2,194,277

(1)
The amounts shown in the column titled “Registrant Contributions in Last FY” represent contributions attributable by the Registrant with respect to calendar year 2025. Such amounts do not become credited to an NEO’s deferred compensation balance until the first quarter of 2026 and are subject to a four-year vesting period; accordingly, none of the amounts shown in the column titled “Registrant Contributions in Last FY” are incorporated in the amounts attributable to deferred compensation set forth in the Summary Compensation Table for calendar year 2025.

(2)
Amounts listed under the column titled “Aggregate Balance Last FYE” in this table have been reported, as applicable and appropriate, as compensation in the Summary Compensation Table for previous fiscal years.

Potential Payments upon Termination or Change in Control
The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 27, 2025, given the named executive’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. (Since our last trading day in fiscal year 2025 was December 26, 2025, where applicable we have assumed a stock price of $203.66, the closing price on that date). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price, and the named executive’s age.
Disability and Life Insurance
Separate from the provisions of the Executive Separation Plan or the change in control agreements discussed below, the named executives may be entitled to disability or life insurance proceeds in the event of termination due to such events. For instance, in the event of termination of the U.S.-based named executives as a result of disability, disability insurance could provide, in line with our other employees, up to a maximum additional amount of 100% of salary for up to 13 weeks (short-term disability) and up to 50% of basic monthly earnings up to $25,000 per month (core long-term disability—maximum benefit of $12,500/ month). In the event of termination of the named executives as a result of death, additional life insurance payments could provide a maximum additional amount to the named executives’ beneficiaries as follows: Mr. Foster, $12,563,000; Mr. Knell, $3,001,000; Ms. Creamer, $2,000,000; Ms. Girshick, $5,581,000; and Mr. LaPlume $3,939,000 (inclusive of amounts payable as a result of the pre-retirement death benefit pursuant to our Deferred Compensation Plan). The total termination compensation described below does not include these amounts.
Severance Plans
Under our Executive Separation Plan, a corporate executive whose employment is terminated by us for reasons other than cause, voluntary resignation, disability, early or normal retirement, or death, and who has not been offered a comparable position (as defined under the Executive Separation Plan) with us, is entitled to receive a severance payment in accordance with the following table:

Years of Completed Company Service at Separation Date
	Less than 5 years	5 years or more
Level:	Amount of Base Salary Pay Continuations:
Executive Vice President and above	One year	Two years
Senior Vice President	One year	One year
Vice President	Six months	One year
The Executive Separation Plan provides executives with certain benefits continuing for the length of the severance payments (primarily health and welfare benefits), up to a maximum of 12 months, as well as reimbursement for specified outplacement services. Furthermore, executives who are participants in the EICP may be eligible for payouts in accordance with the terms and conditions of the EICP. Payments under the Executive Separation Plan are generally made “biweekly” (our normal payroll cycle), although if any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the officer to additional tax, interest, or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service or the executive’s death. In exchange for these payments, the executive must execute a release agreement satisfactory to us that includes, among other things, an agreement not to compete with us or solicit our employees for one year following the executive’s separation. The Executive Separation Plan is not applicable to any executive who has entered into a written employment agreement providing for severance payments, although it is noted that Mr. Foster’s employment agreement incorporates provisions of the Executive Separation Plan therein. Each of the named executives is a participant in this plan.

Change in Control Agreements
We have entered into change in control agreements with each of our corporate officers with the position of corporate executive vice president or above, including each of the named executives, with the exception of Mr. Knell. These agreements provide such officer with severance and other benefits in the event his or her employment terminates under certain conditions during the term of the agreement and within one year following a “change in control” (as defined in the agreements). Each agreement has a term of three years, with automatic one-year extensions thereafter. Payments made to the corporate officer under the agreement will generally offset or reduce payments and benefits to which the officer may be entitled under any other severance plan or agreement with us (including the Executive Separation Plan described above).
The agreements provide that any options to acquire our common stock awarded to the corporate officer under any stock option or other long-term incentive plan shall become fully exercisable upon the occurrence of both (1) a change in control and (2) the termination of the officer within eighteen months following such change in control. In addition, restrictions on any shares of our restricted stock, restricted stock units, and PSUs held by the corporate officer shall lapse upon such events, although with respect to PSUs, any such accelerated vesting will occur to the extent that the applicable performance conditions, as adjusted or prorated as necessary, have been satisfied as of the date of such termination of employment.
Each corporate officer covenants in his or her agreement that, in the event of a change in control during the term of the agreement, he or she will remain in our employment after the change in control until the earliest of (1) six months after the date of the change in control; (2) termination by the corporate officer of his or her employment for “good reason” (as defined in the agreement) or by reason of death, disability, or retirement; or (3) termination of the corporate officer’s employment by us for any reason.
If the employment of the corporate officer is terminated during the term of the agreement and on or before the first anniversary of a change in control either (1) by us other than for “cause” (as defined in the agreement), death, or disability or (2) by the corporate officer for good reason, the corporate officer will be entitled to certain severance benefits, as follows:
•
a lump sum cash severance payment equal to a multiple of three (Mr. Foster only) and two (all other named executives) times the sum of (1) the corporate officer’s then annual base salary, and (2) the corporate officer’s target bonus for the fiscal year in which the termination occurs;

•
additional service credit of three years (Mr. Foster) and two years (all other named executives) for pension purposes assuming a 4% increase in compensation for each year;

•
continuation of group medical benefits and certain other perquisites for a period of three years (Mr. Foster only) and two years (all other named executives); and

•
26 weeks of outplacement services (up to $75,000), and payment of legal fees incurred in connection with any termination of employment other than a termination by us for cause.

If any of the payments or entitlements would constitute deferred compensation in accordance with Section 409A of the Code that might subject the named executive to additional tax, interest, or penalties under Section 409A, then payment of such amounts will be delayed until the earlier of six months from the separation of service, or the named executive’s death.
A “change in control” is defined in each agreement as any one of the following: (1) the closing of the sale of all or substantially all of our assets as an entirety to any person or related group of persons; (2) our merger or consolidation with or into another corporation, or the merger or consolidation of another corporation with or into us or one of our subsidiaries, such that immediately after such transaction our outstanding voting securities immediately prior to such transaction represent less than a majority of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; or (3) the closing of a transaction pursuant to which beneficial ownership of more than 50% of our outstanding common stock (assuming the issuance of common stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights, and other rights to acquire common stock) is transferred to a single person or entity, or a “group” (within the meaning of Rule 13d5(b)(l) of the Securities Exchange Act of 1934) of persons or entities, in a single transaction or a series of related transactions. Under the agreement, the term “cause” is defined as:

(1) the willful and continued failure of the corporate officer to perform his or her duties with us, (2) a substantial violation of our Code (and any successor policy), (3) conviction of a felony, or (4) engaging in conduct that violates the confidentiality provisions of the agreement. “Good Reason” is generally defined to include: (1) situations such as the assignment to the corporate officer of duties inconsistent with his or her position or responsibility prior to the change in control, (2) a reduction in annual base salary (excluding across- the-board salary reductions affecting all senior executives), (3) failure to pay any portion of current compensation or deferred compensation when due after the expiration of a grace period (excluding across- the- board reductions or failures affecting all senior executives), (4) failure to maintain any compensation plan that is material to the corporate officer’s total compensation, (5) failure to maintain material benefits that are substantially the same as those in effect when the change in control occurs, and (6) job relocations requiring the corporate officer to relocate more than 50 miles from the office where he or she is based.
Severance Payments Absent a Change in Control
The table below sets forth the amounts payable to each named executive in the event of termination absent a change in control, which is based upon the following assumptions:
Cash Severance—
•
Termination occurs on December 27, 2025 (last day of the fiscal year 2025).

•
We assumed that the full year’s actual bonus was already earned by the named executive and paid by us; therefore, it was not included as a part of the cash severance payment. However, in actual practice, under the EICP, employees who leave us prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death, or disability).

Benefits Continuation—
•
In accordance with the Executive Separation Plan, the benefits continuation value for each named executive includes continuation of medical and dental coverage for the applicable severance period, with the employer subsidized value being subject to imputed income.

Equity—
•
In accordance with the 2018 Incentive Plan, the named executives are entitled to exercise any vested stock option up to three months after termination of employment (except with respect to retirement eligible executives). As described in detail on page 56 of this Proxy Statement, we have generally included a full career retirement provision in equity awards that provide for the continued vesting of unvested equity grants for employees who retire after meeting the following specified criteria. Mr. Foster and Ms. Girshick are retirement eligible, and received awards that would qualify for continued post-retirement vesting.

•
In accordance with the 2018 Incentive Plan, any unvested options, restricted stock/units, or PSUs after such time are forfeited (except with respect to retirement eligible executives with respect to stock options, restricted stock, or PSUs, as described above), although we note that (1) grant agreements beginning in 2020 allow for accelerated vesting of RSUs and stock options upon the death of the participant and (2) if an employee terminates due to death more than 12 months following the date of grant of a PSU, a pro rata portion of the PSU is deemed to immediately vest. Accordingly, for purposes of this table:

•
PSUs granted in 2025 are included for retirement eligible executives assuming vesting subject to actual financial performance and settlement after such performance has been finalized and certified; PSUs granted in 2025 are not included for the other named executives none of whose PSUs will have been deemed to have vested for purposes of this table.

•
PSUs granted in May 2024 are included on a pro rata basis (assuming two-thirds completion and estimated payout based on estimated adjustments of (1) first year EPS performance and (2) rTSR performance through the end of fiscal year 2025);

•
For PSUs granted in 2023, we assume shares have already been earned, and thus we do not include termination values.

•
PSUs granted in 2021 to Mr. LaPlume as part of a one-time, long-term equity award, are included on a pro rata basis (assuming four-fifths completion and estimated payout based on estimated adjustment of rTSR performance through the end of fiscal year 2025); and

Retirement Plan Benefits—
•
The values reflect the total vested account balance in the Deferred Compensation Plan as of December 27, 2025.

•
Benefits under the Deferred Compensation Plan are currently 100% vested for Mr. Foster and will automatically be paid upon any termination (disregarding any possible delay of payment as a result of compliance with Section 409A of the Code). Benefits under the Deferred Compensation Plan for Mses. Creamer, and Girshick and Messrs. LaPlume and Knell vest in one quarter increments annually over a four-year period, but become fully vested in the event of termination due to death or disability.

Other Benefits—
•
The Executive Separation Plan provides for professional outplacement services for each of the named executives. The values reflect the maximum cost of professional outplacement services equal to the lesser of: (1) 15% of the executive’s base salary and prior year’s bonus paid, or (2)(a) $75,000 (for executive vice presidents (or higher)) or (b) $50,000 (for senior vice presidents and vice presidents).

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Total
James C. Foster(3)
Voluntary Termination or For Cause Termination	—	—	—	46,959,520	—	46,959,520
Retirement	—	—	20,944,413	46,959,520	—	67,903,933
Death	—	—	5,586,333	46,959,520	—	52,545,853
Disability	—	—	1,938,187	46,959,520	—	48,897,707
Involuntary Termination—Not For Cause or Good	3,140,526	26,838	—	46,959,520	75,000	50,201,884
Michael G. Knell
Voluntary Termination, Retirement, or For	—	—	—	476,191	—	476,191
Death	—	—	1,159,870	586,059	—	1,745,929
Disability	—	—	86,040	586,059	—	672,099
Involuntary Termination—Not For Cause or Good	500,000	14,037	—	476,191	50,000	1,040,227
Birgit Girshick
Voluntary Termination or For Cause Termination	—	—	—	1,904,905	—	1,904,905
Retirement	—	—	8,228,616	1,904,905	—	10,133,521
Death	—	—	4,145,811	2,109,909	—	6,255,720
Disability	—	—	510,030	2,109,909	—	2,619,939
Involuntary Termination—Not for Cause or Good	1,550,000	5,091	—	1,904,905	75,000	3,534,996
Joseph W. LaPlume
Voluntary Termination, Retirement, or For Cause Termination	—	—	—	1,035,458	—	1,035,458
Death	—	—	3,681,011	1,173,919	—	4,854,930
Disability	—	—	280,498	1,173,919	—	1,454,417
Involuntary Termination—Not for Cause or Good	1,158,503	36,599	—	1,035,458	75,000	2,305,560
Victoria Creamer
Voluntary Termination, Retirement, or For Cause Termination	—	—	—	701,293	—	701,293
Death	—	—	2,139,085	832,409	—	2,971,494
Disability	—	—	261,362	832,409	—	1,093,771
Involuntary Termination—Not for Cause or Good	1,125,152	15,511	—	701,293	75,000	1,916,956

(1)
In these termination situations, unvested awards generally do not accelerate, although as noted above (1) grant agreements allow for accelerated vesting of RSUs and stock options upon the death of the participant and (2) in the event of death, unvested PSUs granted more than 12 months ago will be deemed to have pro rata vested. This column does not reflect the value of any vested awards from the 2023 PSU grants. As described in detail on page 56 of this Proxy Statement, grant agreements generally included a full career retirement provision in equity awards that provide for the continued vesting of unvested equity grants for employees who retire after meeting the specified criteria, including a specified notice period. Mr. Foster and Ms. Girshick are retirement eligible and received awards in 2022, 2023, 2024 and 2025 that would qualify for continued post-retirement vesting.

(2)
Reflects payment for professional outplacement services.

(3)
Mr. Foster’s calculations omit involuntary termination without cause or good reason and assume the Company provided him with 12 months advance notice prior to termination in accordance with his employment agreement.

Severance Payments Following a Change in Control
The table below sets forth the amounts payable to each named executive in the event of termination following a change in control, which is based upon the following assumptions:
Cash Severance—
•
A change in control is assumed to have occurred on December 27, 2025 (last day of the fiscal year 2025). However, no change in control actually occurred on the aforementioned date.

•
Termination occurs on December 27, 2025 (last day of the fiscal year 2025).

•
We assumed that the full year’s actual bonus was already earned by the named executive and paid by us; therefore, it was not included as a part of the cash severance payment. However, in actual practice, under the EICP plan, employees who leave us prior to actual receipt of EICP awards forfeit the total bonus payment (except in instances of retirement, death, or disability).

•
For purposes of determining the amount of the lump sum cash severance payment equal to a multiple of three (Mr. Foster only) or two (Mses. Creamer, Girshick and Mr. LaPlume) times the sum of (1) the corporate officer’s then annual base salary and (2) the corporate officer’s target bonus for the fiscal year in which the termination occurs, we have assumed that the target bonus is the target bonus for fiscal year 2025, as discussed in more detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards”.

•
Mr. Knell is not covered by an individual Change in Control Agreement; in this case, we have assumed severance coverage under the Executive Separation Plan.

Benefits Continuation—
•
The benefits continuation value for each named executive includes 24-month (Mses. Creamer, Girshick and Mr. LaPlume) or 36-month (Mr. Foster) continuation of medical, dental, basic life/AD&D, long-term disability, and other welfare type benefits at the time of termination. For Mr. Knell, the Executive Separation Plan provides for medical and dental insurance coverage for one year.

Equity—
•
The change in control agreements provide for full acceleration of all unvested equity awards if the named executive is terminated within twelve months of the change in control. The values below reflect the in the money value of all unvested stock options and the value of all unvested restricted stock and unvested PSUs (PSUs granted in 2025 calculated at target amounts; PSUs granted in May 2024 calculated at base amounts (i.e., target amounts X EPS Payout Percentage); termination values for PSUs granted in 2023 are not included, as assume shares have already been earned; and PSUs granted in 2021 to Mr. LaPlume as part of a one-time, long-term equity award are calculated at estimated payout based on estimated adjustment of rTSR performance through the end of fiscal year 2025).

•
For Mr. Knell, vesting of unvested stock options and restricted stock will be fully accelerated in the event of an involuntary termination following a Change in Control (in accordance with the terms and provisions of the 2018 Incentive Plan), and unvested PSUs will be forfeited.

Retirement Plan Benefits—
•
In addition to the triggered benefits described above, the values reflect the total account balance of the Deferred Compensation Plan as of December 27, 2025.

•
Benefits under this plan are vested and will automatically be paid upon any termination (disregarding any possible delay of payment as a result of compliance with Section 409A of the Code).

Name	Cash Severance	Benefits and Supplemental Perquisites Continuation	Equity Value(1)	Retirement Plan Benefits	Other(2)	Total
James C. Foster
Death, Disability, Retirement, Voluntary Termination, and For Cause Termination	—	—	22,509,872	46,959,520	—	69,469,392
Involuntary Termination Not for Cause or Good Reason Termination	9,421,578	350,383	22,509,872	46,959,520	50,000	79,291,352
Michael G. Knell
Retirement, Voluntary Termination or For Cause Termination	—	—	—	586,059	—	586,059
Death	—	—	1,159,870	586,059	—	1,739,639
Disability	—	—	86,040	586,059	—	665,809
Involuntary Termination Not for Cause or Good Reason Termination	500,000	14,037	1,073,830	586,059	50,000	2,223,926
Birgit Girshick
Death, Disability, Retirement, Voluntary Termination, and For Cause Termination	—	—	8,640,563	2,109,909	—	10,750,472
Involuntary Termination Not for Cause or Good Reason Termination	2,790,001	41,664	8,640,563	2,109,909	50,000	13,632,137
Joseph W. LaPlume
Death, Disability, Retirement, Voluntary Termination, and For Cause Termination	—	—	6,146,125	1,173,919	—	7,320,044
Involuntary Termination Not for Cause or Good Reason Termination	1,969,455	89,447	6,146,125	1,173,919	50,000	9,428,945
Victoria Creamer
Death, Disability, Retirement, Voluntary Termination, and For Cause Termination	—	—	4,436,207	832,409	—	5,268,616
Involuntary Termination Not for Cause or Good Reason Termination	1,912,758	57,924	4,436,207	832,409	50,000	7,289,297

(1)
Equity value following a change in control reflects the value of all unvested stock options, restricted stock, RSUs, and performance awards, assuming that all options, restricted stock, RSUs, and performance awards outstanding as of the date of the change in control accelerate and, in the case of options, become fully exercisable (using our closing stock price on our last trading day of our fiscal year, December 26, 2025, of $203.66).

(2)
Reflects maximum payment for professional outplacement services

2025 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the Pay Ratio Rule), we are providing the following estimated information for 2025:
•
the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $61,430;

•
the annual total compensation of our Chief Executive Officer was $15,435,220; and

•
the ratio of these two amounts was 251 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying Our “Median Employee”
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of November 1, 2025, our employee population consisted of 19,878 individuals (of which approximately 9,171 were located in the United States and 10,707 were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees, as described in more detail below.
We selected November 1, 2025, which is within the last three months of 2025, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations. As we are a non-retail, non-seasonal business and do not employ a large, seasonal, temporary workforce in the month of December, we believe this methodology resulted in a median employee who is representative of our workforce throughout the course of the year.
Adjustments to our Employee Population
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding 737 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions, as follows: 18 employees from Australia; 61 employees from Belgium; 44 employees from Brazil; 5 employees from Denmark; 135 employees from Finland; 68 employees from India; 2 employees from Israel; 308 employees from Italy; 2 employees from Japan; 1 employee from Philippines; 2 employees from Poland; 41 employees from Singapore; 42 employees from South Korea; 2 employees from Sweden; and 6 employees from Switzerland.
After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of 19,141 individuals.
Determining our Median Employee
Our estimation method for identifying our “median employee” from our total adjusted employee population was the calculation and comparison of the budgeted, annualized, total target cash compensation (BATTCC) of our employees as reflected in our global human capital management system. This method involves annualizing the compensation of employees who were hired in 2025 but did not work for us for the entire fiscal year, and further, converting the BATTCC of non-US employees to USD using global currency exchange rates as of November 1, 2025. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not apply any cost-of-living adjustments in identifying our “median employee”.
Our Median Employee
Using the methodologies described above, we determined that our “median employee” was a full-time, hourly employee located in the United States, with a BATTCC for the 12-month period ending December 27, 2025 in the amount of $53,761.
Determination of Annual Total Compensation of our “Median Employee” and our CEO
Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2025 using the same methodology we used for purposes of determining the annual total compensation of our named officers for 2025 (as set forth in the 2025 Summary Compensation Table on pages 61-62 of this Proxy Statement).
Our CEO’s annual total compensation for 2025 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2025 Summary Compensation Table found on pages 61-62 of this Proxy Statement.
Pay versus Performance
Pursuant to SEC rules, the Pay versus Performance disclosure below details compensation for the Company’s CEO and average compensation for the other named executives, both as reported in the Summary Compensation Table and with certain adjustments to reflect compensation actually paid to such individuals in each of the Company’s fiscal years 2025, 2024, 2023, 2022 and 2021. The disclosure also provides information on the Company’s TSR, as well as that of the S&P 500 Health Care Index, on a cumulative basis over the same four fiscal years. The Company’s Net Income is shown for the past four fiscal years, as well as non-GAAP EPS which we consider another important performance measure. A detailed discussion of the Compensation Committee’s decisions regarding the compensation awarded to the named executives for 2025 can be found in the section of this Proxy Statement entitled “Compensation Discussion and Analysis”.
Please see Appendix A to this Proxy Statement for reconciliation of our GAAP EPS to non-GAAP EPS for 2016-2025.
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other Named Executives ($)(2)	Average Compensation Actually paid to Other Named Executives ($)(1)	Value of Initial Fixed $100 Investment Based on(3)		Net income available to Charles River Laboratories International Inc. common shareholders ($)	Non- GAAP EPS ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2025	15,435,220	24,913,934	3,560,900	4,410,976	81	148	(144,338,000)	10.28
2024	13,473,609	3,095,181	3,499,578	1,141,833	74	129	10,297,000	10.32
2023	14,096,924	20,468,880	3,692,047	4,926,154	94	126	474,624,000	10.67
2022	13,447,872	10,658,049	3,298,049	902,290	87	124	486,226,000	11.12
2021	13,705,580	41,201,427	4,392,906	8,866,839	147	126	390,982,000	10.32

(1)
SEC rules specify adjustments from the Summary Compensation Table totals to calculate compensation actually paid to the CEO and other named executives. These adjustments are detailed in the table below titled “Reconciliation of Summary Compensation Table Total to Compensation Actually Paid” but do not necessarily reflect cash or equity value transferred to the executive outright. The numbers in this table reflect an updated calculation methodology for PSUs that vested in the current year and Compensation Actually Paid for the years 2021-2024.

(2)
For 2021 through 2022, our named executives were: Mr. Foster, Mr. David Smith (former Chief Financial Officer), Mr. Barbo (former Corporate Executive Vice President and Chief Commercial Officer), Ms. Girshick and Mr. LaPlume. Ms. Pease became a named executive in 2022 when she assumed the role of Chief Financial Officer. For 2023, our named executive officers are: Mr. Foster, Ms. Pease, Mr. Barbo, Ms. Girshick and Mr. LaPlume. For 2024, our named executive officers are: Mr. Foster, Ms. Pease, Ms. Creamer, Ms. Girshick and Mr. LaPlume. For 2025, our named executive officers are: Mr. Foster, Ms. Pease, Ms. Creamer, Ms. Girshick, Mr. LaPlume and Mr. Knell. Mr. Knell became a named executive in 2025 when he assumed the role of Interim Chief Financial Officer.

(3)
TSR was measured for 2021 for the period from December 27, 2019 to December 23, 2021; for 2022 for the period from December 27, 2019 to December 30, 2022; for 2023 for the period from January 2, 2023 to December 29, 2023; for 2024 for the period of January 2, 2024 to December 27, 2024; and for 2025, for the period of December 30, 2024 to December 26, 2025. The peer group is the S&P 500 Health Care Index.

(4)
The table reflects net income on a GAAP basis. On a non-GAAP basis, net income for fiscal 2025 was $512.3 million. The primary driver of the GAAP decrease were non-cash intangible asset and goodwill impairments of $211.0 million and $165.0 million, respectively, in the fourth quarter of 2025.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid
The table below details the adjustments made to the total compensation paid as disclosed in the Summary Compensation to arrive at the compensation actually paid for our CEO and the average for our other named executives:
Year	Executive(s)	SCT Total	Deduct Current Year Equity Grants(1)	Deduct Change in Value of Pension or Non-qualified Deferred Compensation Earnings from SCT(1)	Add Pension Value Attributable Current Year’s Service	Add Year End Fair Value of Equity Awards Granted in Current Year(2)	Add Change in Value of Prior Years’ Grants that Remained Unvested at Year End(3)	Add Change in Value of Prior Years’ Grants that Vested in Current Year(4)	Compensation Actually Paid(5)
2025	CEO	15,435,220	11,601,089	—	1,000,717	19,144,088	865,363	69,635	24,913,934
	Other Named Executives	3,560,900	2,419,109	—	—	3,082,235	149,330	37,620	4,410,976
2024	CEO	13,473,609	11,226,634	—	866,253	9,530,080	(5,208,815)	(4,339,313)	3,095,181
	Other Named Executives	3,499,578	2,594,656	—	—	2,233,247	(1,307,362)	(688,974)	1,141,833
2023	CEO	14,096,924	11,433,096	—	788,969	14,598,471	476,837	1,940,775	20,468,880
	Other Named Executives	3,692,047	2,474,809	—	—	3,338,251	190,800	179,865	4,926,154
2022	CEO	13,447,872	10,939,883	—	989,746	7,459,567	(10,070,482)	9,771,230	10,658,049
	Other Named Executives	3,298,049	2,418,873	—	—	1,848,071	(1,380,356)	(444,601)	902,290
2021	CEO	13,705,580	10,422,089	—	823,145	15,460,355	13,268,849	8,365,586	41,201,427
	Other Named Executives	4,392,906	3,203,012	—	—	3,965,695	2,276,985	1,434,265	8,866,839

(1)
These amounts were reported in the Stock Awards, Option Awards and Change in Pension Value and Non-qualified Deferred Compensation Earnings columns of our Summary Compensation Table included in our Proxy Statement in each respective year.

(2)
These values are calculated by valuing RSUs granted in the respective year with the stock price on the final trading day of that fiscal year, valuing PSUs granted in the respective year with the Monte Carlo value on the final trading day of that fiscal year plus the impact of EPS performance in the first year of the performance period and valuing options granted in the respective year with the Black-Scholes value on the final trading day of that fiscal year.

(3)
For any portion of a grant made prior to the respective year that remained unvested throughout that year, the value at the end of that year is compared to the value at the end of the prior year using the methodology described in footnote 2.

(4)
For any portion of a grant made prior to the respective year that vested in that year, the value of the vested portion as of the vest date is compared to the value at the end of the prior year using the methodology described in footnote 2. These numbers reflect an updated calculation methodology for PSUs that vested in the current year for the years 2021-2024.

The three measures listed below are the most important for determining compensation for our named executives. Revenue and Non-GAAP Operating Income are the main components of EICP (short-term incentive), and Non-GAAP EPS determines baseline performance of PSUs granted to our named executives (long-term incentive). For more details on the elements of our compensation program, please see “Compensation Discussion and Analysis—Compensation Elements” on pages 49-58 of this Proxy Statement.
Most Important Performance Measures
Revenue
Non-GAAP EPS
Non-GAAP Operating Income
The values calculated for “compensation actually paid” to our CEO and other named executives show alignment between value being delivered through compensation and our most important performance measures. The charts below show the Company’s TSR compared to compensation actually paid, as well as the peer group TSR.

Compensation Actually Paid vs. CRL TSR
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$150
$140
$130
$120
$110
$100
$90
$80
$70
$147
$87
$94
$74
$81
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Compensation Actually Paid to Other Named Executives
CRL TSR (based on a $100 initial investment)

Non-GAAP EPS is a component of long-term incentive design for our named executives. The relationship between compensation actually paid and non-GAAP EPS is shown below.

Compensation Actually Paid vs. Non-GAAP EPS
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$12.00
$11.00
$10.00
$9.00
$10.32
$11.12
$10.67
$10.32
$10.28
2021
2022
2023
2024
2025
Compensation Actually Paid to CEO
Compensation Actually Paid to Other Named Executives
Non-GAAP EPS

The relationship between compensation actually paid and Net income available to Charles River Laboratories International Inc. common shareholders is shown below.

Related Person Transactions
As of the date of this Proxy Statement, we are not aware of the existence of any related person transaction since the beginning of fiscal year 2025.
We maintain a written Related Person Transactions Policy (available on our website at www.criver.com under the “Investor Relations—Corporate Governance” caption) which is intended to promote the timely identification of transactions involving “related persons” (as such term is defined pursuant to SEC regulations) and to ensure we give appropriate consideration to any real or perceived conflicts in our commercial arrangements. The policy covers any financial transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships), including indebtedness and guarantees of indebtedness and transactions involving employment and similar relationships. The Board has designated the Audit Committee to oversee this policy.
If a transaction qualifies as a related person transaction, the Audit Committee then considers all relevant facts and circumstances, including: commercial reasonableness of the terms; the benefit and perceived benefit, or lack thereof, to us; opportunity costs of alternate transactions; the materiality and character of the related person’s direct or indirect interest; and the actual or apparent conflict of interest of the related person. The Committee will not approve or ratify a related person transaction unless it shall have determined that, upon consideration of all relevant information, the transaction is either (1) in the best interests of the Company and our shareholders or (2) is not inconsistent with the best interests of the Company and our shareholders.
Compensation Committee Interlocks and Insider Participation
During the 2025 fiscal year, the Compensation Committee consisted of Ms. Kemps-Polanco (Chair), Mr. Barg, Dr. Thompson, Ms. Wilson, Mr. George Massaro, and Mr. Richard Wallman. None of these individuals has served as an officer or employee for the Company or for any of our subsidiaries. We are not aware of any compensation committee interlocks.

PROPOSAL THREE—
APPROVAL OF THE 2026 LONG-TERM INCENTIVE PLAN
On March 11, 2026, the Board of Directors adopted the Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan (the Plan), subject to approval by our shareholders at the 2026 Annual Meeting. The Plan allows us to grant equity and cash performance awards that are fundamental elements of our executive compensation philosophy and practices.
The Board of Directors believes that the Plan will help the Company continue to achieve our goals by keeping the incentive compensation program dynamic and competitive with that of other companies and ensuring that we may continue to attract and retain key employees who are expected to contribute to our success.
The Board of Directors believes that the Plan, authorizing the issuance of 4,825,000 shares of common stock, is in the best interest of the Company and its shareholders and recommends a vote “FOR” the approval of the Plan.
Background
On March 11, 2026, the Board of Directors adopted the Plan, subject to approval by our shareholders at the 2026 Annual Meeting. The Plan is intended to replace the Company’s existing equity compensation plan, the Charles River Laboratories International, Inc. Amended and Restated 2018 Incentive Plan (as amended, the 2018 Incentive Plan).
The Plan, similar to the 2018 Incentive Plan, will utilize a fungible pool concept (described in more detail below) where each share issued in connection with awards that do not have option-like features (full-value awards) such as restricted stock and unrestricted stock (including shares issued for above-target payouts earned through performance awards) is counted as 2.0 units, and each share issued that is subject to options, stock appreciation rights, and other awards that have option-like features and that expire no more than ten years from the date of grant is counted as 1.0 unit against the overall reserved and available shares.
As described in more detail below, the maximum number of shares of our common stock requested for shareholder approval under the Plan is 4,825,000 shares (subject to adjustment for certain corporate events, as described below).
As of the date of shareholder approval of the Plan, the shares remaining available for future issuance under the 2018 Incentive Plan will not roll over into the Plan and will no longer be available for issuance under the 2018 Incentive Plan. As of March 16, 2026 (the Record Date), the total number of shares remaining available for future issuance under the 2018 Incentive Plan was 2,274,083 shares.
If approved by the Company’s shareholders, the Plan will become effective as of the date of such shareholder approval and will replace the 2018 Incentive Plan for any new grants made after the date of such shareholder approval. Accordingly, upon approval of the Plan by our shareholders, (1) no further awards will be granted under the 2018 Incentive Plan, (2) any shares remaining available under the 2018 Incentive Plan as of the date of shareholder approval of the Plan will not roll over to the Plan, and (3) any awards granted under the 2018 Incentive Plan prior to the date the Plan is approved by our shareholders will remain outstanding under such plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions. If shareholders approve the Plan, any grants made under the 2018 Incentive Plan on or after the Record Date but prior to the date of shareholder approval of the Plan shall be counted as shares used under the Plan.
If the Plan is not approved by our shareholders, the 2018 Incentive Plan will remain in effect in its current form, and we will continue to grant equity awards under the 2018 Incentive Plan until the expiration of the 2018 Incentive Plan on March 20, 2028. Following the expiration of the 2018 Incentive Plan, we will be unable to maintain our current equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting, retaining and motivating talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our employees with those of our shareholders as effectively as equity incentive awards.

Key Enhancements of the Plan
We are asking our shareholders to approve the Plan, which will replace the 2018 Incentive Plan. The Plan is designed to align with evolving governance standards and support the Company’s long-term business strategy.
Governance and Market Alignment in the Plan
The Plan reflects market and corporate governance leading practices, based on a review conducted with the help of outside advisors, including the Compensation Committee’s independent compensation consultant, Pay Governance LLC. Set forth below are key features of the Plan. A more detailed summary is included under “Summary of the Plan” beginning on page 83.
What We Do
✓ Minimum vesting requirements for 95% of awards	✓ Limit on the aggregate cash and equity compensation that may be paid to any individual non-employee director in a year
✓ Provide for forfeiture/clawback of incentive awards under specified circumstances	✓ Restricted dividend equivalents on performance vesting awards
✓ Awards may be made subject to stock ownership requirements or holding periods	✓ Plan administered by an independent Board committee
What We Don’t Do
✘ No gross-ups to cover excise taxes	✘ No single-trigger vesting on a change in control
✘ No liberal share recycling	✘ No discount stock options
✘ No direct or indirect repricing of underwater options or SARs without shareholder approval	✘ No evergreen provision
Share Usage
Our Board believes that the 2018 Incentive Plan has contributed significantly to our success by enabling us to attract and retain the services of top-level talent. In connection with the design and adoption of the Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate” under the 2018 Incentive Plan) and the advice of the Compensation Committee’s independent compensation consultant. The Compensation Committee also took into consideration the increasingly competitive labor market in which we compete for talent. Our Board believes that the proposed share pool request represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
The following share usage information assumes that all performance-based awards will be earned at the target performance level. Actual shares issued may vary based on final performance outcomes.
As of the Record Date, under the 2018 Incentive Plan:
•
Stock options covering 670,509 shares of our common stock, with a weighted average exercise price of $228.55 and a weighted average remaining term of 6.12 years, were outstanding;

•
RSUs covering 709,061 shares of our common stock were outstanding;

•
PSUs covering 336,640 shares of our common stock, assuming payout at target performance level, were outstanding; and

•
A total of 8,948,598 shares were initially made available for grant under the 2018 Incentive Plan, as amended, which is the sole equity compensation plan under which the Company grants equity awards. Of this total amount, the number of shares remaining available for future grant under the 2018 Incentive Plan was 2,274,083 shares.

Burn Rate
Our three-year average burn rate of 1.1% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our shareholders. We are committed to effectively monitoring our equity compensation share reserve, including our share usage rate, to ensure that we maximize shareholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees. The following table sets forth information regarding equity awards granted over each of the last three fiscal years:
	2025	2024	2023	3-year average
RSUs Granted(1)	423,164	240,907	264,703	309,591
PSUs Granted(1)	222,930	136,140	145,508	168,193
Options Granted(1)	20,784	112,542	130,326	87,884
Weighted-Average Basic Common Shares Outstanding	49,564,000	51,380,000	51,227,000	50,724,000
Share Usage Rate	1.34%	0.95%	1.05%	1.11%

(1)
For purposes of the foregoing table, we calculate the share usage rate based on the actual number of RSUs, PSUs and stock options granted during each applicable year. The number of PSUs included assumes payout at target performance level.

Overhang
The following table sets forth certain information as of the Record Date with respect to the Company’s outstanding equity awards and the number of shares remaining available for issuance under the 2018 Incentive Plan. The closing price per share of our common stock on the Record Date was $151.97.
Shares available for issuance under the 2018 Incentive Plan(1) (a)	2,274,083
Shares requested for approval under the Plan (b)	4,825,000
Shares subject to outstanding stock options	670,509
Weighted average exercise price of outstanding stock options ($)	$228.55
Weighted average remaining term of outstanding stock options (in years)	6.12
Shares subject to outstanding RSUs and PSUs(2)	1,382,341
Total outstanding RSUs, PSUs, stock options(2) (c)	2,052,850
Shares of common stock outstanding as of March 16, 2026 (d)	49,341,960
Fully-diluted Overhang: [(a+b+c) divided by (a+b+c+d)]	15.6%

(1)
As of the Record Date, 2,274,083 shares remained available for issuance under the 2018 Incentive Plan. No shares available for issuance under the 2018 Incentive Plan will roll over to the Plan, and if the Plan is approved, such shares will cease to be issuable under the 2018 Incentive Plan.

(2)
The number of PSUs included assumes payout at target performance level.

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
Summary of the Plan
The following is a brief summary of the material terms of the Plan, as proposed. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix B to this Proxy Statement and may be accessed electronically as filed with the SEC from the SEC’s website (www.sec.gov).

Purpose
The Plan enables the Company to:
•
Attract, motivate and retain highly qualified and experienced employees and other individuals at all levels of the Company, as well as non-employee directors

•
Align employee and shareholder interests in the creation of shareholder value

•
Incentivize short and long-term financial and operational performance

•
Adapt to evolving best practices in compensation

Eligibility to Receive Awards
All employees, non-employee directors, and individuals or entities providing services to the Company or its affiliates (approximately 19,700 employees and 10 non-employee directors as of the date of this Proxy Statement) are potentially eligible to participate in the Plan. Eligibility for incentive stock options is limited to those individuals whose employment status would qualify them for the tax treatment of Sections 421 and 422 of the Code. Participants are not required to provide consideration to the Company or its affiliates for the grant or extension of awards under the Plan, other than to provide services to the Company or its affiliates. The basis for participation in the Plan is the administrator’s view, in its sole discretion, that an eligible participant is in a position to make a significant contribution to the success of the Company and its affiliates. By way of example, under the 2018 Incentive Plan, 100% of eligible non-employee directors and approximately 5% of employees received awards.
Non-Employee Director Limit
A participant who is a non-employee director may not receive compensation for any calendar year (including the calendar year in which the non-employee member is first elected or appointed to the Board) in excess of $750,000 in the aggregate, including cash payments and awards under the Plan. Awards under the Plan made to non-employee directors will be calculated for purpose of the $750,000 total as compensation in the calendar year in which the date of grant occurs and the value of an award will be measured by its grant date fair value.
New Plan Benefits
A new plan benefits table for the Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Plan if the Plan was then in effect, as described in the federal proxy rules, are not provided because all awards made under the Plan will be made at the Compensation Committee’s discretion, subject to the terms of the Plan. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, please refer to the 2025 Summary Compensation Table on page 61 of this Proxy Statement which sets forth certain information regarding awards granted to our NEOs during the last completed fiscal year. Please also see the 2025 Director Compensation table, Summary Compensation Table and Grants of Plan-Based Awards table on pages 61-65 of this Proxy Statement, respectively, which set forth certain information regarding awards granted to our non-employee directors and named executive officers during 2025 under the 2018 Incentive Plan.
Administration of the Plan
The Board or one or more committees of the Board that is appointed or authorized by the Board may administer the Plan. The Compensation Committee administers the Plan with respect to awards for all participants, other than for non-employee directors. The Corporate Governance and Nominating Committee administers the Plan with respect to awards for non-employee directors.
The Compensation Committee (or its delegate) has authority under the Plan to:
•
designate participants;

•
determine (i) the types of awards (including substitute awards) to grant, (ii) the number of shares to be covered by awards, (iii) the terms, conditions and forms of awards, (iv) whether, and to what extent, awards may be settled or exercised in cash, shares, other awards, other property or net settlement, (v) the circumstances under which awards may be canceled, forfeited or suspended and (vi) whether awards may be deferred automatically or at the election of the holder or the Compensation Committee;

•
amend the terms or conditions of any outstanding awards;

•
correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

•
interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan;

•
establish, amend, suspend or waive rules and regulations, and appoint agents; and

•
make any other determination and take any other action that it deems necessary or desirable for the proper administration of the Plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Compensation Committee may delegate some or all of its authority under the Plan (including the authority to grant or administer options, SARs or other awards in the form of share rights under the Plan), to the extent permitted by applicable law, to one or more subcommittees of the Compensation Committee (which may consist solely of one director) or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that the Compensation Committee may set at the time of the delegation.
Available Shares
Subject to adjustment upon certain corporate transactions or events, as proposed, up to a maximum of 4,825,000 shares of common stock (the Fungible Pool Limit) may be subject to stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and other equity-based awards under the Plan. Each share issued or to be issued in connection with awards such as restricted stock and unrestricted stock that do not have option-like features (i.e. full-value awards) shall be counted against the Fungible Pool Limit as 2.0 units. Each share issued or to be issued that is subject to options, stock appreciation rights and other awards that have option-like features and that, assuming the Plan is approved, expire no more than ten years from the date of grant for awards issued on or after March 11, 2026 shall be counted against the Fungible Pool Limit as 1.0 unit. Awards not denominated in shares shall not count against the Fungible Pool Limit. As of the Record Date, the market value of the shares to be reserved for issuance under the Plan was $151.97 per share.
Shares that are forfeited or cancelled shall not be considered to have been delivered under the Plan (and thus will be available for future grant under the Plan), but shares retained by the Company in satisfaction of the exercise price or tax withholding requirements of an award will be considered to have been delivered under the Plan (and thus will not be available for future grant under the Plan). In addition, shares repurchased by the Company with proceeds collected in connection with the exercise of outstanding options will not be added to the number of shares available for future grant under the Plan. The Compensation Committee will administer the appropriate methodology for calculating the number of shares of common stock issued pursuant to the Plan in accordance with the foregoing.
Subject to adjustment upon certain corporate transactions or events, the maximum number of shares available for issuance with respect to incentive stock options under the Plan shall be 4,825,000.
Reclassification of Stock
Under the Plan, if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to the maximum share limits described above, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, including any exercise prices relating to the awards and any other provision of awards affected by such change.
Plan Expiration Date
No awards may be granted under the Plan after March 11, 2036, but previously granted awards may extend beyond that date.
Description of Awards
The Plan provides for a range of awards including stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, cash performance awards and grants of cash made in connection with other awards in order to help defray in whole or in part the economic cost (including tax cost) of the award to the participant. In addition, the Plan provides that certain awards may be designated as performance awards if they are related to a performance period determined at the time of grant.
Stock Options
Stock options under the Plan may be either (1) options intended to qualify as “incentive stock options” under Section 422 of the Code or (2) non-qualified stock options. Incentive stock options may be granted under the Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to employees of the Company and its affiliates, and to the Company’s consultants and directors.
In accordance with federal tax laws, the aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year under any incentive stock option of the Company may not exceed $100,000 calculated individually for each option holder. Options granted under the Plan may not be granted at a price less than the fair market value of the common stock on the date of grant, or 110% of fair market value in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. The Compensation Committee determines the exercise price of each stock option, provided that each option must have an exercise price that is not less than the fair market value of the common stock on the date of grant.
Stock Appreciation Rights (SARs)
SARs are rights entitling the holder upon exercise to receive cash or stock, as the Compensation Committee determines, equal to a function (determined by such factors as the Compensation Committee deems appropriate) of the amount by which the stock has appreciated in value since the date of the award. The Compensation Committee determines the exercise price of each SAR, provided that each SAR must have an exercise price that is not less than the fair market value of the common stock on the date of grant.
Restricted Stock
Restricted stock is an award of stock subject to restrictions requiring that such stock be redelivered to the Company if specified conditions are not satisfied.
Unrestricted Stock
Unrestricted stock is an award of stock not subject to any restrictions under the Plan.
Deferred Stock
Deferred stock is a promise to deliver stock, other securities, or other property in the future on specified terms described in each deferred stock agreement to a participant (including, for the avoidance of doubt, a director of the Company). Our restricted RSUs are a form of Deferred stock.
Cash Performance Awards
A cash performance award is a performance award payable in cash.

Performance Awards
A performance award refers to an award granted to employees where receipt of an underlying final award is dependent upon satisfaction of specified performance criteria. At the beginning of each performance period, targeted performance levels will be established at which a target performance award may be earned, with a threshold or minimum performance level below which no award will be paid, and a maximum beyond which no additional amounts will be paid. The percentage of each performance award that will become a final award will be determined by the Compensation Committee on the basis of the performance goals established and the performance achieved. A final award may be less than or greater than the target performance award. Final awards may relate to, and upon vesting be paid in the form of, restricted stock, unrestricted stock, deferred stock, cash performance awards or cash (or any combination of the foregoing). Except in the case of a participant’s full career retirement, which is subject to age, service, and advance notice requirements, payment of final awards will be contingent upon the participant continuing to render services to the Company at such time (unless this condition is waived by the Compensation Committee). For more information about full career retirement provisions in our equity awards, please see page 56 of this Proxy Statement.
Term of Awards
Awards of stock options and stock appreciation rights will have a term not to exceed, assuming the Plan is approved, ten years from the date of grant for awards issued on or after March 11, 2026. The administrator of the Plan will determine the terms of all other awards.
Vesting and Exercisability
The Compensation Committee determines the time or times at which awards under the Plan will vest or become exercisable and the terms on which an award will remain exercisable. However, as discussed below, there are certain minimum vesting periods for issuances of awards that are not performance awards.
Repricings
No action may be taken by the Company that will reduce, or have the effect of reducing, the exercise price (or hurdle price) of any award that was established at the time of grant of the award without the approval of the shareholders of the Company.
Transferability of Awards
No award granted under the Plan is transferable by the holder except by will or by the laws of descent and distribution.
Vesting Limitations
Awards will vest as follows: (1) awards that are not performance awards to participants shall vest (i.e., become free of forfeiture restrictions) over a period of time at least three years or more from the date of grant, and no award will vest in part or in whole before 12 months from the date of grant; and (2) full-value awards that are performance awards will be subject to the attainment of performance objectives which require at least 12 months to achieve, and no award will vest in part or in whole before 12 months from the date of grant. However, awards aggregating not more than 5% of the number of shares reserved for issuance under the Plan may be awarded without regard to such vesting requirements set forth in clauses (1) and (2) above.
Dividends and Dividend Equivalents
An award may not provide for any dividend or dividend equivalents to be payable to the participant in respect of such award prior to the time at which such award (or applicable portion thereof) vests (and, in the case of a performance award, the applicable performance condition is achieved).
Termination of Service and Change in Control
Other than in connection with awards that are denominated and subject to settlement in cash, awards will not vest in connection with a Change in Control unless such Change in Control is accompanied by a

“double trigger event”. For this purpose, a “double trigger event” occurs in connection with a Change in Control if (1) the award is not appropriately assumed nor an equivalent award substituted by the surviving, continuing, successor or purchasing company or other business entity or parent thereof, as the case may be, and (2) at the time of, or within 12 months following the Change in Control, the participant incurs a termination of employment without Cause or for Good Reason (each as defined in the Plan, which is attached as Appendix B to this Proxy Statement and can be accessed electronically as filed with the SEC on the SEC’s website (www.sec.gov)).
Upon a Change in Control “double trigger event”: (1) in the case of a stock option or SAR, the stock option or SAR shall become fully vested and exercisable immediately upon the occurrence of the double trigger event; (2) in the case of restricted stock, deferred stock or RSUs (in each case other than an award of restricted stock, award of deferred stock or award of RSUs that is a performance award), the restriction period shall lapse and the restricted stock, deferred stock or restricted stock unit (as applicable) shall fully vest immediately upon the occurrence of the double trigger event; and (3) in the case of a performance award, payment under the award shall be made on a pro rata basis, based on the number of completed months during the performance period, unless specifically noted otherwise in the applicable award agreement.
A Change in Control is deemed to occur where the Company undergoes any of: (1) the consummation of a sale or transfer of all or substantially all of the Company’s assets; (2) the consummation of a merger, amalgamation or consolidation of the Company with or into another corporation such that immediately after the transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority in interest of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; or (3) the consummation of a consolidation, merger or other transaction which results in any individual, entity or “group” (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the outstanding shares of common stock of the Company.
Forfeiture or Clawback of Awards
The Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including a participant’s breach of restrictive covenants, or other conduct by the participant that is subject to any recoupment, clawback or similar policy that may be approved by the Board or any committee thereof.
The Compensation Committee shall have full authority to implement any policies and procedures necessary to comply with any reduction, cancellation, forfeiture or recoupment requirement imposed under any applicable laws, rules, regulations or stock exchange listing standard or under any associated Company recoupment policy, including the Company’s Corporate Governance Guidelines, Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes and any other regulatory regimes, including Rule 10D-1 of the Exchange Act and Rule 303A.14 of the NYSE Listed Company Manual. The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.
French Sub-Plan
The Plan also includes a French Sub-Plan pursuant to which awards of RSUs and PSUs may be granted to participants situated and/or employed in France (French Sub-Plan). The purpose of the French Sub-Plan is to enable the Company to make grants of RSUs and/or PSUs which may qualify for favorable tax treatment in France by making certain variations to the terms of the Plan in order to satisfy certain French securities laws, exchange control, corporate law and tax requirements. The French Sub-Plan provides that, in addition to the 12-month minimum vesting requirement described above applicable to all awards, to the extent that the award vests less than two years after the date of grant, the stock acquired on vesting will be subject to a holding period, such that there is a minimum two-year period between the date of grant and the date that the shares may be freely disposed of by the participant..
Federal Income Tax Considerations
The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of awards under the Plan under U.S. federal income tax laws as currently in effect. This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws.
Incentive Stock Options
An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be considered an adjustment for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon the exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee’s gain (or loss), if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of (1) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the exercise price) or (2) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be short-term capital gain or long-term capital gain depending on the holding period of the share. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the required holding periods described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.
Non-Qualified Stock Options
The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the exercise price, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon disposition of the shares, the optionee will generally realize capital gain or loss (short- or long-term, depending on the length of the period the shares were held), and the optionee’s basis for determining gain or loss will be the sum of the exercise price paid for the shares plus the amount of compensation income recognized on exercise of the option.
Stock Appreciation Rights
The amount of any cash or the fair market value of any stock received by a participant upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.
Restricted Stock
A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction, unless the election described below is made by the participant. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock, if any. The holding period that determines whether the participant has short- or long-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.
A participant may elect, under Section 83(b) of the Code, within 30 days of his or her receipt of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of restricted stock, determined without regard to certain restrictions, over the consideration paid for the restricted stock, if any. Additional special tax rules apply if the participant forfeits the shares. On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.
Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, at the time and equal to the amount that is taxable as ordinary income to the participant.
Unrestricted Stock
Upon receiving an award of unrestricted stock under the Plan, the participant will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any, paid by the employee for the shares. Such taxable amounts will generally be deductible as compensation by the Company.
Restricted Stock Units
A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which the Company is not entitled to a deduction. For purposes of clarity, for federal income tax considerations, the PSUs are considered a variant of RSUs.
Deferred Stock
A participant who receives an award of deferred stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the later transfer of the actual stock. If at the time of transfer the stock received is subject to a substantial risk of forfeiture, the tax treatment will be the same as discussed above under the caption “Restricted Stock.” The Company generally will qualify for a deduction at the time and equal to the amount that is taxable as ordinary income to the participant.
Cash Performance Awards
Generally, a participant will recognize ordinary income and the Company will generally be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the participant has an unrestricted right to receive the amount of such cash payment.
Section 162(m)
Section 162(m) of the Code provides that the deduction by a publicly held corporation for compensation paid in a taxable year to certain executive officers of the corporation is limited to $1 million per each individual officer. There can be no assurance that such compensation under the Plan will be fully deductible under all circumstances.
Section 409A
To the extent applicable, awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, and the Plan will be interpreted and administered in accordance therewith. The

Administrator of the Plan will have the authority unilaterally to accelerate or delay a payment to which the holder of any award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A of the Code (including with regard to an individual deemed to be a “specified employee” under Section 409A of the Code who has received an amount under the Plan deemed to be “deferred compensation” subject to Section 409A of the Code).
Notwithstanding the foregoing, the Company does not guarantee that the Plan, any awards or any payments with respect thereto are in compliance with Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Internal Revenue Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes).
Registration with the SEC
If our shareholders approve the Plan, we will file a Registration Statement on Form S-8 with the Securities and Exchange Commission as soon as reasonably practical after the approval, to register the shares available for issuance under the Plan.
Equity Compensation Plan Information
The following table summarizes, as of December 27, 2025, the number of options issued under the Company’s stock option plans and the number of options available for future issuance under these plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders:
2018 Incentive Plan	687,061	$228.26	1,557,655
Equity compensation plans not approved by security holders	—	—	—
Total	687,061(1)	—	1,557,655(2)

(1)
None of the options outstanding under any of our equity compensation plans include rights to any dividend equivalents (i.e., a right to receive from us a payment equal to dividend payments received by holders of our common stock or our other equity instruments).

(2)
The 2018 Incentive Plan utilizes a fungible pool concept where each share issued in connection with awards that do not have option-like features (full-value awards) is counted as 2.3 units and each share issued that is subject to options, stock appreciation rights, and other awards that expire no more than seven years from the date of grant is counted as 1.0 unit against the overall reserved and available shares.

The following table provides additional information regarding the aggregate issuances under our existing equity compensation plans as of December 27, 2025:
Category	Number of securities outstanding	Weighted average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted stock/units outstanding(1)	703,105	$—	—
Total number of options outstanding(2)	687,061	$228.26	6.23
Total number of performance share units outstanding(3)	547,298	$—	—

(1)
For purposes of this table, only unvested restricted stock and unvested restricted stock units as of December 27, 2025 are included. This number does not incorporate the 2.3 fungible ratio that is applicable under the 2018 Incentive Plan.

(2)
For purposes of this table, only options outstanding as of December 27, 2025 are included.

(3)
For purposes of this table, reflects target payouts of outstanding 2024 and projected maximum payouts of outstanding 2025 PSUs, taking into account the impact of non-GAAP EPS performance on both grants. This number does not incorporate the 2.3 fungible ratio.

The following table summarizes, as of the Record Date, information about outstanding awards and shares of common stock available for future awards under all of our equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders:
2018 Incentive Plan(1)	670,509	$228.55	1,603,574
Equity compensation plans not approved by security holders
Total	670,509(2)		1,603,574(3)

(1)
The 2018 Incentive Plan utilizes a fungible pool concept where each share issued in connection with awards that do not have option-like features (full-value awards) is counted as 2.3 units and each share issued that is subject to options, stock appreciation rights, and other awards that expire no more than seven years from the date of grant is counted as one unit against the overall reserved and available shares.

(2)
None of the options outstanding under any equity compensation plan of the Company include rights to any dividend equivalents (i.e., a right to receive from the Company a payment equal to dividend payments received by holders of common stock or other equity instruments of the Company).

(3)
In addition, we note that as of the Record Date, the 1,499,811 shares remaining in the 2018 Incentive Plan Fungible Pool reflect the balance available after earmarking the full number of shares (at the 2.3 fungible ratio) which may be necessary to settle outstanding 2021, 2024 and 2025 PSUs at their potential maximum payouts of 673,280 shares.

The following table provides additional information regarding the aggregate issuances under the Company’s existing equity compensation plans as of the Record Date.
Category	Number of securities outstanding	Weighted average exercise price	Weighted average term
	(a)	(b)	(c)
Total number of restricted stock/units outstanding(1)	709,061	$—	—
Total number of options outstanding(2)	670,509	$228.55	6.12
Total number of performance share units outstanding(3)	542,202	$—	—

(1)
For purposes of this table, only unvested restricted stock and unvested restricted stock units as of the Record Date are included. This number does not incorporate the 2.3 fungible ratio.

(2)
For purposes of this table, only options outstanding as of the Record Date are included.

(3)
For purposes of this table, reflects target payouts of outstanding 2024 and projected maximum payouts of 2025 PSUs, taking into account the impact of non-GAAP EPS on the 2024 and 2025 grants. This number does not incorporate the 2.3 fungible ratio.

Share Utilization Disclosure
The following table summarizes our share utilization with respect to the 2018 Incentive Plan over the past three fiscal years. We include this table in recognition that many shareholders find this information useful in evaluating equity compensation proposals, such as this Proposal Three.
Year	Stock Options Granted	Restricted Stock/ Restricted Stock Units Granted	Performance Shares Earned(1)	Total	Basic Weighted Average Common Shares Outstanding
Fiscal Year 2023	130,326	264,703	68,633(2)	466,405	51,227,000

Year	Stock Options Granted	Restricted Stock/ Restricted Stock Units Granted	Performance Shares Earned(1)	Total	Basic Weighted Average Common Shares Outstanding
Fiscal Year 2024	112,542	240,907	59,664(3)	413,113	51,380,000
Fiscal Year 2025	20,784	423,164	113,757(4)	557,705	49,564,000

(1)
In fiscal years 2023, 2024 and 2025, the following PSUs were granted (at target levels), respectively: 145,508, 136,140, 222,930.

(2)
Reflects shares earned for 2021 PSU grants, taking into account all performance factors as of fiscal year end 2023 (the Final Award).

(3)
Reflects shares earned for 2022 PSU grants, taking into account all performance factors as of fiscal year end 2024 (the Final Award).

(4)
Reflects shares earned for 2023 PSU grants, taking into account all performance factors as of fiscal year end 2025 (the Final Award).

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. As of the date of this report, the Audit Committee consists of: Ms. Virginia M. Wilson (Chair) and Messrs. George Llado, Sr., and Paul Graves.
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with related legal and regulatory requirements, and the quality of our external audit processes. The Audit Committee is also responsible for overseeing our overall financial reporting process. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, a copy of which is available at the Investor Relations page of the Company’s website. The Audit Committee reviews and reassesses the Charter at least once every three years and recommends any changes to the Board for approval. The Board has determined that each of Ms. Wilson and Mr. Graves qualifies as an Audit Committee financial expert under Securities and Exchange Commission standards. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 27, 2025, the Audit Committee took the following actions.
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 27, 2025, the quarterly financial statements and the annual and quarterly earnings press releases with management, which has primary responsibility for the annual audited financial statements and quarterly financial statements and critical audit matters arising from the current period audit of the financial statements, with PricewaterhouseCoopers LLP, our independent registered public accounting firm.

•
Reviewed and discussed with management the requirements under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and monitored the activity surrounding the compliance initiative of our management and the audit related activity of PricewaterhouseCoopers LLP.

•
Monitored our continued efforts to further enhance internal control over financial reporting.

•
Met with our management, internal auditors, and PricewaterhouseCoopers LLP, separately and together, to discuss our financial reporting process and internal control over financial reporting, and discussed with the auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and Securities and Exchange Commission.

•
Reviewed with the independent auditor all services provided during 2025 and found no independence concerns and approved the provision of all services in advance of initiation consistent with prescribed policy and procedures. In addition, the Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with PricewaterhouseCoopers LLP its independence.

•
Considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

•
Evaluated the annual inspection report by the Public Company Accounting Oversight Board of PricewaterhouseCoopers LLP, and discussed the report with PricewaterhouseCoopers LLP. The Audit Committee also evaluated a report on PricewaterhouseCoopers LLP’s quality controls, and discussed the report with them.

•
Monitored compliance with the policies and procedures for the engagement of the independent registered public accounting firm. The Audit Committee engaged the independent registered public accounting firm only for certain services including audit, audit related, and specifically approved tax and other services.

•
Monitored compliance with the policy and procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding our accounting, internal controls over financial reporting and auditing matters.

Based on the Audit Committee’s review of the audited financial statements, the discussions referred to above, and representations made by and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 27, 2025 for filing with the Securities and Exchange Commission.
Ms. Virginia M. Wilson (Chair)
Mr. Paul Graves
Mr. George Llado, Sr.
The foregoing report should not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, by any general statement incorporating by reference this Proxy Statement except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL FOUR—
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 26, 2026, and the effectiveness of our internal control over financial reporting as of December 26, 2026. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal year ended December 27, 2025, and audited our financial statements for the fiscal year ended December 27, 2025, and the effectiveness of our internal control over financial reporting as of December 27, 2025.
PricewaterhouseCoopers LLP has served as our auditor since 1999. The members of the Audit Committee and Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in our best interests and the best interests of our shareholders. The Audit Committee proposes that the shareholders ratify this appointment for the fiscal year ending December 26, 2026. We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
In the event that ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not obtained at the Meeting, the Audit Committee will reconsider its appointment. Even if ratification is obtained, the Audit Committee may decide in the future it is in the best interest of the Company and its shareholders to no longer retain PricewaterhouseCoopers LLP.
Statement of Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ended December 27, 2025 and December 28, 2024, and fees for other services rendered by PricewaterhouseCoopers LLP for those periods.
	2025	2024
Audit fees(1)	$7,327,588	$7,059,541
Audit related fees(2)	3,464,971	1,407,000
Tax fees(3)	1,237,099	873,360
All other fees(4)	2,000	402,000
Total(5)	$12,031,658	$9,741,901

(1)
Audit fees consisted of work performed in the integrated audit of our annual consolidated financial statements filed on Form 10-K, audit activity directly related to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of our quarterly condensed consolidated financial statements filed on Forms 10-Q, consents issued, and the audits of statutory financial statements of certain foreign subsidiaries. All such services were approved in advance by the Audit Committee.

(2)
Audit related fees consisted principally of fees for financial due diligence services for business development activities and work performed in the audit of our employee benefit plans. All such services were approved in advance by the Audit Committee.

(3)
Tax fees related to tax compliance, consulting, and tax return preparation. All such services were approved in advance by the Audit Committee.

(4)
All other fees consisted principally of fees for online accounting research tools and also included certain market assessment projects in 2024. All such services were approved in advance by the Audit Committee.

(5)
None of the non-audit services constitute a prohibited activity for our independent auditor under the Sarbanes-Oxley Act of 2002 or related SEC regulations.

Policy and Procedures on Engagement and Retention of the Independent Auditor for Audit, Audit Related, and Non-Audit Services
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, and overseeing the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy for preapproving all audit and permissible non-audit services provided by its independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits to the Audit Committee for approval a summary of services expected to be rendered during that year. Prior to engagement, the Audit Committee preapproves a budget for each category of services. The Audit Committee requires the independent registered public accounting firm and management to periodically report on the actual fees versus the budget by category of service. Additional service engagements that may exceed these preapproved limits must be submitted to the Audit Committee for preapproval. The Audit Committee of the Board has considered whether the provision of the services described above under the captions “tax fees” and “all other fees” is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee has concluded that these services do not compromise PricewaterhouseCoopers LLP’s independence.
The Audit Committee recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 26, 2026.

OTHER MATTERS
Shareholder Proposals for 2027 Annual Meeting
Shareholders who wish to present proposals for inclusion in the proxy statement relating to our Annual Meeting of Shareholders to be held in 2027 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act). To be eligible, shareholder proposals must be received by our Corporate Secretary no later than December 1, 2026. It is suggested that any shareholder proposals be sent by a trackable method (i.e., certified mail, registered mail, overnight courier, etc.) to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. In addition, we recommend that a copy of the shareholder proposal be sent to the following email address: GeneralCounsel@crl.com.
Under our proxy access by-law, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our By-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2027 Annual Meeting, the nominations must be received in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to shareholders in connection with our 2026 annual meeting, meaning no earlier than November 1, 2026 and no later than December 1, 2026.
If a shareholder wishes to nominate a director or present a proposal of other business at the 2027 Annual Meeting using the advance notice process delineated in our By-laws, such shareholder must give written notice to the Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887. The Corporate Secretary must receive such notice no sooner than January 5, 2027, and no later than February 4, 2027, and such notice must comply with our By-laws. In addition to complying with the advance notice provisions of our By-laws, to nominate directors, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19 of the Exchange Act, and which must be received no later than March 8, 2027.
Obtaining Additional Information About Charles River
The Notice of Meeting, this Proxy Statement, the enclosed proxy and our Annual Report to Shareholders for the year ended December 27, 2025 are being mailed to shareholders on or about March 31, 2026. Our Annual Report to Shareholders includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2025 (other than exhibits thereto), as filed with the SEC. The Form 10-K provides additional information about the Company. Exhibits will be provided upon written request and payment of an appropriate processing fee. A copy of our Annual Report on Form 10-K (with exhibits) for the year ended December 27, 2025 can also be found on the SEC website at www.sec.gov. In addition, shareholders may request a copy of the Annual Report on Form 10-K, without charge, by writing to our Corporate Secretary, Charles River Laboratories International, Inc., 251 Ballardvale Street, Wilmington, MA 01887.
Certain Matters Relating to Proxy Materials and Annual Reports
We satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions were received from affected shareholders prior to the mailing date. Promptly upon written or oral request, we undertake to deliver a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please contact Computershare Investor Services: by mail at P.O. Box 43101 Providence, RI 02940-3006; by telephone at 1-877-282-1166; or through the website: http://www.computershare.com/investor. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, please contact your broker or bank.

Other Business
The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE VIA INTERNET AT YOUR EARLIEST CONVENIENCE

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Appendix A
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS(1)
(dollars in thousands, except for per share data)
	December 27, 2025	December 28, 2024	December 30, 2023	December 31, 2022	December 25, 2021	December 26, 2020	December 28, 2019	December 29, 2018	December 30, 2017	December 31, 2016
Net income (loss) available to Charles River Laboratories International, Inc. common shareholders	$(144,338)	$10,297	$474,624	$486,226	$390,982	$364,304	$252,019	$226,373	$123,355	$154,765
Less: Income (loss) from discontinued operations, net of income taxes	—	—	—	—	—	—	—	1,506	(137)	280
Net income (loss) from continuing operations available to common shareholders	(144,338)	10,297	474,624	486,226	390,982	364,304	252,019	224,867	123,492	154,485
Add back:
Amortization related to acquisitions(2)	225,737	171,542	139,592	146,934	128,148	118,618	90,867	64,831	41,370	42,746
Acquisition and integration-related adjustments(3)	31,673	34,841	24,070	18,566	15,867	19,623	39,439	19,184	6,687	22,702
Severance and executive transition costs	29,010	54,186	11,611	4,088	4,718	7,586	11,458	8,680	3,278	8,472
Intangible asset impairment(4)	210,974	—	—	—	—	—	—	—	—	—
Goodwill impairment(5)	165,000	215,000	—	—	—	—	—	—	—	—
Site consolidation costs, impairments, and other items(6)	78,982	53,380	30,659	4,047	2,177	6,457	4,283	864	18,645	11,849
Third-party legal and advisory costs and certain related items(7)	27,387	49,648	15,620	9,358	1,291	—	—	—	—	—
Incremental dividends attributable to noncontrolling interest holders(8)	—	11,906	—	—	—	—	—	—	—	—
Venture capital and strategic equity investment losses (gains)	22,235	12,519	(93,515)	26,775	30,419	(100,861)	(20,707)	(15,928)	(22,657)	(10,285)
(Gain) loss on divestitures(9)	(3,376)	658	961	(123,524)	(22,656)	—	—	—	(10,577)	—
Write-off of deferred financing costs and fees related to debt refinancing	—	—	—	—	26,089	—	1,605	5,060	—	987
Debt forgiveness associated with a prior acquisition(10)	—	—	—	—	—	—	—	—	(1,863)	—
Other(11)	(4,665)	(3,273)	1,372	5,285	(2,942)	10,283	—	—	(127)	703
Tax effect of non-GAAP adjustments:
Non-cash tax provision (benefit) related to international financing structure(12)	8,156	1,818	4,694	4,648	4,809	4,444	(19,787)	—	—	—
Enacted tax law changes(13)	3,236	3,826	—	(382)	10,036	—	—	(5,450)	78,537	—
Tax effect of the remaining non-GAAP adjustments and certain other tax items	(137,731)	(83,445)	(60,789)	(11,399)	(58,404)	(18,953)	(24,811)	(18,166)	5,419	(18,744)
Net income attributable to Charles River Laboratories International, Inc. common shareholders, excluding non-GAAP adjustments	$512,280	$532,903	$548,899	$570,622	$530,534	$411,501	$334,366	$283,942	$242,204	$212,915
Weighted average shares outstanding—Basic	49,564	51,380	51,227	50,812	50,293	49,550	48,730	47,947	47,481	47,014
Effect of dilutive securities:
Stock options, restricted stock units, performance stock units, and contingently issued restricted stock	245	248	224	489	1,132	1,061	963	1,071	1,083	944
Weighted average shares outstanding—Diluted	49,809	51,628	51,451	51,301	51,425	50,611	49,693	49,018	48,564	47,958
Earnings per share attributable to common shareholders:
Basic	$(2.91)	$0.20	$9.27	$9.57	$7.77	$7.35	$5.17	$4.69	$2.60	$3.28
Diluted	$(2.91)	$0.20	$9.22	$9.48	$7.60	$7.20	$5.07	$4.59	$2.54	$3.22
Basic, excluding non-GAAP adjustments	$10.34	$10.37	$10.72	$11.23	$10.55	$8.30	$6.86	$5.92	$5.10	$4.53
Diluted, excluding non-GAAP adjustments	$10.28	$10.32	$10.67	$11.12	$10.32	$8.13	$6.73	$5.80	$4.99	$4.44

(1)
Solely for purposes of demonstrating executive compensation trends, this Proxy Statement contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude certain adjustments described in this reconciliation. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this Proxy Statement are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this Proxy Statement to the most directly comparable GAAP financial measures are set forth in this table, and can also be found on the Company’s website at ir.criver.com.

(2)
Amortization related to acquisitions for 2025 and 2024 includes $71.0 million and $9.4 million, respectively, of accelerated amortization of certain client relationships in the Biologics Solutions reporting unit within the Manufacturing Solutions segment.

(3)
These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, certain compensation costs, and related costs; as well as fair value adjustments associated with contingent consideration arrangements. In addition, the amount in 2019 includes a $2.2 million charge recorded in connection with the

A-1

modification of the option to purchase the remaining 8% equity interest in Vital River and the amount in 2016 includes a $1.5 million charge recorded in connection with the modification of the option to purchase the remaining 13% equity interest in Vital River, partially offset by a $0.7 million gain on remeasurement of previously held equity interest in an entity acquired in a step acquisition.
(4)
During 2025, a triggering event was identified for the Cell Solutions asset group within the RMS reporting segment and the CDMO Gene Therapy asset group within the Manufacturing reporting segment, due to a decline in the operating performance in 2025. As a result, the Company recognized an intangible asset impairment charge of $102.0 million and $108.9 million in RMS Cell Solutions and Manufacturing CDMO Gene Therapy, respectively.

(5)
In 2025, upon completion of the quantitative impairment test, it was determined that the fair value of the Biologics Solutions reporting unit did not exceed its carrying value resulting in a goodwill impairment charge of $165.0 million. In 2024, a triggering event was identified for the Biologics Solutions reporting unit from a loss of key customers, ultimately resulting in a reduction in Biologics Solutions’ long range financial outlook. As a result, the Company recognized a goodwill impairment charge of $215.0 million.

(6)
Reported results primarily include site consolidation costs, impairments, and other items. Reported results in 2023 include approximately $13 million of asset impairment charges related to an immaterial Safety Assessment business unit divested during January 2024.

(7)
Third-party legal and advisory costs incurred in 2025 are associated with the execution of the Cooperation Agreement with a shareholder. Additionally, third-party legal costs incurred are associated with investigations by the U.S. government into the NHP supply chain. In 2024, a $27 million inventory charge was incurred within DSA to write down inventory associated with the Cambodia-sourced non-human primate matter from February 16, 2023. Further, included within DSA, due to the utilization of NHPs, are reductions to the previous $27 million inventory charge, as a result of the resolution of the case during 2025.

(8)
This amount represents incremental declared and undeclared dividends attributable to Noveprim noncontrolling interest holders who receive preferential dividends for fiscal year 2024.

(9)
Amounts in 2025 relates to a gain on the sale of a DSA site. Amounts in 2024 relate to divestiture of a Safety Assessment business and Avian. Amounts in 2023 and 2022 relate to the divestiture of Avian. Amounts in 2021 relate to the sale of RMS Japan operations as well as a gain on an immaterial divestiture. Amounts in 2017 relate to the divestiture of the CDMO business.

(10)
The amount represents the forgiveness of a liability related to the acquisition of Vital River.

(11)
The amount in 2025 and 2024 includes Non-GAAP adjustments attributable to noncontrolling interest holders. The amount included in 2023 relates to transfer taxes paid in connection with the Noveprim Group acquisition and a final adjustment on the termination of a Canadian pension plan. The 2022 amount includes a purchase price adjustment in connection with the 2021 divestiture of RMS Japan, a loss on the termination of a Canadian pension plan, and the reversal of an indemnification asset related to a prior acquisition. The 2021 amount includes adjustments related to the gain on an immaterial divestiture and the finalization of the annuity purchase related to the termination of the Company’s U.S. pension plan. The amount in 2017 represents a gain on bargain purchase. The 2015 and 2016 amounts include the reversal of an uncertain tax position and an offsetting indemnification asset primarily related to the acquisition of BioFocus. The amount in 2015 includes operating losses that are primarily related to the curtailment of operations and subsequent operating costs at the Company’s DSA facilities in Massachusetts, China, and Arkansas and a gain on bargain purchase of Sunrise Farms, Inc.

(12)
The amounts in 2017 and 2018 include the recognition of deferred tax assets expected to be utilized as a result of changes to the Company’s international financing structure.

(13)
The amount for fiscal year 2017 includes a $78.5 million estimate for the impact of the enactment of U.S. Tax Reform legislation. The estimated impact of U.S. Tax Reform consists of the one-time transition tax on unrepatriated earnings (also known as the toll tax), withholding and state taxes related to the Company’s withdrawal of its indefinite reinvestment assertion regarding unremitted earnings, and the revaluation of U.S. federal net deferred tax liabilities. The amount for fiscal year 2018 reflects an adjustment that is related to the refinement of one-time charges associated with the enactment of U.S. Tax Reform related to the transition tax on unrepatriated earnings (also known as the toll tax), and the revaluation of U.S. federal net deferred tax liabilities.

A-2

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Appendix B
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
2026 LONG-TERM INCENTIVE PLAN
Adopted by the Board of Directors
On March 11, 2026
1.   ADMINISTRATION
Subject to the express provisions of the Plan, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to materially affect adversely the Participant’s rights under the Award, unless the Administrator has expressly reserved the right to do so or pursuant to Section 9 of this Plan. To the extent permitted by applicable law, including under Sections 152(b) and 157(c) of the Delaware General Corporation Law, the Administrator may delegate some or all of its authority under the Plan, including the authority to grant or administer Awards (except that such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Securities Exchange Act of 1934, as amended), to such persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that the Administrator may set at the time of the delegation.
2.   LIMITS ON AWARDS UNDER THE PLAN
(a)   NUMBER OF SHARES. Subject to adjustments as provided in Section 2(b)5(b), the total number of shares of Stock subject to Awards delivered under the Plan, in the aggregate, may not exceed 4,825,000 (the “Fungible Pool Limit”). Each share of Stock issued or to be issued in connection with any Full-Value Award shall be counted against the Fungible Pool Limit as 2.0 Fungible Pool Units. Stock Options, SARs and other Awards that were granted on or after the Effective Date and that expire no more than ten (10) years from the date of grant, shall be counted against the Fungible Pool Limit as one (1.0) Fungible Pool Unit. (For these purposes, the number of shares of Stock taken into account with respect to a SAR shall be the number of shares of Stock underlying the SAR at grant (i.e., not the final number of shares of Stock delivered upon exercise of the SAR)). For purposes of the second sentence of this Section 2(a), shares that have been forfeited or cancelled in accordance with the terms of the applicable Award shall not be considered to have been delivered under the Plan; however, shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award will be considered to have been delivered under the Plan and will not be added back to the pool of available shares. In addition, shares of Stock that have been repurchased by the Company with proceeds obtained in connection with the exercise of outstanding Awards shall not be added into the pool of available shares. Any shares of Stock that again become available for grant pursuant to this Section 2(a) shall be added back to the pool of available shares. For purposes of clarity, in calculating the number of shares of Stock remaining under the Fungible Pool Limit, the Administrator will not increase the number of available Fungible Pool Units for shares of Stock delivered under an Award (i.e., previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes). The Administrator shall determine the appropriate methodology for calculating the number of shares of Stock issued pursuant to the Plan.
(b)   TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.
(c)   NON-EMPLOYEE DIRECTOR LIMIT. A Participant who is a non-employee member of the Board may not receive compensation for any calendar year (including the calendar year in which the non-employee member is first elected or appointed to the Board) in excess of $750,000 in the aggregate, including cash payments and Awards. For purposes of applying the limitation in this Section 2(c), Awards will be considered compensation in the calendar year in which the date of grant occurs and the value of such Award shall be its grant date fair value for financial reporting purposes.

(d)   ISO SHARE LIMIT. Subject to adjustments as provided in Section 5(b), the maximum number of shares of Stock available for issuance with respect to ISOs under the Plan shall be 4,825,000.
3.   ELIGIBILITY AND PARTICIPATION
The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.
4.   RULES APPLICABLE TO AWARDS
(a)   ALL AWARDS
(1)
TERMS OF AWARDS. All Awards of Stock Options and SARs granted hereunder shall have a term of not to exceed ten (10) years from the date of grant. The Administrator shall determine all other terms of all Awards subject to the limitations provided herein.

(2)
PERFORMANCE CRITERIA. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3)
ALTERNATIVE SETTLEMENT. The Company may at any time extinguish rights under an Award in exchange for payment in cash, Stock (subject to the limitations of Section 2) or other property on such terms as the Administrator determines, PROVIDED the holder of the Award consents to such exchange, PROVIDED FURTHER, no such exchange will be made where the cash, Stock or property to be received has a fair market value greater than the Award being extinguished, or where any such exchange would violate Section 4(a)(9) of this Plan.

(4)
TRANSFERABILITY OF AWARDS. Awards may not be transferred other than by will or by the laws of descent and distribution and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(5)
VESTING, ETC. Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Notwithstanding anything contained herein to the contrary, and subject to Section 5, Awards shall vest over a period of not less than one year following the date of grant (the “Minimum Vesting Requirements”); PROVIDED, however, that the Administrator may, in its sole discretion, (a) accelerate the vesting of Awards or otherwise lapse or waive the Minimum Vesting Requirements upon (x) the Participant’s death or Disability or (y) a Change in Control (subject to the requirements of Section 13) and (b) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the number of shares reserved for issuance under the Plan.

Unless otherwise provided by Section 4(d) with respect to Performance Awards or if the Administrator expressly provides otherwise:
(A)   immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates, all Awards (other than Stock Options and SARs) held by the Participant (or by a permitted transferee under Section 4(a)(4)) immediately prior to such cessation of employment or other service relationship will be forfeited if not then vested and, where exercisability is relevant, will cease to be exercisable;
(B)   except as provided in clauses (C) and (D) below, all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4(a)(4)) immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than Disability or death, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4(a)(v), and shall thereupon terminate;
(C)   all Stock Options and SARs held by a Participant (or by a permitted transferee under Section 4(a)(4)) immediately prior to the Participant’s Disability or death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s Disability or death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 4(a)(5)(C), and shall thereupon terminate; and
(D)   all Stock Options and SARs held by a Participant (or by a permitted transferee of the Participant under Section 4(a)(4)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.
Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).
(6)
TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may authorize the Company to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to the Participant, the amount (in cash, shares of Stock, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement, or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Administrator in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10. For the avoidance of doubt, Stock may be tendered or held back by the Company in excess of the minimum amount required to be withheld for Federal, state, and local taxes.

As provided in Section 2(a) of this Plan, in the event shares of Stock are held back from an Award in satisfaction of tax withholding requirements, such shares will nonetheless be considered to have been delivered under the Plan and will not be added back to the pool of available shares.
(7)
DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to any Full Value Award if and in such manner as it deems appropriate. Notwithstanding anything contained herein to the contrary, and without limiting the generality of Section 4(d)(6)4(d)(6)(10), in no event shall an Award provide for any dividend or dividend equivalents to be payable to the Participant in respect of such Award prior to the time at which such Award (or the applicable portion thereof) vests (and, in the case of a Performance Award, the applicable performance condition is achieved).

(8)
RIGHTS LIMITED. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. Any Award granted under the Plan shall not be a part of a Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights such Participant may have, such as rights to pension or severance pay. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. Unless stated herein, no Participant or other person shall acquire any rights, remedies, benefits or obligations. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(9)
OPTION AND SAR REPRICING. Notwithstanding anything in the Plan to the contrary, except as provided in Section 5(b), no action (including the repurchase of Options, SARs or similar Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and grant or regrant of any Award, repurchase or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the stockholders of the Company.

(10)
FORFEITURE/CLAWBACK. The Committee may determine that any Award under this Plan shall be subject to provisions for the forfeiture and/or reimbursement of all amounts received in connection with an Award in the event of breach of noncompetition, nonsolicitation or confidentiality agreements. All Awards granted under this Plan are subject to recoupment, to the extent applicable, under the Company’s Financial Statement Compensation Recoupment Policy, as may be revised from time to time, and/or any other recoupment, clawback or similar policy that may be approved by the Board or any committee thereof. Notwithstanding any other provision of this Plan, a Participant shall be required to reimburse the Company amounts received in connection with an Award to the extent required under Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any rules promulgated thereunder and any other regulatory regimes, including Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and Rule 303A.14 of the New York Stock Exchange Listed Company Manual.

(11)
STOCK OWNERSHIP GUIDELINES/HOLDING PERIODS. The Committee may require that any Stock acquired by a Participant in connection with an Award granted under this Plan shall be subject to stock ownership guidelines, a minimum holding period or similar requirement under which a Participant shall not be permitted to transfer, sell, pledge, hedge, hypothecate or otherwise dispose of any such Stock.

(b)   AWARDS REQUIRING EXERCISE
(1)
TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in a form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award or adequate provision therefore, as set forth in Section 4(b)(3); and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)
EXERCISE PRICE. The Administrator shall determine the exercise price of each Stock Option and SAR; PROVIDED, that each Stock Option and SAR must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option and SAR, determined as of the date of grant. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3)
PAYMENT OF EXERCISE PRICE, IF ANY. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, (iii) if the Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price (i.e., by broker-assisted cashless exercise), (iv) by net settlement, (v) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4)
GRANT OF STOCK OPTIONS. Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides for ISO treatment that the Stock Option is to be treated as an ISO.

(c)   AWARDS NOT REQUIRING EXERCISE
Awards of Restricted Stock and Unrestricted Stock may be made in return for either (1) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (2) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.
(d)   PERFORMANCE AWARDS
Performance Awards may be granted to Participants as follows:
(1)
Prior to the grant of any Performance Award, the Administrator shall establish for each such award (i) performance levels at which 100% of the award shall be earned and a range (which need not be the same for all awards) within which greater and lesser percentages shall be earned and (ii) a performance period (which shall not be less than 12 months) which shall be determined at time of grant.

(2)
With respect to the performance levels to be established pursuant to Section 4(d)(1), the specific measures for each grant shall be established by the Administrator at the time of such grant. In creating these measures, the Administrator may establish the specific goals based upon or relating to any Performance Criteria (as defined below).

(3)
The percentage of each Performance Award to be distributed to an employee shall be determined by the Administrator on the basis of the performance levels established for such award and on the basis of individual performance in satisfaction of the Performance Award during such period. Any Performance Award as determined and adjusted pursuant to this Section is herein referred to as a “Final Award”.

(4)
All Final Awards which have vested in accordance with the provisions of Sections 4(d)(5) and 4(d)(6) shall be granted as soon as practicable following the end of the related vesting period. Final awards shall be granted in the form of Restricted Stock, unrestricted Stock, Deferred Stock, Cash Performance Awards, or cash or any combination thereof, as the Administrator shall determine.

(5)
Performance Awards that have become Final Awards may be subject to a vesting schedule established by the Administrator. Except as otherwise provided in this Plan, no Final Award (or portion thereof) subject to a vesting schedule shall be paid prior to vesting. The Administrator shall have the authority to modify a vesting schedule as may be necessary or appropriate in order to implement the purposes of this Plan.

(6)
No holder of a Performance Award shall have any rights to dividends or interest or other rights of a stockholder with respect to a Performance Award prior to such Performance Award’s becoming a Final Award.

5.   EFFECT OF CERTAIN TRANSACTIONS
(a)   MERGERS, ETC. Other than in connection with Awards that are denominated and subject to settlement in cash, Awards shall not vest in connection with a Change in Control unless such Change in Control is accompanied by a “double trigger event”. For this purpose, a “double trigger event” occurs in connection with a Change in Control if (1) the Award is not appropriately assumed nor an equivalent award substituted by the surviving, continuing, successor or purchasing company or other business entity or parent thereof, as the case may be, and (2) at the time of, or within 12 months following the Change in Control, the Participant incurs a termination of employment without Cause or for Good Reason.
Upon a Change in Control “double trigger event”: (i) in the case of a Stock Option or SAR, the Stock Option or SAR shall become fully vested and exercisable immediately upon the occurrence of the double trigger event; (ii) in the case of Restricted Stock, Deferred Stock or restricted stock units (in each case other than an award of Restricted Stock, award of Deferred Stock or award of restricted stock units that is a Performance Award), the restriction period shall lapse and the Restricted Stock, Deferred Stock or restricted stock unit (as applicable) shall fully vest immediately upon the occurrence of the double trigger event; and (iii) in the case of a Performance Award, payment under the Award shall be made on a pro rata basis, based on the number of completed months during the performance period, unless specifically noted otherwise in the applicable award agreement.
(b)   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK
(1)
BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2(a), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)
CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5(a) and 5(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; PROVIDED, that no change shall be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

(3)
CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5(b)(1) or 5(b)(2) above.

6.   LEGAL CONDITIONS ON DELIVERY OF STOCK
The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

7.   AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; PROVIDED, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required under the rules of the New York Stock Exchange (which includes any “material revision” as defined under the rules of the New York Stock Exchange) or in order for the Plan to continue to qualify under Section 422 of the Code and to have an Award comply with, or avoid adverse consequences under, Section 409A of the Code.
8.   NON-LIMITATION OF THE COMPANY’S RIGHTS
The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
9.   COMPLIANCE WITH APPLICABLE LAW
If any provision of the Plan or any applicable award agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the applicable award agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such applicable award agreement shall remain in full force and effect.
10.   DATA PRIVACY
The Company or any Affiliate may collect, transmit, store and otherwise process personal data (as such term, “personal information,” “personally identifiable information” or any other term of comparable intent is defined under applicable laws or regulations, in each case to the extent applicable) in any form whatsoever, provided by the Participant to, or otherwise obtained by or on behalf of, the Company, any Affiliate or other person acting on the Company’s or any Affiliate’s behalf. Such personal data may include, for example: the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Stock held by the Participant; Award details; and such other categories of personal data as described in the Employee Privacy Notice (as defined below). The Company, any Affiliate, or other persons acting on the Company’s or any Affiliate’s behalf, may process such personal data as described in the Employee Privacy Notice and for purposes relating to their performance in connection with the Plan, the applicable award agreement and any other grant or plan administration materials by and among, as applicable, the Company or any Affiliate, and in any manner that is otherwise necessary, in the discretion of the Company or any Affiliate, for the purposes of operating the Plan, including but not limited to (a) implementing, administering and managing the Participant’s participation in the Plan; (b) providing the services described in the Plan; (c) providing information to the Company, any Affiliate, or any of their respective trustees, registrars, administrative agents, brokers, stock plan service providers or any other persons assisting the Company or any Affiliate with the implementation, administration, and management of the Awards and the Plan; (d) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; (e) transferring information about the Participant to any country or territory that may not provide the same protection for such information as the Participant’s home country; and (f) responding to public authorities, court orders and legal or regulatory investigations and complying with laws and regulations, as applicable.
The Company, any Affiliate, or other persons acting on the Company’s or any Affiliate’s behalf, may transfer or share such personal data with any third party in any country, including any (i) Affiliate, trustee, registrar, administrative agent, broker, stock plan service provider or other person assisting the Company or any Affiliate with the implementation, administration, and management of the Awards and the Plan, (ii) future purchasers or merger partners (as described above) or (iii) regulators and others, as required by applicable laws and regulations or in order to provide the services described in the Plan. The Company, any Affiliate and any possible recipients described herein may receive, possess, use, retain, transfer and otherwise process the personal data in electronic or other form, for the purposes described herein.

By accepting an Award or participating in the Plan, the Participant consents to the processing of personal data as described in this Section 10 and the Employee Privacy Notice. The Participant may refuse to provide consent or authorization, or may withdraw such consent or authorization, regarding the matters described in this Section 10, by contacting the contact set forth below; PROVIDED, however, that such refusal or withdrawal may affect the Participant’s ability to participate in the Plan.
Further questions regarding this Section 10 may be directed to the contact(s) set forth in the applicable employee privacy notice or other privacy policy that has previously been made available by the Company or any Affiliate to the Participant (as updated from time to time by the Company or such Affiliate, the “Employee Privacy Notice”). The terms set forth in this Section 10 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the Company’s and any Affiliates’ processing activities, and the rights of the Participant with respect to the Participant’s personal data); PROVIDED, however, that, in the event of any conflict between the terms of this Section 10 and the terms of the Employee Privacy Notice, the terms of this Section 10 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.
11.   GOVERNING LAW
The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts without reference to principles of conflicts of laws.
12.   DEFINED TERMS
The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:
“2016 Plan”: The Charles River Laboratories International, Inc. 2016 Incentive Plan as from time to time amended and in effect.
“ADMINISTRATOR”: The Board or, if one or more has been appointed, the applicable Committee. With respect to ministerial tasks deemed appropriate by the Board or Committee, the term “Administrator” shall also include such persons (including Employees) to whom the Board or Committee shall have delegated such tasks.
“AFFILIATE”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.
“AWARD”: Any or a combination of the following (which shall include any Final Award with respect to the following):
(i)
Stock Options.

(ii)
SARs.

(iii)
Restricted Stock.

(iv)
Unrestricted Stock.

(v)
Deferred Stock.

(vi)
Cash Performance Awards.

(vii)
Other Performance Awards.

“BENEFICIAL OWNERSHIP”: shall have the meaning defined in, and shall be determined pursuant to, Rule l3d-3 under the Securities Exchange Act of 1934, as amended.
“BOARD”: The Board of Directors of the Company.
“CASH PERFORMANCE AWARD”: A Performance Award payable in cash. The right of the Company under Section 4(a)(3) (subject to the consent of the holder of the Award as therein provided)

to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.
“CAUSE”: Unless otherwise provided for in a Participant’s written agreement with the Company, “Cause” “for termination by the Company of the Participant’s employment shall mean (i) the willful and continued failure by the Participant to perform the Participant’s duties with the Company, (ii) a substantial and not de minimis violation of the Company’s Code of Business Conduct and Ethics (and any successor policy), as the same are in effect from time to time, (iii) the Participant’s conviction of a felony or (iv) engaging in conduct that constitutes a violation of any (x) confidential agreements with the Company or (y) confidentiality policies applicable to the Participant.
“CHANGE IN CONTROL”: Any one of the following: (i) the closing of the sale of all or substantially all of the Company’s assets as an entirety to any person or related group of persons; (ii) the merger, amalgamation or consolidation of the Company with or into another corporation or the merger, amalgamation or consolidation of another corporation with or into the Company or a subsidiary of the Company, in either case with the effect that immediately after such transaction the outstanding voting securities of the Company immediately prior to such transaction represent less than a majority in interest of the total voting power of the outstanding voting securities of the entity surviving such merger or consolidation; or (iii) the closing of a transaction pursuant to which Beneficial Ownership of more than 50% of the Company’s outstanding Common Stock (assuming the issuance of Common Stock upon conversion or exercise of all then exercisable conversion or purchase rights of holders of outstanding convertible securities, options, warrants, exchange rights and other rights to acquire Common Stock) is transferred to a single person or entity, or a “group” (within the meaning of Rule l3d-5(b)(l) under the Securities Exchange Act of 1934, as amended) of persons or entities, in a single transaction or a series or related transactions. It shall also be treated as a Change in Control hereunder if any of the events described in clauses (i), (ii) or (iii) occur to Charles River Laboratories International, Inc., or any other company directly or indirectly controlling the Company at the time of any such transaction.
“CODE”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.
“COMMITTEE”: One or more committees of the Board (including any subcommittee thereof) appointed or authorized to make Awards and otherwise to administer the Plan.
“COMPANY”: Charles River Laboratories International, Inc.
“DEFERRED STOCK”: A promise to deliver Stock, other securities or other property in the future on specified terms to a Participant (including, for the avoidance of doubt, a director of the Company).
“DISABILITY”: With respect to any Participant, “disability” as defined in such Participant’s employment agreement, if any, or if not so defined, except as otherwise provided in such Participant’s award agreement:
(i)
a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(ii)
a Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Company’s accident and health plan.

“EMPLOYEE”: Any person who is employed by the Company or an Affiliate.
“FULL-VALUE AWARD”: an Award other than an Option or SAR, and which is settled by the issuance of shares of Stock or the value of the stated number of shares in cash.
“FUNGIBLE POOL UNIT”: the measuring unit used for purposes of the Plan, as specified in Section 2, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (ranging from 1.0 to 2.0) as set forth in Section 2(a).

“GOOD REASON”: Unless otherwise provided for in a Participant’s written agreement with the Company, Good Reason for termination by the Participant of the Participant’s employment shall mean the occurrence (without the Participant’s express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless in the case of any act or failure to act described in paragraph (i), (iii) or (iv) below, such act or failure to act is corrected prior to the date of termination:
(i)
the assignment to the Participant of any duties inconsistent with the Participant’s position and responsibilities as in effect immediately prior to the Change in Control;

(ii)
a reduction by the Company in the Participant’s annual base salary as in effect on the date of the Change in Control;

(iii)
the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant’s participation relative to other participants, as existed at the time of the Change in Control;

(iv)
the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which the Participant was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the Change in Control; or

(v)
the Company’s requiring the Participant to relocate to an office or location more than fifty (50) miles distant from the office or location at which the Participant was based immediately prior to the date of termination.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.
“PARTICIPANT”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.
“PERFORMANCE AWARD”: An Award subject to Performance Criteria (including any Award that is a Final Award distributed in satisfaction of the vesting of a Performance Award that was subject to Performance Criteria).
“PERFORMANCE CRITERIA”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.
“PLAN”: The Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan, as from time to time further amended and in effect.
“PREEXISTING PLANS”: Any plan of the Company or its predecessors in existence at or prior to the Effective Date under which equity, equity-based or performance cash awards were granted, including, without limitation, the 2016 Plan. For the purposes of this definition, “preexisting plans” shall not refer to the Company’s Executive Incentive Compensation Plan (EICP).

“RESTRICTED STOCK”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.
“SARS”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.
“STOCK”: Common Stock of the Company.
“STOCK OPTIONS”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.
“UNRESTRICTED STOCK”: An Award of Stock not subject to any restrictions under the Plan.
13.   SECTION 409A OF THE CODE
To the extent applicable, Awards granted under the Plan are intended to comply with or be exempt from Section 409A of the Code, and the Administrator shall interpret and administer the Plan in accordance therewith. In addition, any provision in this Plan document that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan document that is not expressly set forth shall be deemed to be set forth herein, and such Plan shall be administered in all respects as if such provisions were expressly set forth. The Administrator shall have the authority unilaterally to accelerate or delay a payment to which the holder of any Award may be entitled to the extent necessary or desirable to comply with, or avoid adverse consequences under, Section 409A (including, for the avoidance of doubt, with regard to an individual deemed to be a “specified employee” under Section 409A of the Code who has received an amount hereunder deemed to be “deferred compensation” subject to Section 409A of the Code). Notwithstanding the foregoing, the Company does not guarantee that this Plan, any Awards or any payments with respect thereto are in compliance with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
14.   EFFECTIVE DATE OF THE PLAN
The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company (the “Effective Date”).

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
251 Ballardvale Street
Wilmington, MA 01887
United States
781 222 6000
2026 Long-Term Incentive Plan
French Sub-Plan
for Restricted Stock Units and Performance Stock Units
1.   Purpose
The Board of Directors (the “Board”) of Charles River Laboratories international Inc. (the “Company”) has established the 2026 Long-Term Incentive Plan (the “Plan”) for the benefit of certain employees and/or corporate officers of the Company including those (i.e. Employees and Corporate Officers) of its French Subsidiaries and/or branches.
As specifically authorized by the Plan, the Administrator intends to establish a French Sub-Plan of the Plan for the purpose of granting Restricted Stock Units and Performance Stock Units, as defined in Section 2 hereunder, which qualify for the specific tax and social security treatment in France applicable to shares granted for no consideration under the Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code to French Participants.
Each Grant made under and governed by the French Sub-Plan shall comply with the requirements set out under French law, in particular Articles L.225-197-1 and seq., as well as L.22-10-59 and L.22-10-60 of the French Commercial Code.
The purpose of the Plan and the French Sub-Plan is to align the interests of the participants with the growth and performance of the group, as part of the group’s policy to incentivize, motivate and retain its key talents.
The terms and conditions of the Awards granted are therefore governed by the Plan and the French Sub-Plan. The provisions in this French Sub-Plan are in addition to provisions of the Plan. Unless otherwise defined in the French Sub-Plan, a capitalized term in the French Sub-Plan will have the same meaning as in the Plan.
In the event of any conflict between the terms and conditions of this French Sub-Plan and the rules of the Plan, the provisions of this French Sub-Plan shall prevail for the Awards made under this French Sub-Plan.
2.   Definitions
Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan. The terms set out below will have the following meanings:
“Administrator”	corresponds to the Compensation Committee of the Board or any designee of the Compensation Committee (i.e. CEO etc.).
“Award”	means, individually or collectively, a grant, under the French Sub-Plan, of Restricted Stock Units (RSU) and/or Performance Units (PSU) only. Awards made under the French Sub-Plan must be exclusively settled in Shares.
“Award Agreement”	means a written agreement setting forth the terms and conditions of the RSU/PSU grant and vesting;
“Company”	means Charles River Laboratories International, Inc., a US based listed company.
“Corporate Officer”	Means such corporate officers of the French Subsidiaries of the Company incorporated under the laws of France holding the corporate offices listed in article L.225-197-1 II of the French Commercial Code:

•
Chairman of the Board (Président du Conseil d’Administration)

•
Managing Director / Chief Executive Officer (Directeur Général)

•
Delegated Managing Directors (Directeurs Généraux Délégués)

•
Chairman (Président, notamment dans une société à directoire et conseil de surveillance)

•
Executive Board (Membre du Directoire)

•
Manager of a société par actions (Gérant)

“Disability”	means disability as determined in categories 2 and 3 under Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions;
“Employee”	means a current employee under employment contract, as defined by French labor law;
“French Participant”
means:
•
an Employee of a French Subsidiary of the Company;

•
a Corporate Officer of a French Subsidiary of the Company;

•
an Employee of a French branch (“établissement stable” / “succursale”) of the Company;

•
an Employee of a French branch of a foreign Subsidiary of the Company provided that such individual has been granted an Award and has accepted and signed the relevant Award Agreement.

“French Sub-Plan”	corresponds to the present document;
“Grant Date”	means a date defined in Award Agreement, i.e. a date when the RSU/PSU is granted to the Participant;
“Performance Stock Units (PSU)”	means one (1) or more conditional right(s) to receive one (1) Share at the Vesting Date subject to certain presence-based and/or performance-based vesting conditions and other restrictions;
“Plan”	Charles River Laboratories International, Inc. 2026 Long-Term Incentive Plan
“Restricted Stock Units (RSU)”	means one (1) or more conditional right(s) to receive one (1) Share at the Vesting Date subject to certain presence-based and/or performance-based vesting conditions and other restrictions;
“Share”	means one (1) share of the Company;
“Share Capital”	means the share capital of the Company;
“Subsidiary”
means in accordance with articles L.225-197-1 and L225-180 of the French Commercial Code:
•
Those companies in which the Company holds, directly or indirectly, at least 10% of capital or voting rights;

•
Those companies which hold, directly or indirectly, at least 10% of capital or voting rights in the Company;

•
Those companies in which at least 50% of capital of voting rights are held, directly or indirectly, by a company which itself holds at least 50% of the Company.

“Vesting Date”	means the date specified in the relevant Award Agreement on which the Shares become definitively vested (“Acquisition Définitive”) and the French Participant acquires an unconditional and irrevocable rights to receive the Shares (subject to satisfaction of the applicable conditions detailed within the current French Sub-Plan). Such Vesting Date does not correspond to the date of delivery or settlement of the Shares, which shall occur in accordance with the terms of the Plan and the relevant Award Agreement.
3.   Shares characteristics
3.1.   Nature of the Shares
The Shares acquired must be existing or newly issued securities representing the capital with random return. In the case of existing shares, the Company must hold those no later than the day before they are vested to the Participants.
3.2.   Overall Award limit
The total number of the Restricted Stock Units (RSU) and Performance Stock Units (RSU) which may be granted by the Company shall not exceed, as per Article L225-197-1 of the French commercial code, notably:
(i)
15% of its Share Capital at the Grant Date;

(ii)
30% of its Share Capital at the Grant Date when the grant is made to Employees of the Company representing at least 50% of the Company’s salaried employees and at least 25% of the total gross salaries taken into account to determine the basis for social security contributions and paid during the last financial year;

(iii)
40% of its Share Capital at the Grant Date when the Grant is collective to all Employees.

For avoidance of doubt, the Participant acknowledges that the future share capital increases may dilute the Participant’s shareholding in the Company to be acquired as a result of the delivery of the Shares.
Delivery of Shares, in whatever manner, shall reduce the number of Shares thereafter available for grant under the present French Sub-Plan, it being specified that the applicable percentage limits may be reassessed in the event of a share capital increase or reduction.
RSU/PSU that do not definitively vest at the end of the vesting period shall not be taken into account for the purpose of assessing the relevant grant limit and may be reused by the Company for future grants.
3.3.   Individual Award limit
The Company may grant Restricted Stock Units (RSU) and Performance Stock Units (RSU) to a French Participant only if:
(i)
The French Participant holds less than ten percent (10%) of the Share Capital of the Company on the Grant Date; and,

(ii)
The grant of RSU/PSU would not result if subsequently vested in the holding by such French Participant of ten percent (10%) or more of the Share Capital of the Company as at the Grant Date.

These limits are assessed at the time of the grant decision by the Board of Directors.
Outstanding unvested RSU/PSU shall be taken into account to determine the present limit of 10%, within the limit that only Shares directly held by a French Participant for less than seven years are taken into consideration. Stock-options vested but not yet exercised should be excluded for these limits assessment.

4.   Eligible Participants
4.1.   General
RSUs and PSUs may only be granted to French Participants, defined as:
•
an Employee of a French Subsidiary of the Company;

•
a Corporate Officer of a French Subsidiary of the Company;

•
an Employee of a French branch (“établissement stable” / “succursale”) of the Company;

•
an Employee of a French branch of a foreign Subsidiary of the Company.

For the avoidance of doubt, this French Sub-Plan does not permit the grant of stock options to French Participants.
4.2.   Specific Corporate Officers’ restrictions
Awards may only be granted to Corporate Officers of the French Subsidiary if the Company respects one of the following conditions during the Company’s financial year in which the Awards are granted:
(i)
The Company grants Awards (according to Articles L.225-197-1 to L.225-195-5 and L.22-10-59 of the French commercial code) to all of its Employees or at least to 90% of Employees of its Subsidiaries (defined by articles L.233-1 and L.210-3 of the French commercial code); or

(ii)
The Company grants stock-options (according to Articles L.225-177 to L.225-186 and L.22-10-57 of the French commercial code) to all of its Employees or at least to 90% of Employees of its Subsidiaries (defined by articles L.233-1 and L.210-3 of the French Commercial Code); or

(iii)
A compulsory profit-sharing agreement, a derogatory profit-sharing agreement or a voluntary profit sharing agreement is in effect in the Company and to the benefit of at least 90% of Employees of its Subsidiaries.

Where, within the Company or its aforementioned subsidiaries, such agreements are or were in force for the previous financial year, the first grant authorized by a shareholders’ meeting held after the publication of Law No. 2008-1258 of 3 December 2008 in favour of employment income may only take place if the relevant companies amend the calculation methods of each such agreement by means of an agreement or amendment, or pay an additional collective profit-sharing amount within the meaning of Article L. 3314-10 of the French Labour Code or an additional special profit-sharing reserve within the meaning of Article L. 3324-9 of the same code;
(iv)
All eligible employees of the Company and at least 90% of all eligible employees of its Subsidiaries within the meaning of Article L. 233-1 and falling within the scope of Article L. 210-3 shall benefit from a payment made in accordance with Article L. 3332-11, 1°, of the French Labour Code.

For the present thresholds assessment, only the Employees of the French Subsidiaries / branches of the granting Company should be taken into consideration to appreciate such condition.
5.   Restriction Period
The RSU and PSU granted to French Participants may be subject to restriction period and forfeiture conditions. The terms of the Award will be set forth in a Award Agreement.
5.1.   Vesting Period
5.1.1   General
No Award Agreement shall provide for vesting of the Award thereunder earlier than the 1st anniversary of the applicable Grant Date (“Vesting Period”).

During the Vesting Period, the ownership of the Shares cannot be transferred to the French Participant who only holds a conditional right and is not entitled to any shareholder’s right during the Vesting Period (no dividends rights, no voting rights).
5.1.2   Presence-based conditions
The RSU/PSU vesting may be conditional upon the fulfilment of a presence-based condition imposed on the Participant by the Administrator.
The Award Agreement shall specify whether vesting may be subject to any such condition in order, for the Participant, to be informed about such condition before the beginning of a vesting period.
5.1.3   Performance-based conditions
The RSU/PSU vesting may be conditional upon the fulfilment of objective performance-based conditions imposed on the Participant by the Administrator.
The Award Agreement shall specify whether vesting may be subject to any such condition in order, for the Participant, to be informed about such condition before the beginning of a vesting period.
5.2.   Holding Period
To the extent that the RSU/PSU vest less than two (2) years after the Grant Date, the Shares acquired on Vesting Date shall be subject to a holding period (“Holding Period”), so that there is a minimum two-year (2-year) period between the Grant Date and the date of free disposal of the Shares by the French Participant, as required by Article L.225-197-1 of the French Commercial Code.
When an Award is subject to a Holding Period, the Shares may be delivered to the French Participant in settlement of the RSU and/or PSU, provided the French Participant shall agree not to sell, transfer, assign, mortgage, charge or otherwise dispose of the Shares during the Holding Period.
5.3.   Delivery
As a general rule, the Participant may receive delivery of the Shares after the RSU/PSU have become vested.
Provided that the Participant has complied with its obligations set forth in Section 5.1, the Company shall arrange the transfer or issue of relevant Share to the Participant.
5.4.
Share issued following RSU/PSU Vesting Date shall be issued in the name of the Participant, except in cases where RSU/PSU are inherited under the laws of inheritance. Cessation of employment contract / Corporate Officer mandate

In the event of termination of employment contract or cessation of corporate office mandate prior to the Vesting Date, all unvested RSUs/PSUs shall automatically and irrevocably lapse as of the date of such termination or cessation.
Except as otherwise expressly decided by the Administrator at its sole discretion, the Plan shall not result in the acceleration of the Vesting Period nor in the waiver of any applicable Holding Period, where such acceleration or waiver would result in a period of less than two (2) years between the Grant Date and the date on which the Shares may be freely disposed of by the French Participant, except in the strictly permitted circumstances set out below:
5.4.1   Death
In case of French Participant’s death before the RSU/PSU have vested, her/his heir(s), as determined under applicable law, may request, within six (6) months as from the date of death, the immediate vesting and delivery of the RSU/PSU, as provided by Article L.255-197-3 of the French Commercial Code.
In case of French Participant’s death after the RSU/PSU have vested and before the expiry of any applicable Holding Period, his /her Shares shall cease to be subject to the Holding Period.

5.4.2   Disability
In case of French Participant’s Disability before the RSU/PSU have vested, the RSU/PSU shall vest immediately, in such proportion as determined by the Administrator in its absolute discretion, in relation to the fulfillment of the performance-based conditions and regarding any other condition as at the time of cessation of employment, and such other factors as the Administrator may consider relevant.
In case of French Participant’s Disability after the RSU/PSU have vested and before the expiry of any applicable Holding Period, his /her Shares shall cease immediately to be subject to the Holding Period.
5.5.   Share sale restrictions
5.5.1   Closed Period
In accordance with the Article L22-10-59 of the French Commercial Code, Shares vested and acquired by a French participant must not be sold during the following periods:
(i)
Within 30 calendar days before the announcement of an interim financial report or an end-of-year report which the granting Company is required to make public;

(ii)
By the members of the “Conseil d’Administration” (Board of Directors) or “Conseil de Surveillance” (Supervisory Board), by the members of the “Directoire” (Executive Board) or exercising the powers “Directeur Général” (Managing Director) or “Directeur Général Délégué” (Delegated Managing Director), and by employees having knowledge of any inside information, within the meaning of article 7 of EU Regulation n°596/2014 which has not been made public.

Strict compliance with the above periods may not be required when the local legislation applicable to the Company provides for periods of share sale restrictions that, while not corresponding exactly to the above periods, offer equivalent guarantees.
5.5.2   Specific share sale restriction for Corporate Officers
A specific share sale restriction for Corporate Officers, fully or partially until the termination of their duties, is provided by the Article L225-197-1 II of the French Commercial Code but shall not apply to Corporate Officers of the Company’s French Subsidiary.
6.   Rights in connection to Shares
6.1.   Rights
Until the Vesting Date, the property of the Shares is not transferred to the French Participant. No right to vote or to receive dividends or any other rights as a Company’s shareholder shall exist with respect to the Share.
6.2.   Dividends equivalents
No Dividend Equivalents shall be paid with respect to RSU and PSU.
6.3.   Alternative settlement
No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Share ownership is transferred to the French Participant.
7.   Employment rights
Neither the French Sub-Plan nor any RSU/PSU grant shall confer upon any French Participant any right with respect to continuing the French Participant’s relationship as an Employee of the Company, nor shall be construed as part of any employment contracts that a French Subsidiary has with its Employees.

8.   Adjustment and certain other events change
In accordance with article L.225-197-1, III of the French Commercial Code, in the event of an exchange of shares for non-cash consideration resulting from a merger or a demerger occurring during the Vesting Period or Holding Period and in the event of such share exchange resulting from a public offer, a subdivision or consolidation of shares, the provisions of the French Sub-Plan shall remain applicable (including the vesting and holding requirements) as those applying to the original RSU and/or PSU.
In the event of another transformation, reorganization or any other corporate event or of equity restructuring occurring after the grant of the RSU and/or PSU, the Administrator shall take all necessary actions, while the event is in progress, in order to determine the impact of this operation on the Awards and, as far as possible, in order to maintain the rights of the French Participants and the neutrality of the operation.
Nevertheless, the Administrator, at its discretion, may determine to make adjustments in the case of a transaction for which adjustments are not authorized under French law, in which case the RSU/PSU may no longer qualify as “qualified” RSU/PSU (as admitted under French law).
In any case, no cash payment shall be made, in particular to compensate for any fractional shares, and the beneficiary must expressly waive any compensation that could be granted to them in connection with the adjustment.
9.   Amendment and termination
9.1.   With the exception of provisions falling within the exclusive competence of the Company’s Extraordinary General Meeting and approved by said meeting, the Administrator may amend or depart from the provisions of this French Sub-Plan in the best interests of the Company. However, such amendments shall have no effect on the rights and conditions of any Awards granted or fully vested prior to such amendment.
9.2.   No amendment may be made to this French Sub-Plan that would affect the acquired rights of the French Participants without their prior written consent, unless such amendment results from a newly enacted legislative or regulatory provision or from any other provision having binding legal effect on the Company or on Company’s Subsidiary and entailing legal, tax or social consequences. In such a case, the amendments made to this French Sub-Plan shall not give rise to any right to compensation for the French Participants, even if such amendments affect their rights, whether generally or in view of their personal situation.
9.3.   This French Sub-Plan shall automatically be binding upon the respective successors, heirs and assigns of each French Participant (including any minor or legally incapacitated heirs of the French Participant and, where applicable, the French Participant’s executor).
10.   Taxes
The Company or its French Subsidiaries shall have the right to require payment from a French Participant to cover any applicable withholding or other employment taxes due with respect to Awards granted hereunder or shall have the right to deduct any applicable withholding or employment taxes due from other compensation income paid to the French Participants.
No shares underlying an Award may be withheld/net-shared under the French Sub-Plan. In addition, no shares underlying an Award may be sold prior to the second anniversary of the Grant Date to satisfy any social security or tax withholding due for Awards granted further to the French Sub-Plan for French Participants.
11.   Validity
The fact that any provision of this French Sub-Plan becomes null and void, unenforceable or obsolete shall not affect the validity or enforceability of the other provisions of this French Sub-Plan, which shall continue to remain in full force and effect.

12.   Interpretation and Applicable Regulations
12.1.
It is intended that RSU/PSU granted under this French Sub-Plan shall qualify for the specific tax and social security treatment applicable to RSU/PSU granted under Sections L. 225-197-1 to L. 225-197-5 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax and reporting obligations, if applicable.

12.2.
Although this French Sub-Plan is aimed at addressing and complying with the requirements of applicable tax law and circulars, each French Participant is advised to consult with his/her counsel about his/her tax status and tax treatment of RSU and PSU granted under this French Sub-Plan.

12.3.
Unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and vice versa.

12.4.
The French Sub-Plan provisions shall be governed by and construed in accordance with French laws.

13.   Effective Date
This French Sub-Plan was approved by the Company’s shareholders at the annual shareholders meeting held on May 5, 2026 with authorization to the Administrator of the Company to grant RSU and PSU thereunder on May 5, 2026, as required under French law. It is applicable as of May 5, 2026. The authorization may be used by the Administrator under the French Sub-Plan until the termination of the Plan, subject to applicable French law.

charles river VOTE

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You may vote online instead of mailing this card.

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Online
Go to **www.investorvote.com/CRL** or scan the QR code — login details are located in the shaded bar below.

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Nancy C. Andrews	☐	☐	☐	02 - Steven Barg	☐	☐	☐	03 - Abraham Ceesay	☐	☐	☐
04 - Mark Enyedy	☐	☐	☐	05 - James C. Foster	☐	☐	☐	06 - Birgit Girshick	☐	☐	☐
07 - Paul Graves	☐	☐	☐	08 - Reshema Kemps-Polanco	☐	☐	☐	09 - George Llado	☐	☐	☐
10 - Martin Mackay	☐	☐	☐	11 - Craig B. Thompson	☐	☐	☐	12 - Virginia Wilson	☐	☐	☐

Proposal	For	Against	Abstain
2. Advisory Approval of 2025 Executive Officer Compensation	☐	☐	☐
3. 2026 Long-Term Incentive Plan	☐	☐	☐
4. Ratification of Pricewaterhousecoopers LLC as independent registered public accounting firm for 2026	☐	☐	☐

1 U P X

049AYH

01 - Nancy C. Andrews04 - Mark Enyedy07 - Paul Graves10 - Martin Mackay02 - Steven Barg05 - James C. Foster08 - Reshema Kemps-Polanco11 - Craig B. Thompson03 - Abraham Ceesay06 - Birgit Girshick09 - George Llado1 U P XFor Against Abstain For Against Abstain For Against Abstain12 - Virginia WilsonProposals — The Board of Directors recommends a vote FOR all the nominees listed A in Proposal 1 and FOR Proposals 2, 3 and 4.049AYH2. Advisory Approval of 2025 Executive Officer Compensation 3. 2026 Long-Term Incentive Plan1. Election of Directors:For Against Abstain For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Date and Sign below.4. Ratification of Pricewaterhousecoopers LLC as independentregistered public accounting firm for 2026Annual Meeting Proxy CardUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qYou may vote online instead of mailing this card.OnlineGo to www.investorvote.com/CRL or scanthe QR code — login details are located inthe shaded bar below.Your vote matters – here’s how to vote!Votes submitted electronically must bereceived by 11:59 p.m., Eastern Time, onMay 4, 2026.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/CRL

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/CRL251 Ballardvale StreetWilmington, MA 01887(781) 222-6000PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — May 5, 2026THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF CHARLES RIVER LABORATORIES INTERNATIONAL, INC.The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with the AnnualMeeting of Shareholders to be held at 8:00 a.m. on Tuesday, May 5, 2026 at the offices of Cooley LLP, 500 Boylston Street, Boston, MA 02116 and hereby appointsJames C. Foster, Birgit Girshick, Matthew L. Daniel, Michael G. Knell, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with powerof substitution to each, to vote all shares of the Common Stock of Charles River Laboratories International, Inc. registered in the name provided herein which the undersignedis entitled to vote at the 2026 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Withoutlimiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.This Proxy may be revoked by the person giving it any time before its use by delivering to us a written notice of revocation or a duly executed proxy bearing a later date. Anyshareholder who has executed a Proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her Proxy as described in thepreceding sentence.This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR all director nominees and FOR Proposals 2,3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.CONTINUED AND TO BE SIGNED ON REVERSE SIDEProxy — CHARLES RIVER LABORATORIES INTERNATIONAL, INC.C Non-Voting Itemsq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qMeeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.Change of Address — Please print new address below.